UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FOOD TECHNOLOGY SERVICE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Food Technology Service, Inc. (the “common stock”).

(1)

Aggregate number of securities to which transaction applies:

2,837,133 outstanding shares of common stock; and options that will vest prior to or in connection with the Merger to purchase an aggregate of 97,000 shares of common stock.

(2)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of: (A) 2,837,133 shares of common stock multiplied by $7.23 per share; (B) options to purchase 10,000 shares of common stock with exercise prices less than $7.23 per share multiplied by $0.97 (which is the difference between $7.23 and the exercise price of $6.26 per share); (C) options to purchase 10,000 shares of common stock with exercise prices less than $7.23 per share multiplied by $2.38 (which is the difference between $7.23 and the exercise price of $4.85 per share); (D) options to purchase 10,000 shares of common stock with exercise prices less than $7.23 per share multiplied by $5.08 (which is the difference between $7.23 and the exercise price of $2.15); (E) options to purchase 7,000 shares of common stock with exercise prices less than $7.23 per share multiplied by $5.34 (which is the difference between $7.23 and the exercise price of $1.89); and (F) options to purchase 60,000 shares of common stock with exercise prices less than $7.23 per share multiplied by $6.28 (which is the difference between $7.23 and the exercise price of $0.95). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $21,010,952
	(5)	Total fee paid: $2,707

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Food Technology Service, Inc. Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Food Technology Service, Inc. (“FTSI,” the “Company,” “we,” “our” or “us”), which we will hold on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860, at 9:00 a.m., local time.

The Board of Directors of FTSI has adopted an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2013, among FTSI, Sterigenics U.S., LLC and Sterigenics Florida Acquisition Corp. providing for the merger of Sterigenics Florida Acquisition Corp. with and into FTSI, with FTSI surviving the merger as a wholly-owned subsidiary of Sterigenics U.S., LLC (the “Merger”). Sterigenics Florida Acquisition Corp. is a direct wholly-owned subsidiary of Sterigenics U.S., LLC, which in turn is a direct wholly-owned subsidiary of Sterigenics International, LLC, an indirect portfolio company of private equity funds managed by GTCR LLC. If the Merger is completed, each share of FTSI common stock that you own will be converted into the right to receive $7.23 in cash, without interest and less applicable withholding tax, unless you exercise and perfect your appraisal rights under the Florida Business Corporation Act.

You will be asked, at a special meeting of FTSI’s shareholders, to consider and vote on a proposal to adopt and approve the Merger Agreement.

At the special meeting, you also will be asked to consider and vote upon a proposal to approve, by an advisory vote, the compensation that may be paid or become payable to or on behalf of FTSI’s sole named executive officer that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

You will also be asked to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

After careful consideration, our Board of Directors adopted the Merger Agreement and the transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the shareholders of FTSI. THE BOARD OF DIRECTORS OF FTSI UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO OUR SOLE NAMED EXECUTIVE OFFICER THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER, AND FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

The proxy statement attached to this letter provides you with information about the proposed Merger and the special meeting of FTSI’s shareholders. FTSI encourages you to read the entire proxy statement carefully. You may also obtain more information about FTSI from documents FTSI has filed with the Securities and Exchange Commission.

THIS PROXY STATEMENT IS DATED JANUARY 29, 2014, AND IS FIRST BEING MAILED TO SHAREHOLDERS OF FTSI ON OR ABOUT FEBRUARY 3, 2014.

Your vote is important. Adoption and approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. The failure of any shareholder to vote will have the same effect as a vote against adopting and approving the Merger Agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the Merger Agreement, FOR approval (on an advisory basis) of the executive compensation that may be paid or become payable in connection with the Merger and FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

John T. Sinnott, M.D.
Chairman of the Board

FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 4, 2014

To the Shareholders of Food Technology Service, Inc.:

You are cordially invited to attend a special meeting of the shareholders of Food Technology Service, Inc. (“FTSI”), a Delaware corporation, which we will hold at 9:00 a.m., local time, on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860 for the following purposes:

1. Adoption and Approval of the Merger Agreement. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 5, 2013, among Sterigenics U.S., LLC, a direct wholly-owned subsidiary of Sterigenics International, LLC, which in turn is an indirect portfolio company of private equity funds managed by GTCR LLC, Sterigenics Florida Acquisition Corp., a direct wholly-owned subsidiary of Sterigenics U.S., LLC, and FTSI, as it may be amended from time to time (the “Merger Agreement”), pursuant to which Sterigenics Florida Acquisition Corp. will be merged with and into FTSI, with FTSI surviving the merger as a wholly-owned subsidiary of Sterigenics U.S., LLC (the “Merger”);

2. Approval of Executive Compensation that May Be Paid or Become Payable in Connection with the Merger. To consider and vote on a proposal to approve, by an advisory vote, the compensation that may be paid or become payable to or on behalf of FTSI’s sole named executive officer that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger;”

3. Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement; and

4. To transact such other business as may properly come before the special meeting by or at the direction of FTSI’s board of directors.

Only shareholders of record at the close of business on January 27, 2014 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection by shareholders of record during business hours at FTSI’s headquarters located at 502 Prairie Mine Road, Mulberry, Florida 33860 for ten days prior to the date of the special meeting and will also be available at the special meeting. All shareholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or submitting your proxy by telephone or through the Internet. Any shareholder attending the special meeting may vote in person even if he or she has returned or otherwise submitted a proxy card.

Shareholders of FTSI who do not vote in favor of adopting and approving the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they submit a written demand for appraisal to FTSI prior to the time the vote is taken on the Merger Agreement and comply with all other requirements of the Florida Business Corporation Act (“FBCA”). A copy of the applicable FBCA statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under the heading “Appraisal Rights” in the accompanying proxy statement.

The adoption and approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of FTSI common stock. The failure to vote will have the same effect as a vote against the Merger. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of adoption and approval of the Merger Agreement, approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption and approval of the Merger Agreement.

BY ORDER OF THE BOARD OF DIRECTORS,

Richard G. Hunter, Ph.D.
President, Chief Executive Officer and Chief Financial Officer

January 29, 2014

i

Page
Sterigenics U.S., LLC	19

Sterigenics Florida Acquisition Corp.	19

THE MERGER (PROPOSAL 1)	20

Background of the Merger	20

The Recommendation of the Company’s Special Committee and Board; Reasons for the Merger	30

Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger	34

Opinion of FTSI’s Financial Advisor	36

Financing	45

Stockholder Agreement	45

Material U.S. Federal Income Tax Consequences of the Merger	46

Regulatory Matters	47

Litigation Related to the Merger	47

Delisting and Deregistration of Our Common Stock	48

Effects on the Company if the Merger is not Completed	48

THE MERGER AGREEMENT	49

Explanatory Note Regarding the Merger Agreement	49

The Merger	49

Directors and Officers	49

When the Merger Becomes Effective	49

Merger Consideration	50

Payment of the Merger Consideration and Surrender of Stock Certificates	50

Representations and Warranties	51

Conduct of Business Pending the Merger	54

Other Acquisition Proposals	56

Required shareholder Approval	57

Agreement to Cooperate	57

Expenses and Fees	58

Employee Matters	58

Directors and Officers Indemnification and Insurance	58

Resignation of Directors	58

Other Covenants	58

Conditions to the Merger	59

Termination of the Merger Agreement	60

Governing Law and Jurisdiction	63

ii

Annex A—Agreement and Plan of Merger

Annex B—Stockholder Agreement

Annex C—Opinion of Craig-Hallum Capital Group LLC

Annex D—Sections 607.1301 through 607.1333 of the Florida Business Corporation Act

iii

FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

Special Meeting of Shareholders

to be held on March 4, 2014 at 9:00 a.m.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Food Technology Service, Inc. (“FTSI,” the “Company,” “we,” “us” or “our”), on behalf of FTSI’s Board of Directors (the “Board”), to be used at a special meeting of shareholders, which will be held on March 4, 2014 at 9:00 a.m. local time at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860. The purpose of the special meeting is for our shareholders to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of December 5, 2013 (the “Merger Agreement”), among FTSI, Sterigenics U.S., LLC (“Parent”), a direct wholly-owned subsidiary of Sterigenics International, LLC (“Sterigenics”), which in turn is an indirect portfolio company of private equity funds managed by GTCR LLC, and Sterigenics Florida Acquisition Corp. (“Merger Sub”), a wholly owned-subsidiary of Parent, providing for the merger of Merger Sub with and into FTSI (the “Merger”), with FTSI surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about February 3, 2014.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement and the other documents referred to in this proxy statement in order to fully understand the Merger Agreement and the proposed Merger. See “Where You Can Find More Information” on page 73 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail, where applicable.

Parties to the Merger (see page 19)

Food Technology Service, Inc.

FTSI, a Florida corporation, owns and operates an irradiation facility located in Mulberry, Florida that uses gamma radiation to provide contract sterilization services to the medical device, packaging and food industries. For the Company’s website, please visit: www.ftsi.us. The principal trading market for FTSI common stock (NASDAQ: VIFL) is the Nasdaq Capital Market (“Nasdaq”). FTSI’s principal executive offices are located at 502 Prairie Mine Road, Mulberry, Florida 33860, and our telephone number is (863) 425-0039.

Sterigenics U.S., LLC

Parent, a Delaware limited liability company, has been in existence since May 29, 1997 and is a wholly owned subsidiary of Sterigenics International LLC. Sterigenics via its operating companies, one of which is Parent, is a global leader in contract sterilization, providing services for medical devices, food safety and other advanced applications through its 39 facilities across North America, Central America, Europe and Asia. Parent’s principal executive offices are located at 3 Parkway North, Suite 100N, Deerfield, Illinois 60015. Its telephone number is (847) 607-6060.

Sterigenics is an indirect portfolio company of private equity funds managed by GTCR LLC. GTCR LLC is a private equity firm that invests in growth companies in the Financial Services & Technology, Healthcare and Information Services & Technology industries. Upon completion of the Merger, FTSI will be a wholly-owned subsidiary of Parent.

Sterigenics Florida Acquisition Corp.

Merger Sub is a Florida corporation and is a wholly-owned subsidiary of Parent. Merger Sub was formed at the direction of Parent in anticipation of the Merger. Subject to the terms of the Merger Agreement and in accordance with Florida law, at the effective time of the Merger, Merger Sub will merge with and into FTSI and cease to exist, with FTSI continuing as the Surviving Corporation and as a subsidiary of Parent. Merger Sub has de minimis assets and no operations. Merger Sub’s principal executive offices are located 3 Parkway North, Suite 100N, Deerfield, Illinois 60015. Its telephone number is (847) 607-6060.

The Proposed Transaction (see pages 20 and 57)

•

Shareholder Votes. You are being asked to vote to adopt and approve the Merger Agreement pursuant to which FTSI would be acquired by Parent. Adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the holders of the outstanding shares of FTSI common stock at the close of business on the record date (the “Shareholder Approval”), as described herein.

•

Price for Your Stock. Upon completion of the Merger, holders of FTSI common stock will receive $7.23 in cash, without interest and less applicable withholding tax (the “Merger Consideration”), for each share of FTSI common stock.

•

Delisting and Deregistration. If the Merger is completed, FTSI common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file reports with the Securities and Exchange Commission (the “SEC”) on account of the common stock.

Treatment of Equity Awards (see page 50)

Each FTSI stock option outstanding at the effective time of the Merger, whether or not vested, will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price. Each outstanding stock option that has an exercise price equal to or greater than $7.23 will be cancelled without the right to receive any consideration.

Board Recommendation (see page 30)

The Board has determined that it is advisable, fair to and in the best interests of FTSI and its shareholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and unanimously recommends that shareholders vote FOR the proposal to adopt and approve the Merger Agreement, FOR the approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. In making this determination, the Board (and Special Committee thereof) considered various factors described in the section titled “The Merger—The Recommendation of the Company’s Special Committee and Board; Reasons for the Merger.”

Opinion of FTSI’s Financial Advisor (see page 36)

In connection with the Merger, the Company’s financial advisor, Craig-Hallum Capital Group LLC (“Craig-Hallum”), delivered a written opinion, dated December 5, 2013, to each of the Special Committee and the Board to the effect that, based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the Merger Consideration to be offered to the shareholders of the Company in the Merger was fair to such shareholders.

The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex C and is incorporated herein by reference. You should read the opinion carefully in its entirety. Craig-Hallum’s opinion was provided to the Special Committee and the Board in connection with its evaluation of the Merger Consideration provided for in the Merger Agreement from a financial point of view. Craig-Hallum’s opinion does not address any other aspects or implications of the Merger and does not constitute a recommendation to any holder of shares of FTSI common stock as to how such holder should vote or act with respect to the Merger Agreement or any other matter.

The Special Meeting of FTSI’s Shareholders (see page 16)

•	Date, Time and Place. The special meeting will be held at 9:00 a.m., local time, on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860.

•

Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of FTSI common stock you own of record as of the close of business on January 27, 2014, which is the record date for the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were 2,837,133 shares of FTSI common stock outstanding.

•

Vote Required. The adoption and approval of the Merger Agreement requires the Shareholder Approval. A failure to vote or a vote to abstain has the same effect as a vote AGAINST approval of the Merger Agreement. Our Chief Executive Officer and Fort Ashford Holdings, LLC (“Fort Ashford”), who collectively hold approximately 30% of FTSI’s outstanding common stock (of which 4% may be deemed to be non-voting “control shares” of Fort Ashford pursuant to Florida’s Control Share Acquisition Statute), have entered into a stockholder agreement, which is attached as Annex B to this proxy statement, obligating them to vote their shares in favor of the Merger Agreement (the “Stockholder Agreement”).

•

Procedure for Voting. You can vote shares you hold of record by attending the special meeting and voting in person, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. If your shares of common stock are held in “street name” by your broker, bank or nominee, you should instruct your broker, bank or nominee on how to vote your shares using the instructions provided by your broker, bank or nominee. If you do not instruct your broker, bank or nominee to vote your shares, your shares will not be voted.

•

How to Revoke Your Proxy. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise FTSI’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Procedure for Receiving Merger Consideration (see page 50)

Parent will appoint an exchange agent to coordinate the payment of the cash Merger Consideration in respect of shares of FTSI common stock following the Merger. If you own shares of FTSI common stock that are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your “street name” shares and receive cash for those shares. If you hold certificated shares, the exchange agent will send you written instructions for surrendering your certificates and obtaining the cash Merger Consideration at or shortly after the date on which FTSI completes the Merger. Do not send in your share certificates now.

Material U.S. Federal Income Tax Consequences of the Merger (see page 46)

The receipt of cash in exchange for FTSI common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of FTSI common stock who receive cash in exchange for their shares pursuant to the Merger Agreement will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 46 and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Regulatory Matters (see page 47)

FTSI is required to file articles of merger with the Secretary of State of the State of Florida in accordance with the FBCA after the Merger Agreement is adopted by FTSI’s shareholders and at the closing of the Merger. In addition, certain consents and approvals are required to be obtained by the Company from the State of Florida Department of Health in connection with the Merger.

Parent and FTSI have determined that the Merger does not require the filing of notification and report forms with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) or the Federal Trade Commission (the “FTC”) under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Non-Solicitation of Other Offers (see page 56)

From December 5, 2013 until 11:59 p.m. (New York time) on January 4, 2014 (the “Go-Shop Period End Date”), FTSI had the right to initiate, solicit and encourage any inquiry or the making of any acquisition proposal (the “go-shop period”). No acquisition proposal was ultimately made during the go-shop period.

As of the Go-Shop Period End Date, the Merger Agreement restricts the ability of FTSI to solicit or engage in discussions or negotiations with any third party regarding a proposal to acquire a significant interest in FTSI. Notwithstanding these restrictions, under certain limited circumstances, the Board may respond to an unsolicited competing proposal and terminate the Merger Agreement to enter into an acquisition agreement with respect to a “Superior Proposal” (as defined in the section entitled “The Merger Agreement—Other Acquisition Proposals”).

Conditions to the Merger (see page 59)

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of various conditions, including the following:

•	the approval of the Merger Agreement by the holders of a majority of FTSI’s common stock;

•	FTSI has provided notices (if required) to holders of FTSI’s stock options describing the treatment thereof under the Merger Agreement, and any applicable time period will have elapsed; and

•	the absence of any injunctions or other legal prohibitions preventing the consummation of the Merger.

The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or their waiver of certain additional conditions, including the following:

•	the accuracy of FTSI’s representations and warranties in the Merger Agreement to varying standards depending on the representation and warranty;

•	FTSI’s compliance with its obligations contained in the Merger Agreement in all material respects;

•	there has been no event, change, or occurrence that has had, or would reasonably be expected to have, a “Company Material Adverse Effect;”

•

the delivery to Parent of (i) an officer’s certificate from FTSI confirming that the conditions described in the immediately preceding three bullets have been satisfied, (ii) the resignations of all directors and officers of FTSI and (iii) an executed employment agreement by and between FTSI’s CEO, Dr. Hunter, and the Company, providing for Dr. Hunter’s transitional employment with the Surviving Corporation for a period of six months after completion of the Merger.

•	FTSI has delivered to Parent an affidavit stating that FTSI is not and has not been a United States real property holding corporation;

•

the aggregate number of shares of FTSI common stock the holders of which properly exercise their appraisal rights in accordance with the FBCA does not equal or exceed 20% or more of FTSI’s outstanding shares of common stock;

•	the absence of any pending or threatened litigation by a governmental authority that seeks to compel Parent or FTSI to dispose of or hold separate any material assets as a result of the Merger; and

•	FTSI has received certain consents and approvals from, and delivered required notices to, certain governmental authorities, including the Florida Department of Health, and other third parties.

FTSI’s obligation to complete the Merger is subject to the satisfaction or its waiver of certain additional conditions, including the following:

•

the accuracy, in all material respects, of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement, unless such inaccuracies, individually or in the aggregate, would not reasonably be expected to prevent or materially delay Parent or Merger Sub from consummating the Merger;

•	Parent’s and Merger Sub’s compliance with its obligations contained in the Merger Agreement in all material respects; and

•	the delivery to FTSI of an officer’s certificate from Parent and Merger Sub confirming that the conditions described in the immediately preceding two bullets have been satisfied.

Termination of the Merger Agreement (see page 60)

The Merger Agreement can be terminated under certain circumstances, including:

•	by mutual written consent of FTSI and Parent;

•	by either Parent or FTSI, if:

•	the Merger has not been consummated on or before April 30, 2014;

•	there is a final and non-appealable legal prohibition in effect that permanently prohibits or enjoins Parent, Merger Sub or FTSI from completing the Merger;

•	the Shareholder Approval is not obtained at the special meeting or any postponement or adjournment thereof; or

•

FTSI wishes to enter into an alternative acquisition agreement upon the determination of the Board to accept a Superior Proposal in accordance with the terms of the Merger Agreement, provided that FTSI pays the applicable termination fee and complies with certain other requirements;

•	by Parent, if:

•

FTSI materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by FTSI after 30 calendar days following receipt of notice thereof from Parent or cannot be cured;

•

(i) a change in recommendation occurs (as described in “The Merger Agreement—Other Acquisition Proposals”), (ii) the Board fails to publicly affirm its recommendation of the Merger Agreement within five business days after a written request to do so by Parent and an alternative acquisition proposal is publicly announced or (iii) the Board approves an alternative acquisition proposal;

•

FTSI commits a willful breach of the Merger Agreement related to holding the shareholders meeting or soliciting an alternative acquisition proposal as discussed in “The Merger Agreement—Other Acquisition Proposals;”

•

FTSI restates or is required to restate any of its financial statements as set forth in its quarterly reports on Form 10-Q or annual reports on Form 10-K filed since January 1, 2012, except for such restatements that are immaterial in nature or reflect an improvement in operating performance; or

•	by FTSI, if:

•

Parent or Merger Sub materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by Parent or Merger after 30 calendar days following receipt of notice thereof from FTSI or cannot be cured; or

•	if the Merger is not consummated within two business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied.

Termination Fees and Expenses (see pages 58 and 62)

If the Merger Agreement is terminated in certain circumstances described under “The Merger Agreement—Termination of the Merger Agreement—Termination Payment” beginning on page 62 and “The Merger Agreement—Expenses and Fees” beginning on page 58:

•	FTSI may be obligated to pay a termination fee of approximately $800,000 and/or reimburse up to $200,000 of Parent’s expenses in connection with the Merger; or

•	Parent may be obligated to pay FTSI a termination fee of approximately $3 million.

Interests of FTSI’s Directors and Chief Executive Officer in the Merger (see page 34)

You should be aware that some of FTSI’s directors and executive officers have interests in the Merger that are different from, or are in addition to, the interests of FTSI’s shareholders generally. These interests relate to, among other things, equity awards held by such persons; a severance arrangement in the employment agreement with FTSI’s Chief Executive Officer; indemnification of FTSI’s directors and officers by the Surviving Corporation following the Merger; director compensation; and the possibility of transitional employment of FTSI’s Chief Executive Officer with the Surviving Corporation. For a more complete description of the interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

Litigation Related to the Merger (see page 47)

Since the announcement of the Merger, purposed shareholders of FTSI have filed a number of putative class actions challenging the Merger on behalf of all FTSI shareholders. The defendants in these lawsuits include FTSI, Parent, Merger Sub and the individual members of the FTSI Board. The lawsuits seek various forms of relief, including an injunction barring or rescinding the Merger and damages.

Appraisal Rights (see page 64)

If certain criteria are satisfied, the FBCA provides you with the right to seek an appraisal of your shares, provided that you perfect those rights in the manner provided for in the FBCA. This means that if you are not satisfied with the amount you are receiving in the Merger, you may be entitled to have the value of your shares determined by a Florida court and to receive payment based on that valuation. The amount you ultimately receive as a dissenting shareholder in an appraisal proceeding may be more, the same as or less than the amount you would be entitled to receive under the terms of the Merger Agreement. Annex D to this proxy statement contains the full text of Sections 607.1301 through 607.1333 of the FBCA, which relate to appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Shares Held by Directors and Executive Officers (see page 68)

As of the close of business on January 27, 2014, the current directors and the sole executive officer of FTSI on such date were deemed to beneficially own 98,856 shares of FTSI common stock, which represented approximately 3.4% of the shares of FTSI common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the SEC as described under “Security Ownership of Certain Beneficial Owners and Management.”

FTSI’s Stock Price (see page 66)

Shares of FTSI’s common stock are listed on Nasdaq under the trading symbol “VIFL.” On December 5, 2013, which was the last trading day before the announcement of the Merger, FTSI’s common stock closed at $5.63 per share. On January 27, 2014, which was the last practicable trading day before this proxy statement was printed, FTSI’s common stock closed at $7.16 per share.

Questions

If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Morrow & Co., LLC (“Morrow & Co.”), FTSI’s proxy solicitation agent. The address of Morrow & Co. is 470 West Avenue, Stamford, CT 06902. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you can call Morrow & Co. toll-free at (800) 662-5200, or you can e-mail Morrow & Co. at foodtech@morrowco.com.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a shareholder of FTSI. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to or incorporate by reference in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the proxy card because you own shares of FTSI common stock. The Board is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of FTSI by Parent under the Merger Agreement. Once the Merger Agreement has been approved by FTSI’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived (other than those which, by their nature, are to be satisfied at the closing of the Merger), Merger Sub will merge with and into FTSI. FTSI will be the Surviving Corporation in the Merger and will become wholly owned by Parent. Parent is a direct wholly-owned subsidiary of Sterigenics, which in turn is an indirect portfolio company of private equity funds managed by GTCR LLC. The Merger Agreement is attached as Annex A to this proxy statement.

Q:	As an FTSI shareholder, what will I receive in the Merger?

A:	If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $7.23 in cash, without interest and less applicable withholding tax, for each share of FTSI common stock that you own immediately prior to the effective time of the Merger, unless you exercise and perfect your appraisal rights under the FBCA.

Q:	How are stock options treated in the Merger?

A:	At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $7.23 will be cancelled without the right to receive any cash payment or other consideration.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by FTSI’s shareholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares of FTSI common stock in connection with the Merger. Instead, FTSI will remain an independent public company and its common stock will continue to be listed and traded on Nasdaq. If the Merger Agreement is terminated under specified circumstances, FTSI may be required to pay Parent a termination fee of approximately $800,000, and if the Merger is terminated under certain other circumstances, Parent may be required to pay FTSI a termination fee of approximately $3 million as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Payment.”

Q:	What effects will the Merger have on the Company?

A:	Upon completion of the Merger, FTSI will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any monetary interest in our future performance. Following completion of the Merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated and shares of FTSI’s common stock will no longer be listed on Nasdaq.

Q:	Is completion of the Merger subject to any conditions?

A:	Yes. FTSI and Parent are not required to complete the Merger unless a number of conditions are satisfied or waived. These conditions include the adoption of the Merger Agreement by FTSI’s shareholders and the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement). For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see “The Merger Agreement—Conditions to the Merger.”

Q:	What are the United States federal income tax consequences of the Merger to holders of FTSI common stock?

A:	The receipt of cash in exchange for FTSI common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of FTSI common stock who receive cash in exchange for their shares pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 46 for a more detailed description of U.S. federal income tax consequences of the Merger and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Q:	When do you expect the Merger to be completed?

A:	FTSI and Parent are working to complete the Merger as quickly as possible after the special meeting. However, the exact timing and likelihood of completion of the Merger cannot be predicted because the Merger is subject to certain conditions, including adoption of the Merger Agreement by our shareholders and receipt of regulatory approvals. Neither FTSI nor Parent or Merger Sub are obligated to complete the Merger unless the closing conditions in the Merger Agreement have been satisfied or waived. See “The Merger Agreement—Conditions to the Merger.”

Q:	Do any FTSI directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A:	Yes. In considering the recommendation of the Board with respect to the adoption of the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by our shareholders. See “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

Q:	Where and when is the special meeting?

A:	The special meeting will take place at 9:00 a.m., local time, on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860.

Q:	Who is eligible to vote?

A:	Holders of FTSI common stock as of the close of business on January 27, 2014, the record date for the special meeting, are eligible to vote.

Q:	How many votes do FTSI’s shareholders have?

A:	Holders of FTSI common stock have one vote for each share of FTSI common stock that such holder owned at the close of business on January 27, 2014, the record date for the special meeting.

Q:	What vote of FTSI’s shareholders is required to approve the Merger Agreement and the other matters being decided at the special meeting?

A:	The following are the vote requirements for the proposals:

•	Adoption of the Merger Agreement. In order to complete the Merger, holders of a majority of the outstanding shares of FTSI common stock must vote FOR the adoption of the Merger Agreement.

•

Advisory vote approving the executive compensation that may be paid or become payable in connection with the Merger. The affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger.

•

Adjournment or postponement (if necessary or appropriate). The affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Shareholders will also consider and act upon other business that may properly come before the special meeting.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the executive compensation that may be paid or become payable in connection with the Merger?

A:	The SEC has recently adopted new rules that require FTSI to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to FTSI’s sole named executive officer in connection with the Merger.

Q:	What will happen if the shareholders do not approve the executive compensation that may be paid or become payable in connection with the Merger?

A:	Approval of the executive compensation that may be paid or become payable in connection with the Merger is not a condition to the completion of the Merger. The vote with respect to the executive compensation that may be paid or become payable in connection with the Merger is an advisory vote and will not be binding on FTSI. Therefore, if the other requisite shareholder approvals are obtained and the Merger is completed, the amounts that may be paid or become payable as executive compensation in connection with the Merger will still be paid to FTSI’s executive officers as long as any other conditions applicable thereto are satisfied.

Q:	What constitutes a quorum for the special meeting?

A:	A majority of the outstanding shares of FTSI common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a shareholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of FTSI common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of FTSI common stock held by shareholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. If a quorum shall fail to attend the special meeting, the chairman of the special meeting may adjourn or postpone the meeting to another place, date or time.

Q:	How does FTSI’s Board recommend that I vote?

A:	The Board has determined that it is advisable, fair to and in the best interests of FTSI and its shareholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that shareholders vote FOR the proposal to adopt and approve the Merger Agreement, FOR the approval, by advisory (non-binding) vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. The Board is soliciting shareholder votes consistent with the Board’s recommendation. You should read the section titled “The Merger—The Recommendation of the Company’s Special Committee and Board; Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting for adoption of the Merger Agreement.

Q:	How many votes will already be voted in favor of the Merger Agreement?

A:	Richard G. Hunter, Ph.D., FTSI’s President, Chief Executive Officer and Chief Financial Officer, and Fort Ashford, who collectively hold approximately 30% of FTSI’s outstanding common stock (of which approximately 4% may be deemed to be non-voting “control shares” of Fort Ashford pursuant to Florida’s Control Share Acquisition Statute), have each entered into a Stockholder Agreement with Parent and Merger Sub to vote their shares for approval and adoption of the Merger Agreement.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or on the Internet. Whether or not you plan to attend the meeting, FTSI urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to FTSI before the special meeting, FTSI will vote your shares as you direct.

•

To vote over the telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 3, 2014 to be counted.

•

To vote on the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 3, 2014 to be counted.

If your shares of common stock are held in “street name” by your broker, bank or nominee, you should have received voting instructions with these proxy materials from that organization rather than FTSI. Your broker, bank or nominee will vote your shares only if you provide instructions to your broker, bank or nominee on how to vote. You should instruct your broker, bank or nominee to vote your shares following the procedures provided by your broker, bank or nominee. Without such instructions, your shares will not be voted, which will have the same effect as voting against the Merger. See “The Special Meeting of FTSI’s Shareholders—Voting by Proxy.”

FTSI provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	May I vote in person?

A:	If you are the shareholder of record of shares of FTSI common stock, you have the right to vote in person at the special meeting with respect to those shares. If you are the beneficial owner of shares of FTSI common stock, you are invited to attend the special meeting. However, if you are not the shareholder of record, you may not vote these shares in person at the special meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the special meeting. Even if you plan to attend the special meeting as a shareholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A titled “How do I vote?” so that your vote will be counted if you later decide not to attend the special meeting.

Q:	What happens if I do not return a proxy card or otherwise vote?

A:	The failure to return your proxy card or to otherwise vote will have the same effect as voting against the Merger. A vote to abstain will also have the same effect as voting against the Merger.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly submitting a later-dated proxy either by mail, Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering notice of revocation to Food Technology Service, Inc. at 502 Prairie Mine Road, Mulberry, Florida 33860, Attention: Secretary, prior to the vote at the special meeting. If your shares of FTSI common stock are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What happens if I sell or otherwise transfer my shares of FTSI common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the Merger is expected to be completed. If you sell or otherwise transfer your shares of FTSI common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will transfer your right to receive the Merger Consideration. Even if you sell or otherwise transfer your shares of FTSI common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy card via the Internet or telephone.

Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of FTSI common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares over the telephone or over the Internet in accordance with the instructions above in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or via the Internet, use the control number(s) on each proxy card.

Q:	Am I entitled to appraisal rights under the FBCA instead of receiving the Merger Consideration for my shares of FTSI common stock?

A:	Yes. As a holder of FTSI common stock, you are entitled to exercise appraisal rights under Sections 607.1301 through 607.1333 of the FBCA in connection with the Merger if you take certain actions and meet certain conditions. See “Appraisal Rights” and Annex D of this proxy statement for more information.

Q:	Should I send in my stock certificates now?

A:	No. After the date of completion of the Merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Parent’s exchange agent in order to receive the Merger Consideration. You should use the letter of transmittal to exchange stock certificates for the Merger Consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

If you own shares of FTSI common stock that are held in “street name” by your broker, bank or nominee, you will receive instructions from your broker, bank or nominee as to how to surrender your “street name” shares and receive cash for those shares following the completion of the Merger.

Q:	How can I receive the Merger Consideration if I do not know where my stock certificate is?

A:	The materials the exchange agent will send you after completion of the Merger will include the procedures that you must follow if you have misplaced your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate and an indemnity agreement that you will enter into with Parent. In addition, you may also have to provide a bond in order to cover any potential losses.

Q:	What do I need to do now?

A:	Please read this proxy statement carefully, including its annexes, to consider how the Merger affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting of FTSI’s shareholders. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the Merger Agreement, FOR approval, by advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you should contact Morrow & Co., FTSI’s proxy solicitation agent. The address of Morrow & Co. is 470 West Avenue, Stamford, CT 06902. You can call Morrow & Co. at (800) 662-5200, or you can e-mail Morrow & Co. at foodtech@morrowco.com.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are based on FTSI management’s beliefs, estimates and assumptions, and information currently available to FTSI management. Forward-looking statements include but are not limited to information concerning possible or assumed future results of operations of FTSI, the expected completion and timing of the Merger and other information relating to the Merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “Questions and Answers About the Merger,” “The Merger,” and Annex C—“Opinion of Craig-Hallum Capital Group LLC” and in statements containing forward-looking terminology such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “predicts,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “estimates” or other similar expressions. For each of these statements, FTSI claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. You should be aware that forward-looking statements involve known and unknown risks, uncertainties and assumptions. Although FTSI believes that the expectations reflected in these forward-looking statements are reasonable, FTSI cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of FTSI. These forward-looking statements speak only as of the date on which the statements were made. FTSI undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as required by law. In addition to other factors and matters contained or incorporated in this document, FTSI believes actual results or events could differ materially from those discussed in the forward-looking statements because of factors including but not limited to:

•	the effect of the announcement of the Merger on FTSI’s business relationships, operating results and business generally, including FTSI’s ability to retain key employees;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require FTSI to pay approximately $800,000 as a termination fee to Parent;

•	the timing of, and regulatory and other conditions associated with, the completion of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•

the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain approval of FTSI’s shareholders, and the possible adverse effect on FTSI’s business and the price of its common stock if the Merger does not close;

•	diversion of management’s attention from ongoing business operations;

•	the potential adverse effect on FTSI’s business, properties and operations because of certain covenants FTSI agreed to in the Merger Agreement;

•	business uncertainty during the pendency of the Merger and other disruptions to FTSI’s current plans and operations;

•	risks related to any litigation (including, but not limited to, litigation relating to the Merger itself) in which FTSI is currently or may become involved; and

•	other risk factors that may be described from time to time in FTSI’s periodic and other filings with the SEC.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by FTSI or persons acting on FTSI’s behalf.

THE SPECIAL MEETING OF FTSI’S SHAREHOLDERS

Date, Time and Place

The special meeting will take place at 9:00 a.m., local time, on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860.

Purpose

At the special meeting, FTSI’s shareholders will be asked to:

•	consider and adopt and approve the Merger Agreement;

•	approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger; and

•

approve the adjournment or postponement of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

FTSI does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment.

FTSI Board Recommendation

The Board has determined that it is advisable, fair to and in the best interests of FTSI and its shareholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that the shareholders vote FOR the proposal to adopt and approve the Merger Agreement, FOR the proposal to approve, by a non-binding advisory vote, the executive compensation that may be paid or become payable in connection with the Merger, and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Who Can Vote at the Special Meeting

Only holders of record of FTSI common stock as of the close of business on January 27, 2014, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were 2,837,133 shares of common stock outstanding.

Vote Required; Quorum

To conduct business at the special meeting, there must be a sufficient number of shares of FTSI common stock represented (in person or by proxy) to constitute a quorum. A majority of the outstanding shares of FTSI common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a shareholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of FTSI common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of FTSI common stock held by shareholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. If a quorum shall fail to attend the meeting, the chairman of the meeting may adjourn or postpone the meeting to another place, date or time.

The approval of the Merger Agreement requires FTSI to obtain the Shareholder Approval. The Shareholder Approval requires the affirmative vote of a majority of the outstanding shares of FTSI common stock. Because the required vote of FTSI’s shareholders are based upon the number of outstanding shares of common stock, and not based on the number of outstanding shares represented in person or by proxy at the special meeting, failure to submit a proxy or to vote in person will have the same effect as a vote AGAINST approval of the Merger Agreement. A vote to abstain and broker non-votes will have the same effect. Our Chief Executive Officer and Fort Ashford Holdings, LLC (“Fort Ashford”), who collectively hold approximately 30% of FTSI’s outstanding common stock (of which 4% may be deemed to be non-voting “control shares” of Fort Ashford pursuant to Florida’s Control Share Acquisition Statute), have entered into a Stockholder Agreement obligating them to vote their shares in favor of the Merger Agreement.

The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by an advisory vote, the executive compensation that may be paid or become payable in connection with the Merger. Because the vote is advisory in nature only, it will not be binding on FTSI, and failure to receive the vote required for approval will not in itself change FTSI’s obligations to pay the executive compensation that may be paid or become payable in connection with the Merger. Abstentions or broker non-votes will have no effect on this proposal.

The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. Abstentions or broker non-votes will have no effect on this proposal.

If your shares of common stock are held in “street name” by your broker, bank or nominee, you should instruct your broker, bank or nominee how to vote your shares using the instructions provided by your broker, bank or nominee. Under applicable regulations, brokers, banks or nominees who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the Merger Agreement, approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, or approval of an adjournment or postponement of the special meeting. As a result, if you do not instruct your broker, bank or nominee to vote your shares of common stock, your shares will not be voted.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Board for the purpose of requesting that you allow your shares of FTSI common stock to be represented at the special meeting by the person named in the enclosed proxy card. All shares of FTSI common stock represented at the meeting by properly executed proxy cards, voted over the telephone (by 11:59 p.m., Eastern Time, on March 3, 2014) or voted over the Internet (by 11:59 p.m., Eastern Time, on March 3, 2014) will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board recommends a vote FOR adoption and approval of the Merger Agreement, FOR the proposal to approve, by an advisory vote, the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise FTSI’s Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Rights of Shareholders Who Object to the Merger

Shareholders of FTSI are entitled to appraisal rights under Florida law in connection with the Merger. This means that you are entitled to have the value of your shares determined by a Florida state court and to receive payment based on that valuation. The amount you receive as a dissenting shareholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. To exercise your appraisal rights, you must submit a written demand for appraisal to FTSI before the vote is taken on the Merger Agreement, you must not vote in favor of the adoption of the Merger Agreement and you must comply with other Florida law procedures explained in this proxy statement. Your failure to follow exactly the procedures specified under Florida law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 64. The text of the Florida appraisal rights statute is reproduced in its entirety as Annex D to this proxy statement.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of, among other things, soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement. Any adjournment of the meeting to a new date, time or place may be made without notice if the new date, time or place is announced at the meeting before an adjournment is taken. If a quorum is present at the meeting, any such adjournment or postponement must be approved by the affirmative vote of the majority of the votes cast at the special meeting. If no instructions are indicated on your proxy card, your shares of common stock will be voted “FOR” any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow FTSI’s shareholders who have already sent in their proxies to revoke them at any time before voting occurs at the special meeting as adjourned or postponed. Under the Merger Agreement, FTSI is permitted to adjourn or postpone the special meeting with Parent’s consent or in the following cases:

•	to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to FTSI’s shareholders;

•

if as of the time for which the special meeting is scheduled, there are insufficient shares of FTSI common stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting;

•	the Board has effected a valid change in recommendation (as described in “The Merger Agreement—Other Acquisition Proposals”) pursuant to the Merger Agreement; or

•	to allow additional solicitation of votes in order to obtain the Shareholder Approval.

Solicitation of Proxies

FTSI will pay all of the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of FTSI may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. FTSI will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

FTSI has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of proxies and tabulation of votes, and has engaged Morrow & Co. to assist in the solicitation of proxies for the special meeting. FTSI will pay Broadridge a fee of approximately $12,000, and will pay Morrow & Co. a fee of approximately $7,500, plus (in each case) reimbursement of out-of-pocket expenses. You can call Morrow & Co. toll-free at (800) 662-5200, or you can e-mail Morrow & Co. at foodtech@morrowco.com.

THE PARTIES TO THE MERGER

Food Technology Service, Inc.

FTSI, a Florida corporation, owns and operates an irradiation facility located in Mulberry, Florida that uses gamma radiation to provide contract sterilization services to the medical device, packaging and food industries. For the Company’s website, please visit: www.ftsi.us. The principal trading market for FTSI common stock (NASDAQ: VIFL) is Nasdaq. FTSI’s principal executive offices are located at 502 Prairie Mine Road, Mulberry, Florida 33860, and our telephone number is (863) 425-0039. Additional information regarding FTSI is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 73.

Sterigenics U.S., LLC

Parent, a Delaware limited liability company, has been in existence since May 29, 1997 and is a wholly owned subsidiary of Sterigenics International LLC. Sterigenics via its operating companies, one of which is Parent, is a global leader in contract sterilization, providing services for medical devices, food safety and other advanced applications through its 39 facilities across North America, Central America, Europe and Asia. Parent’s principal executive offices are located at 3 Parkway North, Suite 100N, Deerfield, Illinois 60015. Its telephone number is (847) 607-6060.

Sterigenics is an indirect portfolio company of private equity funds managed by GTCR LLC. GTCR LLC is a private equity firm that invests in growth companies in the Financial Services & Technology, Healthcare and Information Services & Technology industries. Upon completion of the Merger, FTSI will be a wholly-owned subsidiary of Parent.

Sterigenics Florida Acquisition Corp.

Merger Sub is a Florida corporation and is a wholly-owned subsidiary of Parent. Merger Sub was formed at the direction of Parent in anticipation of the Merger. Subject to the terms of the Merger Agreement and in accordance with Florida law, at the effective time of the Merger, Merger Sub will merge with and into FTSI and cease to exist, with FTSI continuing as the Surviving Corporation and as a subsidiary of Parent. Merger Sub has de minimis assets and no operations. Merger Sub’s principal executive offices are located 3 Parkway North, Suite 100N, Deerfield, Illinois 60015. Its telephone number is (847) 607-6060.

THE MERGER

(PROPOSAL 1)

Under the terms of the Merger Agreement and in accordance with the Florida Business Corporations Act (“FBCA”), at the effective time of the Merger, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into FTSI, with FTSI surviving the Merger as a wholly owned subsidiary of Parent. Parent is a direct wholly owned subsidiary of Sterigenics and Merger Sub is a direct wholly owned subsidiary of Parent.

The completion of the Merger, which is referred to herein as the “closing,” will take place no later than the first business day after the closing conditions contained in the Merger Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another time is agreed to by the parties in writing. The Merger will become effective when the articles of merger are duly filed with the Secretary of State of the State of Florida or at a later time as agreed by FTSI and Parent and specified in the articles of merger.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of FTSI common stock will be cancelled and converted into the right to receive the Merger Consideration, without interest and less any applicable tax withholding. At the closing of the Merger, each holder of a certificate theretofore representing any shares of FTSI common stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the Merger, FTSI shareholders will no longer have any interest in, and will no longer be shareholders of, FTSI, and will not participate in any of FTSI’ future earnings or growth. In addition, upon completion of the Merger, the registration of shares of FTSI common stock under the Exchange Act will be terminated and FTSI will cease to be a publicly traded company, and price quotations with respect to shares of FTSI common stock in the public market will no longer be available. The Merger Agreement is attached as Annex A to this proxy statement.

Pursuant to the Merger Agreement, all equity awards relating to shares of FTSI common stock will be cancelled and converted upon the consummation of the Merger into the right to receive the Option Consideration as described in the section entitled “The Merger Agreement—Merger Consideration—Stock Options” beginning on page 50.

The parties to the Merger Agreement intend to complete the Merger in the first quarter of 2014. However, the Merger is subject to approvals and other conditions, and it is possible that factors outside the control of the parties could result in the Merger being completed at a later time, or not at all.

Background of the Merger

The following is a discussion of the Merger, including the process undertaken by the Company, the Special Committee and the Board in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Board and senior management regularly evaluate the Company’s business strategy, prospects for growth and opportunities to maximize value for the Company’s shareholders. As part of this ongoing process, the Board of Directors and senior management also periodically review strategic alternatives that may be available to the Company, including potential joint ventures, mergers and acquisitions and divestitures.

On June 4, 2013, Dr. Richard G. Hunter, Ph.D, Chief Executive Officer and President of the Company, received a telephone call from Mr. Joseph Feldman, Sterigenics’ Director of Business Development. Sterigenics,

a competitor of the Company, is a provider of outsourced contract sterilization services. Mr. Feldman indicated that Sterigenics was interested in learning more about the Company’s business and exploring strategic opportunities with the Company, including a possible acquisition of the Company. It was agreed that they would exchange contact information and that Mr. Feldman would send the Company a confidentiality agreement to allow the parties to discuss such opportunities. Dr. Hunter informed Mr. Feldman that members of the Board would evaluate any potential transaction and the appropriate process for such transaction. Dr. Hunter contacted a representative of Burr & Forman LLP (“Burr”), the Company’s outside legal counsel, to review his discussion with Sterigenics.

On June 6, 2013, Dr. Hunter received a draft confidentiality agreement from Mr. Feldman, which Dr. Hunter circulated to Burr and the Board for their review. The Board agreed that Dr. Hunter should continue to engage in discussions with Sterigenics to ascertain its interests and that the confidentiality agreement should be signed after having been reviewed and approved by Burr.

On June 11, 2013, the Company entered into the confidentiality agreement with Sterigenics.

On June 13, 2013, Dr. Hunter participated in a conference call with representatives of Sterigenics, including Mr. Feldman, during which Dr. Hunter described the Company’s business, Mulberry facility and operating parameters.

Between June 20 and July 25, 2013, Dr. Hunter and Mr. Feldman exchanged emails and had phone conversations to arrange a meeting between representatives of Sterigenics’ and Company management at the Company’s offices in Mulberry, Florida. The meeting was scheduled for July 25, 2013.

On July 22, 2013, the Board convened an in-person meeting in which a representative of Fort Ashford participated. The Board discussed the Company’s strategic planning, including implementing a succession plan for the eventuality of Dr. Hunter’s retirement as CEO of FTSI. In May 2013, Dr. Hunter announced to the Board his tentative plans to retire as CEO. The Board agreed that the directors on the nominating committee should implement a plan for succession of the CEO. The Board then discussed the Company’s organic growth strategies, believing it would be optimal to develop and put into action a plan realizing upon the strategic opportunities and relationships available to the Company in order to enhance shareholder value. The representative of Fort Ashford offered his services as a consultant to the Company for a period of six months to advise on such a plan. The representative of Fort Ashford then excused himself from the meeting. The Board discussed entering into a consulting agreement with the representative of Fort Ashford to advise on the Company’s growth strategies.

On July 24, 2013, Dr. Hunter and another representative of the Company had an introductory dinner in Mulberry, Florida with representatives of Sterigenics, including Mr. Philip Macnabb, Chief Financial Officer of Sterigenics, and Mr. Feldman. At the meeting Mr. Macnabb described the Sterigenics business and its strategy, including its desire to expand its network globally. He expressed that an acquisition of FTSI by Sterigenics would fit in with its strategic plans. Mr. Macnabb expressed that he felt Sterigenics could value the Company higher than the public market due to the fact that currently FTSI presented risks to investors by being a single site location with access to a limited customer base. Sterigenics could mitigate these risks, and thus increase its value, by providing access to a greater breadth of customers and resources by including it in a broader sterilization network with multiple technologies. No formal proposal for a business transaction was made during this dinner, and there was limited discussion of FTSI’s own operations.

On July 25, 2013, representatives of Sterigenics were led by Dr. Hunter on a tour of the Company’s Mulberry facility. During such tour, the parties discussed the Company’s operating practices. Representatives of Sterigenics indicated that they believed an appropriate valuation for the Company was the sum of a multiple of approximately 6.5 times the Company’s earnings before interest, tax, depreciation and amortization and the Company’s cash balance. Company management inferred that such a valuation by Sterigenics yielded a per share price of approximately $6.00 based on information available to them at the time. The parties also discussed a potential process for ongoing discussions and the key issues relating to further due diligence to be conducted by Sterigenics in connection with a possible transaction. Dr. Hunter indicated that the Company would not be willing to provide due diligence materials to Sterigenics without the support of its largest shareholder, Fort Ashford, as it would be less expensive for the Company and more protective of its confidential data if Sterigenics first determined Fort Ashford’s interest. Dr. Hunter agreed to provide Sterigenics with Fort Ashford’s contact information.

On July 26, 2013, Dr. Hunter sent an e-mail to Mr. Macnabb with the contact information of a representative of Fort Ashford.

On August 2, 2013, the Board convened a telephonic meeting. The Board discussed a potential process for evaluating a sale, assuming an attractive offer were made to its shareholders, including the steps to be taken to evaluate the fairness of the consideration to be paid to the shareholders of the Company.

On August 12, 2013, Mr. Macnabb sent an e-mail to Dr. Hunter seeking certain non-confidential information relating to the Company’s sales and customers.

On August 14, 2013, Dr. Hunter sent an e-mail to Mr. Macnabb informing him that the Company would provide the information requested in Mr. Macnabb’s email of August 12, 2013. Such information was subsequently provided.

On August 19, 2013, the Board convened a telephonic meeting in which a representative of Burr participated. The Board discussed the creation of a special committee of independent directors to consider the Company’s strategic options, including the Sterigenics proposal. The Board agreed to form a special committee due to the time and effort required to be expended, and further agreed to appoint three independent directors, Dr. John Sinnott, Chairman of the Board, and Messrs. Gary Lifshin and David Nicholds, to the special committee to review and negotiate any proposal relating to the sale of the Company to Sterigenics or any other party (the “Special Committee”). Dr. Sinnott and Messrs. Lifshin and Nicholds were selected to serve on the Special Committee based on their independence as directors. The Special Committee was also authorized to retain such financial, accounting and legal specialists as it deemed appropriate.

Dr. Hunter was then invited to provide a review of the Company’s interactions with Sterigenics to date. Dr. Hunter reported that following the meeting on July 24, 2013 and Sterigenics’ tour of the Company’s facility on July 25, 2013, Sterigenics had been engaging in discussions with Fort Ashford. Dr. Hunter informed the Board that Sterigenics had indicated that it was as critical to it, as to the Company, to obtain Fort Ashford’s support for a transaction. It was noted that Sterigenics and Fort Ashford discussed Fort Ashford’s intentions as an investor, and not a sponsor or acquirer, of the Company, and a price range in which Fort Ashford, as an investor, would consider selling its shares in the Company.

On August 21, 2013, Mr. Macnabb and Dr. Hunter held a telephonic meeting in which Mr. Macnabb indicated that pending approval from his board he would transmit an indication of interest in the near future.

On August 22, 2013, the Special Committee convened a telephonic meeting to which Dr. Hunter was invited to join. Dr. Hunter reported that Sterigenics would be delivering an indication of interest to acquire the Company for a cash purchase price of $7.23 per share.

On September 5, 2013, Dr. Hunter received from Sterigenics a preliminary and non-binding indication of interest (the “Indication of Interest”) to acquire all of the Company’s outstanding equity at a cash purchase price of $7.23 per share, an approximately 29% premium over the average closing trading price for the Company’s shares of common stock over the previous one month trading period, subject to confirmatory due diligence and the negotiation of a mutually agreeable purchase agreement. In addition, the Indication of Interest provided for a

75-day exclusivity period with rolling 30-day automatic extensions unless terminated by either party upon 15 days notice and an automatic expiration of the Indication of Interest if not executed before September 11, 2013. Dr. Hunter forwarded the Indication of Interest to Burr and the rest of the Board.

On September 10, 2013, the Special Committee convened a telephonic meeting to which Dr. Hunter and Burr were invited. The Special Committee discussed the exclusivity clause in the Indication of Interest and directed Burr to advise at the next meeting as to whether such a clause was common practice. The Special Committee also discussed engaging a representative of Fort Ashford to advise on the potential transaction with Sterigenics and assist the Special Committee in evaluating strategic alternatives.

On September 11, 2013, Dr. Hunter and Mr. Macnabb agreed to extend the Indication of Interest’s deadline to September 19, 2013.

On September 17, 2013, the Board of Directors convened a telephonic meeting, at which a representative of Burr was present, to discuss a potential sale of the Company. The Board discussed potential business strategies to maximize value for shareholders other than a sale of the Company, noting that although organic growth had been reasonable in the recent period, expansion in the coming years would be problematic and not easily realizable, particularly in light of the Company’s diminishing net operating loss tax benefits and the fact that Dr. Hunter’s retirement would require the Company to hire and retain experienced and qualified individuals to serve as Chief Executive Officer, Chief Financial Officer and facility manager, which three offices are currently held by Dr. Hunter. These separate hires would represent ongoing and significant cash expenditures. The Board also indicated that they believed that the then-current trading price of the Company’s outstanding stock (which was less than $6.00 per share) largely reflected the Company’s fundamental value, thus making Sterigenics’ offer an attractive valuation for shareholders. In addition, it was noted that a transaction with Sterigenics would deliver a significant premium to the Company’s shareholders and potentially result in ongoing cost savings to the Company by eliminating the constraint of the public market’s emphasis on quarterly earnings as well as other expenses associated with remaining a public company.

The Board also discussed other potential alternative transactions to maximize shareholder value, including a potential asset sale, the proceeds of which would be used to declare a special dividend, and/or a share buyback. Noting the transaction costs associated with an asset sale, as well as the reduced value of the remaining entity, however, the Board believed that such an alternative was not likely superior to Sterigenics’ offer. In addition, the Board agreed that a share buyback would not be in the Company’s interest, given the cash reserves required to be maintained in order to successfully build and execute a succession plan for Dr. Hunter. Each Board member agreed to consider other potential alternatives that would maximize shareholder value and report back to the full Board with any such alternative recommendations.

In addition, the Board discussed an e-mail that had been sent to the Company from an investment bank on September 10, 2013 informing the Company that a client of the investment bank had indicated interest in a possible transaction with the Company. After considering Sterigenics’ reputation and industry experience and its good faith negotiations with the Company to date, as well as the possibility of jeopardizing discussions with Sterigenics, the Board agreed to not pursue the third party’s expression of interest.

The Board also discussed the exclusivity clause in the Indication of Interest, agreeing that Sterigenics should be contacted in order to discuss modifying the exclusivity clause to allow the Board to consider unsolicited offers by third parties.

Finally, the Board determined that, not being large in size, it could assume the duties of the Special Committee, and therefore resolved to dissolve the Special Committee.

Later on September 17, 2013, Mr. Macnabb shared with Dr. Hunter at the latter’s request the contact information for Sterigenics’ in-house legal counsel.

On September 19, 2013, Sterigenics’ in-house legal counsel and a representative of Burr discussed the Indication of Interest’s exclusivity clause. Although the parties could not agree to a modification of the exclusivity clause allowing the Board to consider unsolicited offers, the parties did agree to reduce the exclusivity period to 60 days and to eliminate the rolling 30-day automatic extensions. Sterigenics also agreed to further extend the Indication of Interest’s deadline to September 23, 2013.

On September 23, 2013, the Company entered into exclusivity with Sterigenics.

On September 24, 2013, representatives of Sterigenics began the process of sending due diligence requests to the Company. From such date through late October 2013, Sterigenics and its financial and legal advisors conducted an extensive due diligence review of the Company’s financial, legal and other matters.

On October 10, 2013, the Board of Directors convened a telephonic meeting to discuss the compensation for the Special Committee members for their service on the Special Committee. The Board of Directors reached the consensus, upon the recommendation of the compensation committee and in view of the time expended by the members of the Special Committee, to retroactively compensate each member of the Special Committee with a fee of $500 per meeting of the Special Committee, payable whether or not the proposed transaction was completed.

Effective on October 15, 2013, Mr. Nicholds formally resigned from the Board for reasons unrelated to the proposed transaction with Sterigenics.

On October 21, 2013, the Board of Directors convened a telephonic meeting to discuss (i) any updates regarding the potential transaction with Sterigenics and (ii) the reconstitution of the Special Committee for the purpose of evaluating the potential transaction with Sterigenics. Dr. Hunter provided a brief update with respect to Sterigenics’ proposed timeline for completion of the potential transaction and noted that the structure of the potential transaction would be a one-step merger. Given the volume of work anticipated in managing the transaction with Sterigenics, the Board of Directors also agreed to reconstitute the Special Committee and appoint board member Dr. Ronald Thomas, Ph.D. as a member of the Special Committee to replace Mr. Nicholds.

The Board of Directors also reviewed and approved a special advisor agreement naming a representative of Fort Ashford as an advisor to the Special Committee (the “special advisor”). It was decided that the special advisor’s compensation for attending meetings of the Special Committee should be set at the same rate as other members of the Special Committee, payable whether or not the proposed transaction was completed.

Finally, the Board of Directors discussed the selection of independent legal counsel to advise the Special Committee with respect to various matters with respect to the potential transaction and related process.

On October 22, 2013, in-house counsel to Sterigenics circulated an initial draft of the Merger Agreement to Burr, which was subsequently forwarded to the Board.

On October 25, 2013, the Special Committee and the special advisor convened a telephonic meeting to which representatives of Olshan Frome Wolosky LLP (“Olshan”) and Burr were invited. Burr noted that Sterigenics’ in-house counsel had circulated to Burr an initial draft of the merger agreement on October 22, 2013. The Special Committee asked Olshan a series of questions concerning Olshan’s background in mergers and acquisitions and how Olshan could assist the Special Committee. After a full discussion, the Special Committee agreed to retain Olshan as independent legal counsel to the Special Committee.

The Special Committee then discussed the retention of a financial advisor. Special Committee requested that the special advisor begin the process of interviewing investment banks and report back to the Committee on his recommendation for engaging one to advise on the potential transaction, perform certain investment banking services and evaluate the fairness of Sterigenics’ per share offer price. The representative of Burr excused himself from the meeting. Olshan then summarized the process and other legal matters, including the Board’s fiduciary duties to shareholders, implicated by a potential sale of the Company.

On and around October 30, 2013, the special advisor held discussions with representatives of Craig-Hallum and several other investment banking firms, each of which had extensive expertise with merger and acquisition advisory matters.

On November 1, 2013, the Special Committee and the special advisor convened a telephonic meeting to which Olshan was invited. The Special Committee discussed the proposals received by the special advisor over the prior week period from a number of candidate financial advisors outlining their proposed fee arrangements and terms of engagement for advising the Company on the proposed transaction with Sterigenics. The Special Committee agreed to make a decision within the next week.

The Special Committee then discussed the current exclusivity with Sterigenics and whether the Company should conduct a pre-signing market check upon the expiration of the exclusivity period, conduct a post-signing survey during a go-shop period or forego any market check in anticipation of negotiating a low Company termination fee. Olshan advised that the Special Committee would be in a better position to make a recommendation to the Board with respect to the foregoing once a financial advisor had been retained to provide guidance on such matters.

Finally, the Special Committee discussed the draft Merger Agreement received from Sterigenics and process for providing consolidated comments thereto. It was noted that the draft Merger Agreement included a termination fee of $1,000,000, which would be in addition, in the event of a valid termination of the Merger Agreement in certain circumstances, to the reimbursement of Sterigenics’ reasonable and out-of-pocket expenses subject to a cap that was still to be determined, and did not provide for a go-shop period. It was also noted that Burr had begun the process of compiling the disclosure schedules. The Special Committee then directed Olshan to provide comments to the draft merger agreement by the middle of the next week with a view towards the directors’ fiduciary duties to shareholders of the Company. In addition, the Special Committee directed Olshan to contact Sterigenics’ in-house legal counsel to notify them of Olshan’s engagement as counsel to the Special Committee.

On November 4, 2013, the Special Committee determined, after considering the respective qualifications, reputations, experience and proposed fee arrangements of the investment banking firms previously interviewed by the special advisor, to retain Craig-Hallum as its financial advisor.

On November 5, 2013, in a series of emails the compensation committee approved an increase in the compensation of Special Committee members effective as of November 1, 2013. The compensation committee determined that the chairman of the Special Committee, Dr. Sinnott, should receive $1,000 per meeting and that each other member of the Special Committee should receive $750 per meeting for the duration of their service on the Special Committee, payable whether or not the proposed transaction was completed. In a telephonic meeting held on January 3, 2014, the Board approved and ratified this recommendation of the compensation committee.

On November 6, 2013, the Company entered into an engagement letter with Craig-Hallum to act as a financial advisor in connection with the possible sale of the Company. The engagement letter also provided for Craig-Hallum, upon request, to deliver an opinion regarding the fairness, from a financial point of view, of the Merger Consideration to be received by the shareholders of the Company.

On November 7, 2013, Craig-Hallum met telephonically with Dr. Hunter to conduct a due diligence session and discuss the Company’s evaluation of the potential transaction with Sterigenics, as well as the Company’s business, operating and regulatory environment, competitive landscape, financial condition, prospects and strategic objectives.

On November 8, 2013, the Special Committee convened a telephonic meeting to which representatives of Craig-Hallum and Olshan were invited. Dr. Sinnott was not present at the meeting. Olshan reviewed with the Special Committee the preliminary changes Olshan had recommended to the draft Merger Agreement, including, among others, the inclusion of a 30-day go-shop period and the elimination of certain closing conditions. A representative of Craig-Hallum then reviewed his prior day’s meeting with Dr. Hunter, noting the regulatory and growth challenges facing the Company as described by Dr. Hunter. The Special Committee and the representative of Craig-Hallum then discussed the potential outside parties that might be interested in discussing a possible acquisition of or transaction with the Company.

The Special Committee approved of Olshan’s preliminary changes to the draft Merger Agreement and noted that they would consider a shorter go-shop period given the limited field of potential go-shop parties to begin with and in exchange for other concessions from Sterigenics, including an increase in the proposed per share offer price.

During the week of November 11, 2013, Olshan continued to revise the draft Merger Agreement.

On November 14, 2013, the Special Committee approved of Olshan’s revised draft of the Merger Agreement, which Olshan subsequently circulated to Sterigenics. The revised draft included, among other changes, a 40-day go-shop period, a bifurcated Company termination fee (with the exact amounts to be proposed at a later date) depending on whether the event giving rise to such termination involved a third party that submitted an alternative acquisition proposal during the go-shop period, a reduction in the number of closing conditions and the inclusion of certain additional exclusions to the definition of “Company Material Adverse Effect.”

Later on the same day, Craig-Hallum distributed to the Special Committee, the special advisor and Olshan discussion materials for a discussion of pricing strategy and considerations during a meeting of the Special Committee the next day.

On November 15, 2013, Dr. Hunter and Sterigenics had preliminary discussions regarding Dr. Hunter’s employment with the Company after the transaction in order to assist Sterigenics and the Company through the transition period. Sterigenics indicated a preference to enter into a transitional employment arrangement with Dr. Hunter before the closing of the Merger which would replace, and be substantially on the same terms as, Dr. Hunter’s current employment agreement with the Company, except that such agreement would not provide for any severance or termination package. Dr. Hunter indicated that although he understood Sterigenics’ view, he was not then in a position to commit to participating even on a temporary basis in a potential transaction.

Also on November 15, 2013, the Special Committee and the special advisor convened a telephonic meeting to which Olshan and Craig-Hallum were invited. The special advisor informed the Special Committee that he had spoken telephonically with Mr. Macnabb to update him with respect to the procedures the Special Committee was undertaking in order to ensure the existence of a sales process designed to maximize shareholder value, including the engagement of a financial advisor.

Craig-Hallum was then requested to present its preliminary views as to the Merger Consideration. The Special Committee further discussed the presentation with the representative of Craig-Hallum and directed him to assist the Special Committee in negotiating a higher per share offer price from Sterigenics as well as a lower Company termination fee.

On November 17, 2013, Craig-Hallum began assisting the Company in the process of creating and populating a virtual data room containing diligence materials and other information in anticipation of the go-shop process.

On November 21, 2013, Mr. Macnabb and, at the request of the Special Committee, a representative of Craig-Hallum held a telephonic meeting to discuss certain of Sterigenics’ issues with Olshan’s revised draft of the Merger Agreement. Mr. Macnabb indicated that (i) Sterigenics was not in a position to increase its $7.23 per share offer, as the price negotiation had already occurred, (ii) a go-shop period was acceptable but that Sterigenics would insist on 30-day, rather than 45-day, go-shop period with a period of 15 days after the end of the go-shop period in which to continue discussions with any go-shop party and (iii) the original Company termination fee of $1,000,000 was, in Sterigenics’ view, fair and not prohibitive to a topping bid.

Later on the same day, Sterigenics circulated to Craig-Hallum a list of issues with respect to Olshan’s revised draft of the Merger Agreement, including, among other issues, the introduction of a go-shop provision, elimination of certain closing conditions and the revisions to the definition of a “Company Material Adverse Effect.” The list also included Sterigenics’ counterproposals as earlier discussed between Mr. Macnabb and Craig-Hallum and indicated Sterigenics’ expectation to have up to $500,000 of any out-of-pocket expenses incurred by it in connection with the Merger reimbursed by the Company in the event of a valid termination of the Merger Agreement, which would be in addition to any Company termination fee payable to Sterigenics.

On November 22, 2013, the Special Committee convened a telephonic meeting to which representatives of Craig-Hallum and Olshan were invited. Craig-Hallum reviewed its discussion with Sterigenics the previous day. The Special Committee instructed Craig-Hallum and Olshan to resist certain of Sterigenics’ counter proposals and to continue working with Sterigenics to increase its offer price per share and reduce the proposed $500,000 cap to Sterigenics’ reimbursable out-of-pocket expenses.

Over the next few days, Sterigenics and Craig-Hallum held telephonic meetings in which Sterigenics’ proposed $500,000 cap to its reimbursable out-of-pocket expenses was discussed. Sterigenics agreed to reduce such cap to $200,000.

On November 25, 2013, Sterigenics circulated a revised draft of the Merger Agreement to Olshan and Burr. In its cover e-mail, Sterigenics noted that it had engaged Holland & Knight LLP (“Holland & Knight”) to represent it in the potential transaction. The revised draft of the Merger Agreement proposed, among other things, the previously discussed 30-day go-shop period, a Company termination fee of $1,000,000, with a Company termination fee of $700,000 if the event giving rise to such termination involved a third party that submitted an alternative acquisition proposal during the go-shop period, and the re-insertion of certain of closing conditions. The revised draft of the Merger Agreement also provided for the previously discussed $200,000 cap to the reimbursement by the Company of any reasonable and out-of-pocket expenses incurred by Sterigenics in the event of a valid termination of the Merger Agreement under certain circumstances.

On November 26, 2013, Olshan communicated with the Special Committee and the special advisor highlighting the issues presented by Holland & Knight’s revised draft of the Merger Agreement. Through further communication on the same day, the Special Committee and the special advisor indicated to Olshan and Craig-Hallum their recommendations with respect to the open items, including accepting the 30-day go-shop period but lowering the termination fee outside the go-shop period to $800,000 and the termination fee inside the go-shop period to $600,000, as well as continuing to work with Sterigenics to increase their offer to between $7.50 to $8.00 per share.

On November 27, 2013, Craig-Hallum sent an e-mail to Mr. Macnabb describing the Special Committee’s position with respect to the draft Merger Agreement’s open items. Later on the same day, Craig-Hallum spoke with Mr. Mcnabb regarding the Special Committee’s position and increasing the $7.23 per share offer price. Mr. Mcnabb indicated that Sterigenics was unwilling to increase its offer.

On November 29, 2013, Mr. Macnabb, Holland & Knight, Olshan and Sterigenics’ in-house legal counsel held a conference call to discuss whether the termination fees proposed by Sterigenics were unreasonably high and constituted a preclusive deal protection measure.

Later on the same day, Mr. Macnabb circulated an e-mail to Craig-Hallum proposing a single termination fee of $800,000.

Still later on the same day, Dr. Sinnott, the special advisor, Craig-Hallum and Olshan held a conference call to discuss recent developments with respect to finalizing the Merger Agreement, including that morning’s discussion of the termination fees and Sterigenics’ proposed compromise. Due to the holidays, Mr. Lifshin and Dr. Thomas were unable to participate in the call. Dr. Sinnott indicated that he was comfortable with Sterigenics’ proposed termination fee of $800,000 inside and outside the go-shop period and directed Olshan to revise the draft Merger Agreement based on the discussions to date and distribute it to Sterigenics before the end of the weekend.

On December 1, 2013, Olshan circulated a revised draft of the Merger Agreement to Sterigenics and Holland & Knight.

On December 3, 2013, Holland & Knight distributed an initial draft of the Stockholder Agreement to Olshan and Burr. The Stockholder Agreement provided for, among other things, Dr. Hunter and Fort Ashford to vote at the Company’s stockholder meeting the shares of Company common stock as to which Dr. Hunter and Fort Ashford have exercisable voting power in favor of the adoption of the Merger Agreement and approval of the Merger and other transactions contemplated therein.

From December 1, 2013 to December 4, 2013, Holland & Knight and Olshan exchanged drafts of the Merger Agreement and continued to negotiate telephonically and by e-mail the few remaining open items in the Merger Agreement and Stockholder Agreement (including the terms of the representations and warranties, covenants, the conditions to closing and the remedies available to Parent in the event of an intentional breach of the Merger Agreement by the Company) and finalize such documents.

By the evening of December 4, 2013, the only remaining open items were with respect to a condition to closing requested by Sterigenics requiring Dr. Hunter to enter into a six month transitional employment agreement with the Company which would replace his current employment agreement with the Company and a representation (to be true and correct in all respects without giving effect to any materiality qualifiers) to be made by the Company with respect to the exact amount of cash and cash equivalents held by it on the date of entering into a definitive Merger Agreement.

On December 5, 2013, the Board, Craig-Hallum and Olshan held a telephonic meeting to discuss the remaining open issues with respect to the draft Merger Agreement as well as process-related matters for convening meetings of the Special Committee and the Board in order to discuss and, if appropriate, approve a definitive Merger Agreement.

Later on December 5, 2013, in exchange for Sterigenics agreeing to a $25,000 margin for error in the Company’s fundamental representation with respect to its exact amount of cash and cash equivalents held by it on the date of entering into a definitive Merger Agreement, the Special Committee and Dr. Hunter agreed to a closing condition requiring Dr. Hunter to enter into a six month transitional employment agreement with the Company to replace his current employment agreement with the Company. On the same day and prior to the Special Committee and Dr. Hunter agreeing to such closing condition, Sterigenics had circulated to Olshan and Burr, for discussion purposes only, an example transitional employment agreement. The example transitional employment agreement was substantially on the same terms as Dr. Hunter’s current employment agreement, including with respect to his current base salary and benefits, except that (i) the agreement provided for only a six month term to begin upon consummation of the Merger, (ii) Dr. Hunter would have the title and role of General Manager and report to the Surviving Corporation’s Vice President of Radiation Operations, (ii) the agreement contained non-solicitation and non-competition covenants, which would continue to apply for a period of one year following termination of the employment agreement and (iii) no severance or other similar payments would be made upon the termination of Dr. Hunter’s employment.

Still later on the same day, the finalized Merger Agreement was circulated to the Special Committee and the full Board, and the Special Committee convened a telephonic meeting, attended by the special advisor, Olshan and Craig-Hallum. Craig-Hallum and Olshan summarized the changes made to the proposed execution version of the Merger Agreement since the draft Merger Agreement dated December 1, 2013, as well as the key terms of the final Merger Agreement. Craig-Hallum presented various financial analyses it had performed, including a selected comparable public companies analysis, a selected comparable precedent transaction analysis, a premiums paid analysis and a discounted cash flow analysis. Craig-Hallum then delivered its oral opinion (which was subsequently confirmed in writing) to the effect that, as of such date and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, the $7.23 per share in cash to be offered to the shareholders of the Company in the Merger was fair to such shareholders from a financial point of view. The full text of Craig-Hallum’s written opinion dated December 5, 2013, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. It was noted at the meeting that Sterigenics continued to firmly resist making an offer higher than $7.23 per share. However, after considering the fact that Sterigenics’ per share offer price still represented a premium of approximately 28% over the stock’s closing price on December 5, 2013, the proposed terms of the Merger Agreement and the financial analyses and presentation of Craig-Hallum, the Special Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to and in the best interests of the Company and its shareholders, and recommended to the Board that it approve the Merger Agreement.

Still later on December 5, 2013, and following the meeting of the Special Committee, the Board convened a telephonic meeting with the special advisor, Craig-Hallum, Burr and Olshan in attendance. Craig-Hallum and Olshan provided the Board with a summary of the key terms of the proposed final version of the Merger Agreement. Craig-Hallum presented to the Board the various financial analyses it had performed, including a selected comparable public companies analysis, a selected comparable precedent transaction analysis, a premiums paid analysis and a discounted cash flow analysis. Thereafter the Special Committee recommended to the Board the approval of the final Merger Agreement and the transactions contemplated therein. The special advisor and Craig-Hallum then left the telephonic meeting. After due consideration of the presentation made by Craig-Hallum, the recommendation of the Special Committee, discussions with Olshan and the members of the Special Committee and the receipt of the fairness opinion from Craig-Hallum, the Board unanimously approved the Merger Agreement and the transactions contemplated therein, declared such Merger Agreement and the transactions contemplated therein to be advisable, fair to and in the best interests of the Company and its shareholders and recommended that the Company’s shareholders approve and adopt the Merger Agreement. The Board authorized the appropriate officer of the Company to execute the Merger Agreement. Later that same evening, Parent, Merger Sub and the Company executed the Merger Agreement, and Fort Ashford, Dr. Hunter, Parent and Merger Sub executed the Stockholder Agreement.

On the morning of December 6, 2013, the Company and Sterigenics issued a joint press release announcing the execution of the Merger Agreement and the Stockholder Agreement. A copy of the press release was furnished as an exhibit to the Form 8-K filed by the Company with the SEC on December 9, 2013, and is incorporated by reference herein.

The Merger Agreement provides that after the execution and delivery of the Merger Agreement and until 11:59 p.m., New York time, on January 4, 2014 (the “Go-Shop Period”), the Company and its representatives may initiate, solicit and encourage the making of alternative takeover proposals, including by providing nonpublic information to, and participating in discussions and negotiations with, third parties in respect of alternative acquisition proposals. Promptly after the announcement of the Merger Agreement on December 6, 2013, at the direction and under the supervision of the Special Committee, Craig-Hallum began the process of contacting third parties approved by the Special Committee.

On December 13, 2013, the Board held a telephonic meeting which was attended by representatives of Olshan. The representatives of Olshan provided a summary of the go-shop process and explained that Craig-Hallum had contacted three strategic parties, of which two responded that they were not interested due to the Company’s valuation or lack of a strategic fit. Olshan explained that the remaining party (“Company A”) had executed a confidentiality agreement with the Company and that no proposals had been received as of such date.

On December 20, 2013, the Board held a telephonic meeting which was attended by the special advisor and representatives of Craig-Hallum, Burr and Olshan. Craig-Hallum provided an update with respect to the go-shop process, noting that Company A continued to be actively involved in conducting due diligence. The Board agreed that the Company should be as cooperative as practicable in facilitating Company A’s due diligence of the Company.

On January 4, 2013, Company A informed Craig-Hallum that it would not be submitting a bid. Company A determined the valuation of the Company was too high.

The Recommendation of the Company’s Special Committee and Board; Reasons for the Merger

The Special Committee

The Special Committee, with the assistance of Craig-Hallum and Olshan, evaluated and participated in the negotiation of the proposed Merger, including the terms and conditions of the Merger Agreement, with Parent and Merger Sub. At the telephonic meeting held on December 5, 2013 described above, the Special Committee unanimously recommended to the Board that the Merger Agreement and the transactions contemplated therein, including the Merger, be approved by the Board.

In the course of its deliberations, the Special Committee considered a number of substantive factors, including the following:

•

Merger Consideration. The Special Committee concluded that the Merger Consideration represented an attractive valuation for the Company. The Merger Consideration represents a premium of approximately 28% to the closing price on December 5, 2013, the last trading day prior to the public announcement of the execution of the Merger Agreement, a premium of 27% to the Company’s 30-day average closing price on that date, a premium of 27% to the Company’s 90-day average closing price on that date and exceeds the previous 52-week closing high of $6.75. The Special Committee believed that $7.23 per share of common stock was the highest price that Parent would be willing to pay. The Special Committee also considered the fact that the Merger Consideration is all cash, which provides certainty of value to the Company’s common shareholders compared to a transaction in which the Company’s shareholders would receive stock. In addition, the Special Committee considered possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share Merger Consideration of $7.23, as adjusted for present value.

•

Review of Business and Prospects as an Independent Public Company. The Special Committee considered the Company’s financial condition, results of operations and business, earnings prospects and financial plan and prospects if it were to remain an independent public company in light of various factors. The Special Committee believes that the Company faces difficult industry, operational and financing challenges for the foreseeable future and that the Company’s future financial condition, results of operation, prospects and strategic objectives would be best served through a sale of the Company at this time. The financial, operational and capital factors used to determine such conclusion included:

•

the anticipated retirement of Dr. Hunter within the next two years. Dr. Hunter’s eventual retirement would create a need to implement a potentially costly succession plan that would require the Company to hire and retain experienced and qualified individuals to serve as Chief Executive, Chief Financial Officer and facility manager, which three offices are currently held by Dr. Hunter. These separate hires would represent ongoing and significant cash expenditures;

•	the fact that the Company estimates it will utilize all of its net operating loss carryforward tax benefits in the near future, which will reduce the Company’s earnings going forward;

•	the fact that organic growth will not be easily realizable due to the reasons described in the immediately preceding two bullets;

•

the fact that the Company’s operations are conducted through a single facility, any significant interruption of which would reduce the Company’s ability to provide services to its customers, which would result in lost revenue and a loss of customer loyalty. The ability of the Company to expand its production capabilities, which would also allow it to expand and diversify its revenue sources, which are currently concentrated in a small number of customers, is limited by the foregoing capital restraints; and

•

the fact that, as a public company with a historically volatile stock price, the Company faces continuing pressures from investors and financial analysts that may conflict with management’s long-term strategic plan, creating the risk of disruption and distraction that may reduce value for the Company’s long-term shareholders. The Special Committee considered that the Merger permits the Company’s shareholders to immediately realize an attractive price without incurring the risks and uncertainties inherent in management’s long-term strategic plan.

•

Go-Shop and Other Terms of the Merger Agreement. The Special Committee considered the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their obligations to complete the Merger and their ability to terminate the Merger Agreement, which the Special Committee, after consultation with its legal and financial advisors, considered to be reasonable and consistent with precedents deemed relevant. In particular, the Special Committee considered the following factors, among others, to be favorable to the Company:

•

The Company’s ability during the go-shop period to initiate, solicit and encourage alternative acquisition proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

•

The Company’s ability to continue discussions after the end of the go-shop period for a period of up to 15 days with parties from whom the Company receives during the go-shop period an acquisition proposal that the Board determines (in accordance with the terms of the Merger Agreement) is bona fide and constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal;

•

The Company’s and the Board’s ability to respond to a competing proposal after the end of the go-shop period that the Board determines is a Superior Proposal, subject to certain restrictions imposed by the Merger Agreement and the requirement that the Company pay Parent the termination fee in the event that the Company terminates the Merger Agreement to accept a Superior Proposal;

•

The fact that the Merger Agreement provides that, in the event the Merger Agreement is terminated due to a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $3 million termination fee, without any requirement that the Company be obligated to establish any damages; and

•	The lack of any financing contingencies in the Merger Agreement, which creates additional certainty of closing.

The Special Committee also noted that the termination or “break-up” fee provisions of the Merger Agreement could have the effect of discouraging competing third-party proposals, but that such provisions are customary for transactions of this size and type. The Special Committee considered that the $800,000 termination fee, representing approximately 3.8% of the equity value of the proposed transaction, was reasonable, particularly in light of the extensive process conducted by the Board and the Special Committee with the assistance of management and advisors.

•

Opinion of the Company’s Financial Advisor. The Special Committee considered the financial analysis presented by Craig-Hallum and its oral opinion (which was subsequently confirmed in writing) that, as of December 5, 2013 and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, the $7.23 per share in cash to be offered to the shareholders of the Company in the Merger was fair, from a financial point of view, to such holders, as more fully described in the subsection entitled “The Merger—Opinion of FTSI’s Financial Advisor.” The full text of this written opinion is attached to this proxy statement as Annex C. The Special Committee gave thorough consideration to Craig-Hallum’s methodologies, analyses and opinions.

•	Appraisal Rights. The Special Committee also considered the availability of statutory appraisal rights under Florida law in a merger.

•

Likelihood of Closing. The Special Committee considered the relatively limited nature of the closing conditions included in the Merger Agreement, the absence of a financing contingency and the likelihood that the Merger would be approved by the requisite regulatory authorities and the Company’s shareholders. The Special Committee also considered the Company’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance from Sterigenics to consummate the proposed Merger and the fact that in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a $3 million termination fee.

The Special Committee also identified and considered a number of countervailing factors and risks to the Company and its shareholders relating to the Merger and the Merger Agreement, including the following:

•

Potential Inability to Complete the Merger. The Special Committee considered the possibility that the Merger may not be completed and the potential adverse consequences to the Company if the Merger is not completed, including the potential loss of customers and employees, reduction of value offered by others to the Company in a future business combination, erosion of customer and employee confidence in the Company and the fact that the Company will have incurred significant transaction and opportunity costs attempting to complete the Merger.

•

No Participation in Future Earnings. The Special Committee considered the fact that shareholders of the Company will have no ongoing equity in the Surviving Corporation following the proposed Merger, meaning that shareholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from any increases in the value of the Company’s common stock.

•	No Market Check. The Special Committee considered the fact that no pre-signing auction or other pre-signing market check was conducted.

•	Stockholder Agreement. The Special Committee considered the risk that the Stockholder Agreement entered into by Fort Ashford and Dr. Hunter may deter third parties from submitting competing proposals.

•

Limited Remedies. The Special Committee considered the fact that the Company’s remedy in the event of breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the termination fee, and that under certain circumstances the Company may not be entitled to a termination fee at all.

•

Interim Operating Covenants. The Special Committee considered the limitations imposed in the Merger Agreement on the conduct of the Company’s business during the pre-closing period, its ability to solicit and respond to competing proposals and the ability of the Board to change or withdraw its recommendation of the Merger.

•

Termination Fee. The Special Committee took into account the $800,000 termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances, and the potential effect that such termination fee may have in deterring other potential acquirers from making competing proposals that could be more advantageous to the Company’s shareholders.

•

Disruptions to our Business; Potential for Litigation. The Special Committee considered the possible effect of the public announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, any loss or change in relationship with any customer or other business partner of the Company, any actions by competitors or any other disruption of the business of such person and any effect on the Company’s stock price, operations and employees and the Company’s ability to retain key employees.

•

Interests of the Company’s Directors and Executive Officers. The Special Committee considered the potential conflicts of interest of FTSI’s directors and sole named executive officer, as described in the section entitled “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation That May Be Paid or Become Payable in Connection with the Merger.”

•	Taxable Transaction. The Special Committee considered the fact that an all cash transaction would be taxable to the Company’s shareholders.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the complexity and wide variety of factors considered, the Special Committee did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Special Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Special Committee conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. In considering the factors described above, individual members of the Special Committee may have given different weights to different factors.

The Board

The Board established the Special Committee and empowered it to review, evaluate, and if appropriate, make a recommendation to the Board with respect to the potential sale of the Company. The Board, agreeing with and acting upon the unanimous recommendation of the Special Committee, at a meeting described above on December 5, 2013, unanimously determined and declared (i) that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its shareholders, (ii) that the form, terms, provisions and execution of the Merger Agreement are authorized and approved, and (iii) that the Board recommends that the Company’s shareholders adopt the Merger Agreement and thereby approve the Merger and other transactions contemplated thereby.

In connection with its determinations, the Board considered each of the factors considered by the Special Committee, as described above under “The Merger—The Recommendation of the Company’s Special Committee and Board; Reasons for the Merger—The Special Committee” as well as the unanimous recommendation of the Special Committee that the Merger Agreement and the transactions contemplated therein, including the Merger, be approved by the Board, and the Board agreed with the recommendation of the Special Committee.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered, the Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board conducted an overall analysis of the factors described above, including discussions with the Company’s management and its financial and legal advisors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

The Board has determined that the Merger Agreement, and the terms of the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its shareholders, and unanimously recommends that shareholders vote FOR the proposal to adopt and approve the Merger Agreement. When you consider the Board’s recommendation, you should be aware that our directors may have interests in the Merger that may be different from, or in addition to, your interests. These interests are described in “The Merger—Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation That May Be Paid or Become Payable in Connection with the Merger.”

Interests of the Chief Executive Officer and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger

In considering the recommendation of the Board with respect to the Merger, FTSI shareholders should be aware that FTSI’s sole executive officer and the directors of FTSI have interests in the Merger that may be different from, or in addition to, the interests of FTSI shareholders generally. The Board was aware of the interests described below and considered them, among other matters, when approving the Merger Agreement and recommending that FTSI shareholders vote to adopt the Merger Agreement.

Prior to the execution of the Merger Agreement there were no agreements or arrangements among Parent and the sole executive officer or any director of the Company regarding the terms of any possible post-acquisition employment or other roles of such individuals with Parent or the Surviving Corporation, with the exception of an agreement between Parent and Dr. Hunter, Chief Executive Officer of FTSI, that Dr. Hunter will enter into a six month transitional employment agreement with Parent and the Surviving Corporation in connection with the completion of the Merger, as described below.

Each of FTSI’s directors and sole executive officer holds stock options. Pursuant to the terms of the Merger Agreement, all such equity awards held by FTSI’s directors and sole executive officer will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price), as described in the section titled “The Merger Agreement—Merger Consideration—Stock Options.”

Chief Executive Officer Employment Agreement

The current employment agreement between FTSI and Dr. Hunter, FTSI’s Chief Executive Officer and sole named executive officer, provides for the payment of one year’s base salary to Dr. Hunter in the event that more than 50% of the Company’s outstanding stock is acquired by a third party and Dr. Hunter’s employment does not continue for at least 3 months after such third party acquisition. Parent and Merger Sub have agreed to assume Dr. Hunter’s severance payment upon the consummation of the proposed Merger, in addition to and apart from the transitional employment agreement described below. The current employment agreement does not provide for any other general severance benefits.

FTSI’s current employment agreement with Dr. Hunter does not require him to keep confidential the Company’s confidential and proprietary information after the termination of his employment, nor is Dr. Hunter subject to obligations of non-competition and non-solicitation of employees, suppliers or customers.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for Dr. Hunter, the sole named executive officer of the Company, that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation that may be paid or become payable by the Company to these individuals is subject to a non-binding advisory vote of the FTSI shareholders, as described under “Advisory Vote Regarding Certain Executive Compensation that May Be Paid or Become Payable in Connection with the Merger” and assumes the following:

•	the price per share paid by Parent in the Merger is $7.23;

•	the Merger closed on January 27, 2014, which is the last practicable date prior to the filing of this proxy statement; and

•	Dr. Hunter was terminated without cause immediately following the consummation of the Merger on January 27, 2014, which is the last practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisite/ Benefits ($)	Total ($)
Richard G. Hunter, President, Chief Executive Officer and Chief Financial and Accounting Officer	127,308	376,800	0	504,108

(1)	Amount reflected represents general severance benefits, including payment of one year’s base salary to Dr. Hunter upon cessation of his employment with the Company and upon a sale of the Company. See “The Merger—Interests of the Chief Executive Officer and Directors in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger—Chief Executive Officer Employment Agreement” above for more information.
(2)	The following table quantifies the proceeds that our named executive officer will receive in respect of his equity awards in the Merger:

Name	Proceeds from Stock Options Outstanding(i) ($)	Total Equity Proceeds From The Merger(ii) ($)
Richard G. Hunter	376,800	376,800

(i)	At the effective time of the Merger, each outstanding stock option, whether or not vested, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $7.23 will be cancelled without the right to receive any cash payment or other consideration in respect thereof.
(ii)	This table excludes existing shares of FTSI common stock held by Dr. Hunter.

Equity Awards of Dr. Hunter and FTSI’s Directors

Dr. Hunter, a director and FTSI’s Chief Executive Officer, and FTSI’s other directors hold equity awards in the form of stock options. Under the terms of the Merger Agreement and the Company’s 2000 Incentive Plan and 2009 Incentive Plan, in connection with and at the effective time of the Merger, each outstanding stock option held by Dr. Hunter and FTSI’s directors will be, whether or not vested, cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $7.23 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $7.23 will be cancelled without the right to receive any cash payment or other consideration in respect thereof.

Indemnification; Directors’ and Officers’ Insurance

The Surviving Corporation will assume all obligations of FTSI and its subsidiaries to indemnify its directors, officers and employees for acts or omissions occurring at or prior to the effective time of the Merger as provided in FTSI’s organizational documents and certain indemnification agreements and will survive the Merger and continue in full force and effect in accordance with their terms. Additionally, prior to the effective time of the Merger, FTSI will purchase, and following the effective time the Surviving Corporation will maintain, fully pre-paid six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained by FTSI, which tail policies will cover a period of six years from the effective time of the Merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and which tail policies shall contain at least the same coverage as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies.

Director Compensation: Special Committee Fees

The Board approved a per meeting retainer fee of $500 to be paid to each member of the Special Committee in recognition of the additional time commitment required of such members, payable whether or not the proposed transaction was completed. On November 5, 2013, upon the recommendation of the compensation committee, the Board approved an increase in the compensation of the members of the Special Committee. The Board determined that the chairman of the Special Committee, Dr. Sinnott, should receive $1,000 per meeting and that each other member of the Special Committee should receive $750 per meeting for the duration of their service on the Special Committee, payable whether or not the proposed transaction was completed. On December 6, 2013, the Board requested that Mr. Bell attend meetings of the Special Committee now that the Merger Agreement had been executed and the go-shop period had commenced. The compensation committee determined that Mr. Bell should also receive $750 for each meeting of the Special Committee attended by Mr. Bell beginning December 13, 2013.

Continuing Employment with the Surviving Corporation

Transitional Employment Agreement with Dr. Hunter

Parent has requested that Dr. Hunter, the Company’s Chief Executive Officer, continue his employment with the Surviving Corporation on a transitional basis, with compensation and other terms of such employment to be on substantially the same terms as the Chief Executive Officer’s current employment agreement, except that (i) Dr. Hunter’s employment will be for a term of six months to begin upon consummation of the Merger, (ii) Dr. Hunter will have the title and role of General Manager and report to the Surviving Corporation’s Vice President of Radiation Operations, (ii) the agreement will contain non-solicitation and non-competition covenants, which will continue to apply for a period of one year following termination of the employment agreement and (iii) no severance or other similar payments will be made upon the termination of Dr. Hunter’s employment.

Entry by Dr. Hunter into the transitional employment agreement with the Surviving Corporation is a condition to closing of the Merger. As of the date of this proxy statement, no further developments have occurred in the negotiation with Parent of, or otherwise in relation to, Dr. Hunter’s transitional employment agreement.

Other Executive Officers

Parent may also request certain of the Company’s executive officers to continue their employment with the Surviving Corporation on an interim or long-term basis, with compensation and other terms of such employment to be negotiated between Parent and/or the Surviving Corporation and such executive officers.

Opinion of FTSI’s Financial Advisor

The full text of Craig-Hallum’s written opinion, dated as of December 5, 2013, is attached as Annex C to this proxy statement. Craig-Hallum’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Craig-Hallum in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Craig-Hallum’s opinion and the methodology that Craig-Hallum used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Pursuant to an engagement letter dated November 6, 2013, the Special Committee requested that Craig-Hallum render to the Special Committee and the Board an opinion as to the fairness, from a financial point of view, to the holders of FTSI common stock of the consideration to be paid to such holders in the Merger for their shares of common stock (other than Dissenting Shares and Excluded Shares, each as defined in the Merger Agreement). During the meetings of the Special Committee and the Board on December 5, 2013, Craig-Hallum rendered its oral opinion, subsequently confirmed in writing, to the Special Committee and the Board to the effect that, as of that date and based on and subject to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Craig-Hallum set forth in such written opinion, the consideration provided for in the Merger Agreement of $7.23 in cash per share of FTSI common stock (other than as to Dissenting Shares or Excluded Shares) was fair to the holders of FTSI common stock from a financial point of view.

The full text of the written opinion of Craig-Hallum, dated December 5, 2013, which sets forth, among other things, the assumptions made, matters considered and qualifications and limitations on the review undertaken by Craig-Hallum in rendering its opinion, is attached as Annex C to this proxy statement. FTSI encourages its shareholders to read the opinion carefully in its entirety. Craig-Hallum’s opinion was limited to the fairness, from a financial point of view, of the consideration provided for in the Merger Agreement of $7.23 in cash per share of FTSI common stock (other than as to Dissenting Shares and Excluded Shares). Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Craig-Hallum’s opinion was addressed to the Special Committee and the Board and was not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger or any other matter, and should not be relied upon by any shareholder as such. The summary of Craig-Hallum’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this proxy statement.

In arriving at its opinion, Craig-Hallum, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition and operations of FTSI that Craig-Hallum believed to be relevant to its inquiry.

•

Reviewed certain internal information concerning the business, financial condition and operations of FTSI prepared and furnished to Craig-Hallum by the management of FTSI that Craig-Hallum believed to be relevant to its inquiry.

•

Reviewed certain internal financial analyses, estimates and forecasts relating to FTSI, prepared and furnished to Craig-Hallum by the management of FTSI, including estimates of net operating loss utilization.

•	Reviewed FTSI’s financial projections for calendar years ended December 31, 2013 through December 31, 2018, prepared and furnished to Craig-Hallum by the management of FTSI.

•	Reviewed the publicly available audited financial statements of FTSI for the years ended December 31, 2009 through December 31, 2012.

•	Reviewed the publicly available unaudited financial statements of FTSI for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013.

•

Held discussions with members of senior management of FTSI concerning their evaluations of the Merger and FTSI’s business, operating and regulatory environment, financial condition, prospects and strategic objectives, as well as such other matters as Craig-Hallum deemed necessary or appropriate for purposes of rendering its opinion.

•	Reviewed the historical market prices and trading activity for FTSI common stock.

•	Compared certain publicly available financial and stock market data for FTSI with similar information for certain other publicly traded companies that Craig-Hallum deemed to be relevant.

•

Reviewed the publicly available financial terms of certain other business combinations transactions that Craig-Hallum deemed to be relevant and the consideration received for and paid in such transactions that Craig-Hallum believed to be generally relevant.

•	Reviewed the premiums paid on certain recent acquisitions of U.S. companies, the securities of which were publicly traded on major stock exchanges (NASDAQ, NYSE AMEX, or NYSE).

•	Performed a discounted cash flow analysis of FTSI on a stand-alone basis utilizing information prepared and furnished to Craig-Hallum by the management of FTSI.

•	Reviewed the draft Merger Agreement, dated December 5, 2013, which is the latest draft provided to Craig-Hallum prior to the date of its opinion letter.

•	Conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Craig-Hallum deemed necessary and appropriate in arriving at its opinion.

In conducting its review and rendering its opinion, Craig-Hallum, at the direction and with the consent of the Special Committee: relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with, reviewed by, provided to or otherwise made available to Craig-Hallum, and did not attempt to independently verify, and assumed no responsibility for the independent verification, of such information; relied upon the assurances of FTSI’s management that the information provided was prepared on a reasonable basis in accordance with industry practice, and that management was not aware of any information or facts that made the information provided to Craig-Hallum incomplete or misleading; assumed that there were no material changes in FTSI’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Craig-Hallum prior to the date of its opinion; assumed that FTSI was not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Merger; assumed with respect to financial forecasts, estimates of net operating loss tax benefits and other estimates and forward-looking information relating to FTSI and the Merger reviewed by Craig-Hallum, that such information reflected the best available estimates and judgments of FTSI’s management at that time; and expressed no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of FTSI or the assumptions on which they were based.

FTSI does not publicly disclose internal management projections of the type provided to Craig-Hallum in connection with Craig-Hallum’s analysis of the Merger, and such internal management projections were not prepared with a view toward public disclosure. These internal management projections provided to Craig-Hallum were prepared by FTSI management and were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such internal management projections.

Craig-Hallum was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Craig-Hallum, nor was Craig-Hallum furnished with any such verification and Craig-Hallum does not assume any responsibility or liability for the accuracy or completeness thereof. Craig-Hallum did not conduct a physical inspection of any of the properties or assets of FTSI. Craig-Hallum did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of FTSI, nor was Craig-Hallum furnished with any such evaluations or appraisals, nor did Craig-Hallum evaluate the solvency of FTSI under any state or federal laws.

Craig-Hallum also assumed, at the direction of and with the consent of the Special Committee, that the final executed form of the Merger Agreement did not differ in any material respects from the latest draft provided to Craig-Hallum, and that the Merger will be consummated in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term or condition, and that, in the necessary regulatory or third party consents and approvals for the Merger will be obtained in a manner that will not adversely affect FTSI or alter the terms of the Merger. Craig-Hallum is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of FTSI and its legal, tax and regulatory advisors with respect to such matters.

Craig-Hallum did not consider the relative merits of the Merger as compared to any other business plan or opportunity that might be available to FTSI or the effect of any other arrangement in which FTSI might engage.

Craig-Hallum was directed by the Special Committee to provide its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of FTSI common stock (other than as to Dissenting Shares and Excluded Shares) in the proposed Merger with Merger Sub. Craig-Hallum expressed no opinion as to the amount, nature or fairness of consideration or compensation to be received in or as a result of the proposed Merger by preferred stock holders, warrant holders, option holders, officers, directors, employees or any other class of such persons or relative to or in comparison with the Merger Consideration to be received by holders of common stock for their common shares. In that regard, Craig-Hallum was advised by FTSI directly or through its other advisors that the amounts received by such option holders, officers, directors, employees or other class of such persons in or as a result of the proposed Merger are in compliance and accordance with their contract or contract-like rights under the existing terms of their agreements with FTSI. Craig-Hallum’s opinion did not address any other aspect or implication of the Merger, the Merger Agreement or any other agreement or understanding entered into in connection with the Merger or otherwise.

Craig-Hallum’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Craig-Hallum, as of the date of its opinion. Craig-Hallum did not express any opinion as to the prices or trading ranges at which FTSI common stock will trade at any time. Furthermore, Craig-Hallum did not express any opinion as to the impact of the Merger on the solvency or viability of the surviving corporation in the Merger or the ability of the surviving corporation to pay its obligations when they become due.

Craig-Hallum’s opinion was not intended to and does not constitute a recommendation to any shareholders as to how such holder should vote with respect to the Merger or any other matter, and should not be relied upon by any shareholder as such. Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Craig-Hallum’s opinion was approved by a fairness opinion committee in accordance with established procedures.

The Merger Consideration was determined through negotiations between the Special Committee and Parent, and was approved by the Board. Craig-Hallum provided advice to FTSI and the Special Committee during these negotiations, but did not recommend any specific consideration to FTSI or the Special Committee or suggest that any specific consideration constituted the only appropriate consideration for the Merger. In addition, Craig-Hallum’s opinion and its presentation to the Special Committee and the Board were one of many factors taken into consideration by the Special Committee and the Board in deciding to approve the Merger. Consequently, the analyses as described below should not be viewed as determinative of the opinion of the Special Committee and the Board with respect to the consideration to be paid to the holders of shares of FTSI common stock or of whether the Special Committee and the Board would have been willing to determine that different consideration was fair.

Summary of Financial Analyses

In accordance with customary investment banking practice, Craig-Hallum employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Craig-Hallum to the Special Committee and the Board on December 5, 2013, and that were utilized by Craig-Hallum in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Craig-Hallum, nor does the order of analyses described represent the relative importance or weight given to those analyses by Craig-Hallum. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Craig-Hallum’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 5, 2013, and is not necessarily indicative of current or future market conditions.

For purposes of its standalone analyses performed on FTSI, Craig-Hallum utilized FTSI’s internal financial projections for calendar years ended December 31, 2013 through December 31, 2018 prepared and furnished to

Craig-Hallum by the management of FTSI. Information regarding the net debt and number of fully-diluted shares of common stock outstanding for FTSI was provided by management. Net debt is defined as all outstanding debt and capital lease obligations plus preferred stock plus minority interest less cash and cash equivalents.

Historical Trading Prices

Craig-Hallum reviewed the stock trading history of FTSI common stock during the last 1 year and 3 year periods. Based on this analysis, Craig-Hallum observed the following:

1-Year Statistics*
1-Year Low	$4.74
1-Year High	$6.62
1-Year Average	$5.29
1-Year Median	$5.13
1-Year Volume Weighted Average Price (VWAP)	$5.69

3-Year Statistics*
3-Year Low	$3.60
3-Year High	$7.69
3-Year Average	$5.59
3-Year Median	$5.52
3-Year Volume Weighted Average Price (VWAP)	$5.73

*	Based on closing stock prices for FTSI, ending with December 5, 2013

Craig-Hallum noted that the consideration of $7.23 per share in cash to be paid to the holders of FTSI common stock in the Merger was higher than the 1 and 3 year average, median, and VWAP, as well as any price at which shares of FTSI common stock traded during the twelve month period ending December 5, 2013.

Selected Comparable Companies Analysis

Craig-Hallum reviewed and compared certain financial information for FTSI to corresponding financial information, ratios and public market multiples for the following publicly traded companies, which, in the exercise of its professional judgment, Craig-Hallum determined to be relevant to its analysis and (i) provide contract services (and have market capitalizations less than $1 billion), gamma irradiation services or sterilization services, and (ii) had positive last twelve month (“LTM”) EBITDA:

Selected Companies

Gamma Irradiation	Sterilization		Contract Service
• Nordion Inc.	•	Cantel Medical Corp.	•	Alliance Healthcare Services, Inc.
• Steris Corp.	•	Stericycle, Inc.	•	American Shared Hospital Services
• Synergy Health plc			•	Bio-Reference Laboratories Inc.

			•	Courier Corporation

			•	RadNet, Inc.

			•	US Ecology, Inc.

Craig-Hallum obtained financial metrics and projections for the selected companies from SEC Edgar and S&P Capital IQ (“Capital IQ”). In its analysis, Craig-Hallum derived and compared multiples for FTSI and the selected companies, calculated as follows:

•	the enterprise value (“EV”) as a multiple of actual EBITDA for the last 12 months, which is referred to below as “EV/LTM EBITDA”;

•	the EV as a multiple of estimated EBITDA for calendar year 2013, which is referred to below as “EV/2013E EBITDA”;

•	the EV as a multiple of estimated EBITDA for calendar year 2014, which is referred to below as “EV/2014E EBITDA”;

EV means market capitalization plus net debt. EBITDA refers to earnings before interest, taxes, depreciation, amortization, stock-based compensation, and non-cash impairment charges.

This analysis indicated the following for the selected comparable companies:

Financial Multiple	25th Percentile*	Median*	75th Percentile*
EV/LTM EBITDA	5.7x	7.6x	10.2x
EV/2013E EBITDA	7.2x	8.6x	11.9x
EV/2014E EBITDA	6.7x	7.8x	10.9x

*	Excludes FTSI.

In reviewing this analysis, Craig-Hallum also considered, among other things, the relative comparability of the selected companies to FTSI. Based upon the foregoing and applying its professional judgment, Craig-Hallum selected the representative ranges of the 25th percentile to the 75th percentile for each period. Craig-Hallum then applied the respective representative ranges to EBITDA for FTSI, resulting in ranges of implied total enterprise values. These total enterprise values were further adjusted for FTSI’s net debt to calculate ranges of implied common stock equity values. All of the aforementioned implied common stock equity value ranges were then divided by the number of fully-diluted shares outstanding of FTSI based on the treasury-stock method to calculate the following ranges of implied equity values per share of FTSI common stock:

Financial Multiple	Representative Range	Implied per Common Share Equity Value Reference Range
EV/LTM EBITDA	5.7x – 10.2x	$5.51 – $8.87
EV/2013E EBITDA	7.2x – 11.9x	$6.87 – $10.61
EV/2014E EBITDA	6.7x – 10.9x	$6.07 – $9.11

Craig-Hallum noted that the range of prices of FTSI common stock implied by this analysis was between $5.51 and $10.61 per share, compared to the consideration of $7.23 per share in cash to be paid to the holders of FTSI common stock in the Merger for their shares of common stock.

Although Craig-Hallum selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of FTSI, no selected company is identical to FTSI. In evaluating the financial multiples for the selected companies, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Accordingly, Craig-Hallum’s comparison of selected companies to FTSI and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and FTSI.

Precedent Transaction Analysis

Craig-Hallum performed a selected precedent transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of selected transactions that share some characteristics with the Merger. Craig-Hallum reviewed and compared the proposed financial terms offered for FTSI to corresponding publicly available financial terms in eighteen selected acquisitions. Craig-Hallum reviewed precedent transactions that, in the exercise of its professional judgment, Craig-Hallum selected as relevant to its analysis and that met the following criteria: (i) U.S. based target companies that provide gamma irradiation, sterilization or contract services, (ii) companies with positive LTM EBITDA, (iii) announced transactions since January 1, 2004 with publicly available financial terms, (iv) target companies with implied enterprise value of less than $1 billion, and (v) the acquisition was not of a minority interest. In its analysis, Craig-Hallum reviewed the following precedent transactions as of the date of announcement:

Acquirer	Target	Date Announced
R.R. Donnelley & Sons Company	Consolidated Graphics, Inc.	October 2013
The Standard Register Company	WorkflowOne LLC	August 2013
Radiation Therapy Services Inc.	OnCure Holdings, Inc.	June 2013
Energy Capital Partners	EnergySolutions, Inc.	January 2013
Crosstex International, Inc.	SPSmedical Supply Corp.	November 2012
Synergy Health plc	SRI Surgical Express Inc.	June 2012
Laboratory Corp. of America Holdings	MEDTOX Scientific Inc.	June 2012
Laboratory Corp. of America Holdings	Orchid Cellmark Inc.	April 2011
Universal Hospital Services Inc.	Emergent Group, Inc.	February 2011
Trilantic Capital Partners	Angelica Corporation	May 2008
Homeland Security Capital Corporation	Safety and Ecology Corporation	March 2008
CML Healthcare Income Fund	American Radiology Services, Inc.	December 2007
Stericycle, Inc.	MedSolutions, Inc.	July 2007
Jubilant Organosys Ltd.	Jubilant HollisterStier LLC	April 2007
Primedex Health Systems Inc.	Radiologix, Inc.	July 2006
Mesa Laboratories	Raven Biological Laboratories, Inc.	May 2006
EnergySolutions, Inc	Duratek, Inc.	February 2006
PPM America Capital Partners	Sterigenics International, Inc.	March 2004

For each precedent transaction indicated above, using company filings, Capital IQ, and press releases, Craig-Hallum calculated multiples of EV to LTM EBITDA. From this analysis, Craig-Hallum derived the 25th percentile and the 75th percentile for the selected precedent transactions set forth in the following table:

	25th Percentile	Median	75th Percentile
EV/LTM EBITDA Multiple	5.3x	7.9x	9.6x

In reviewing this analysis, Craig-Hallum also considered, among other things, the relative comparability of the precedent transactions and targets to the Merger and FTSI. Based on the foregoing and applying its professional judgment, Craig-Hallum selected a reference range of EV/LTM EBITDA multiples of 5.3x to 9.6x, which reflected a range of the 25th percentile to the 75th percentile of the selected precedent transactions, and which Craig-Hallum deemed most meaningful for this analysis. Craig-Hallum applied LTM EBITDA for FTSI to this reference range of multiples to determine a range of implied enterprise values for FTSI. These total enterprise values were further adjusted for FTSI’s net debt to calculate a range of implied common stock equity value. The implied common stock equity value range was then divided by the number of fully-diluted shares outstanding of FTSI based on the treasury-stock method to calculate the following range of implied equity values per share of FTSI common stock of $5.24 to $8.48, compared to the consideration of $7.23 in cash per share to be paid to the holders of FTSI common stock in the Merger.

Financial Multiple	Representative Range	Implied per Common Share Equity Value Reference Range
EV/LTM EBITDA	5.3x – 9.6x	$5.24 – $8.48

No company or transaction utilized in the selected precedent transactions analysis is identical to FTSI. In evaluating the precedent transactions, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FTSI, such as the impact of competition on the business of FTSI or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of FTSI or the industry or in the financial markets in general.

Illustrative Premiums Paid Analysis

Craig-Hallum performed a premiums paid analysis based upon the premiums paid in 41 precedent acquisitions involving all cash transactions of U.S. exchange listed publicly-traded companies across all sectors (excluding financial companies) with EVs between $10 million and $500 million announced during the twelve month period ending December 5, 2013, where at least 80% of the target company was acquired. Craig-Hallum analyzed the transactions to determine the premium paid for the target company as determined using the equity value of the target based on the closing price on the date that was one day, one week, and one month prior to deal announcement and the 52-week high closing price prior to the deal announcement. Based on this analysis, Craig-Hallum observed the following:

	Premium to Equity Value
	1 Day	1 Week	1 Month	52-Week High
75th Percentile	56.0%	57.7%	64.6%	26.6%
Median	38.7%	41.5%	43.6%	9.1%
25th Percentile	20.0%	24.3%	24.6%	(1.8)%

Based on this premiums paid analysis, Craig-Hallum selected the representative ranges of the 25th percentile to the 75th percentile for each historical premium to calculate ranges of implied common stock equity values per share of FTSI common stock for FTSI. Craig-Hallum then applied the respective representative ranges to historical trading prices of FTSI, to calculate ranges of implied equity values per share of FTSI common stock:

Premium	Representative Range	Implied per Common Share Equity Value Reference Range
1-Day Premium	20.0% – 56.0%	$6.76 – $8.78
1-Week Premium	24.3% – 57.7%	$6.92 – $8.78
1-Month Premium	24.6% – 64.6%	$7.35 – $9.71
52-Week High Premium	(1.8)% – 26.6%	$6.63 – $8.54

No company or transaction used in the premiums paid analysis is identical or directly comparable to FTSI or its business or the Merger.

Discounted Cash Flow Analysis

Craig-Hallum conducted a discounted cash flow analysis for FTSI on a stand-alone basis, which is designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied equity values per share of FTSI common stock based on forecasts provided by the management of FTSI for the remainder of 2013 as of December 5, 2013 through calendar year 2018. Craig-Hallum first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, and less capital expenditures) of FTSI for calendar years 2013 to 2018. Craig-Hallum utilized a tax rate of 0% for the remainder of 2013 based on management’s expectations to utilize its remaining net operating loss carryforwards, and an assumed tax rate of 37.5% for calendar years 2014 through 2018. Craig-Hallum then calculated a terminal value for FTSI using the perpetuity growth method and the terminal multiple method. The terminal value for the perpetuity growth method was calculated by applying to the calendar year 2018 estimated unlevered free cash flow a selected range of perpetuity growth rates of 2.0% to 4.0%, which is slightly above the last 10-year GDP average growth rate. The terminal value for the terminal multiple method was calculated by applying a range of terminal LTM EBITDA multiples of 7.0x to 9.0x (which range was selected based on Craig-Hallum’s professional judgment after consideration of the precedent M&A transaction multiples and comparable companies multiples) to FTSI management’s forecast of EBITDA for calendar year 2018. These unlevered free cash flows, and terminal values were then discounted to present values as of December 5, 2013 using a range of discount rates of 11.0% to 15.0% (which range was selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using FTSI and the comparable company data) to calculate a range of implied total enterprise values for FTSI. These total enterprise values were further adjusted for FTSI’s net debt to determine implied equity values. The aforementioned implied common stock equity value ranges were then divided by the number of fully-diluted shares outstanding of FTSI based on the treasury-stock method, to calculate the ranges of implied equity values per share of FTSI common stock. From this analysis, Craig-Hallum derived the 25th percentile and the 75th percentile for the values produced from the discounted cash flow analysis set forth in the following table:

Discounted Cash Flow Analysis	Implied per Common Share Equity Value Reference Range
Perpetuity Growth Method	$3.08 – $3.74
Terminal Multiple Method	$4.95 – $5.46

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Craig-Hallum. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Craig-Hallum’s fairness determination. Rather, Craig-Hallum considered the totality of the factors and analyses performed in arriving at its opinion. Craig-Hallum based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Craig-Hallum based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Craig-Hallum are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Craig-Hallum analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

As part of its investment banking business, Craig-Hallum and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Craig-Hallum was selected as financial advisor to FTSI and the Special Committee with respect to the Merger on the basis of Craig-Hallum’s experience and its familiarity with FTSI.

Pursuant to the engagement letter dated November 6, 2013, FTSI agreed to pay Craig-Hallum fees for its services which are currently estimated to be approximately $200,000 in the aggregate as of the record date, of which $10,000 became payable upon signing the engagement letter as a retainer, $150,000 became payable upon delivery of Craig-Hallum’s opinion and the remainder of which is contingent upon consummation of a sale or merger of FTSI. In addition, FTSI has agreed to reimburse Craig-Hallum for its out-of-pocket expenses and to indemnify it for certain liabilities arising out of the performance of such services (including the rendering of its opinion). Except for the engagement described above, Craig-Hallum has never been retained by FTSI for any services and has never received any compensation. Craig-Hallum has never been retained by Sterigenics Florida Acquisition Corp. for any services and has never received any compensation. In the ordinary course of business, Craig-Hallum and its affiliates may actively trade or hold the securities of FTSI or any of their affiliates for Craig-Hallum’s or FTSI’s account or for others and, accordingly, may at any time hold a long or short position in such securities.

Craig-Hallum’s analyses were prepared solely as part of Craig-Hallum’s analysis of the fairness, from a financial point of view, as of December 5, 2013, of the consideration to be paid to the holders of FTSI common stock for their shares of common stock in the Merger (other than as to Dissenting Shares or Excluded Shares) and were provided to the Special Committee and the Board in that connection. The opinion of Craig-Hallum was only one of the factors taken into consideration by the Special Committee and the Board in making its determination to approve the Merger Agreement and the Merger.

Financing

Parent and Merger Sub estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $21 million. Parent expects to finance the Merger Consideration with cash on hand.

Stockholder Agreement

Dr. Hunter and Fort Ashford, in their capacities as shareholders of FTSI, have entered into a Stockholder Agreement with Parent and Merger Sub, dated December 5, 2013, as a condition to Parent and Merger Sub entering into the Merger Agreement. The Stockholder Agreement requires these shareholders to retain their shares of FTSI common stock, including voting control over such shares, and to vote their shares (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated therein, (ii) against any other proposal for action or agreement that is intended, or could reasonably be expected to, materially impede, interfere with, delay or otherwise adversely affect or be in opposition to the consummation of the transactions contemplated by the Merger Agreement, (iii) against any acquisition proposal or other transaction pursuant to which any third party other than Parent would acquire all or substantially all of FTSI’s assets or all or a majority of FTSI’s common stock and (iv) in favor of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes to approve the Merger Agreement. These shareholders have also agreed not to, among other things, solicit proxies in support of, or initiate a shareholders’ vote with respect to, an opposing acquisition proposal. The obligations of the shareholders under the Stockholder Agreement terminate upon the earlier to occur of the effective time of the Merger and the date that the Merger Agreement is terminated in accordance with its terms (see “The Merger Agreement—Termination of the Merger Agreement”).

As of the date of the Stockholder Agreement, the shareholders executing the Stockholder Agreement were the record and beneficial owners of 844,162 shares of FTSI’s common stock in the aggregate, or approximately 30% of its outstanding common stock, 4% of which may be deemed to be non-voting “control shares” of Fort Ashford pursuant to Florida’s Control Share Acquisition Statute. The foregoing discussion summarizes material terms of the Stockholder Agreement. Due to Dr. Hunter’s and Fort Ashford’s combined percentage ownership of FTSI’s outstanding common stock, the terms of the Stockholder Agreement will not assure passage of any of the proposals to be presented at the special meeting. We urge you to read carefully the full text of the Stockholder Agreement, which is attached as Annex B to this proxy statement and is incorporated herein by reference

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to U.S. Holders (as defined below) of FTSI common stock whose shares will be converted into cash in the Merger and who will not own (actually or constructively) any shares of FTSI common stock after the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the “IRS”), court decisions, and other applicable authorities, all as in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation, which could result in U.S. federal income tax consequences different from those discussed below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to beneficial holders of FTSI common stock in light of their particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with persons that beneficially hold shares of FTSI common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Except as expressly provided below, this discussion does not address the tax treatment of special classes of persons, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities, regulated investment companies, real estate investment trusts, S corporations, persons holding shares of FTSI common stock as part of a hedge, straddle or other risk reduction, constructive sale, conversion transaction, or other integrated transaction, U.S. expatriates, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who exercise appraisal rights, U.S. Holders that beneficially own stock of Parent, and persons who acquired shares of FTSI common stock as compensation, pursuant to the exercise of FTSI options or otherwise in connection with the performance of services to the FTSI or any of its affiliates. Furthermore, this discussion does not address any state, local or non-U.S. tax considerations or alternative minimum tax or non-U.S. federal income tax considerations.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of FTSI common stock that is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds shares of FTSI common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion does not address the tax treatment of partnerships or persons who hold their shares of FTSI common stock through partnerships for U.S. federal income tax purposes. A partner in a partnership holding shares of FTSI common stock should consult its tax advisor regarding the consequences to them of the merger.

EACH HOLDER OF FTSI COMMON STOCK IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

The exchange of shares of FTSI common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder of FTSI common stock that exchanges such common stock in the Merger for cash should recognize capital gain or loss equal to the difference, if any, between the amount of cash received in the Merger (determined before the deduction of any applicable withholding taxes) in exchange for such common stock and the U.S. Holder’s adjusted basis in such common stock. Gain or loss should be determined separately for each identifiable block of shares of FTSI common stock (generally, such stock acquired at different prices or at different times). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder’s holding period for such shares is more than one year at the time of the Merger. The deductibility of capital losses is subject to certain limitations.

Cash payments received by a U.S. Holder in exchange for such U.S. Holder’s FTSI common stock in the Merger may be subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%), unless the U.S. Holder or other payee (i) provides a valid taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) and complies with certain certification procedures or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional U.S. federal income tax, rather any amounts withheld may be credited against the U.S. Holder’s federal income tax liability, and if the backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The discussion set forth above is included for general information only. Each beneficial owner of shares of the FTSI’s common stock should consult his, her or its own tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Regulatory Matters

The Company is required to file articles of merger with the Secretary of State of the State of Florida in accordance with the FBCA after the adoption of the Merger Agreement by our shareholders at the closing of the Merger. In addition, certain consents and approvals are required to be obtained by the Company from the State of Florida Department of Health in connection with the Merger.

Parent and FTSI have determined that the Merger does not require the filing of notification and report forms under the HSR Act with the Antitrust Division or the FTC.

Parent and FTSI are not aware of any other required regulatory approvals.

Litigation Related to the Merger

Since the announcement of the Merger, three (3) purported class action lawsuits have been filed on behalf of our public shareholders against FTSI, Parent, Merger Sub, and the individual members of the FTSI Board. The lawsuits have all been filed in the Circuit Court of the Tenth Judicial Circuit in Polk County, Florida. The first case was filed on December 10, 2013, and is captioned as Hilton Reeves, on behalf of himself and those similarly situated, v. Food Technology Service, Inc., Ronald Thomas, Gary Lifshin, John T. Sinnott, Douglas Bell, Richard G, Hunter, Sterigenics U.S., LLC, and Sterigenics Florida Acquisition Corporation; the second case was filed on December 12, 2013 and is captioned as Stan Kaconas, individually and on behalf of all others similarly situated, v. Food Technology Service, Inc., Richard G, Hunter, Douglas S. Bell, John T. Sinnott M.D., F.A.C.P., Ronald Thomas, Ph.D., Gary Lifshin, Sterigenics U.S. LLC and Sterigenics Florida Acquisition Corp.; and the third case was filed on January 2, 2014, and is captioned as William Whaley, on behalf of himself and all others similarly situated, v. Food Technology Service, Inc., Ronald Thomas, Gary Lifshin, John T. Sinnott, Douglas Bell, Richard G. Hunter, Sterigenics U.S., LLC, and Sterigenics Florida Acquisition Corporation (collectively, the “Suits”). The Suits allege, among other things, a breach of fiduciary duty by the members of the Board and assert claims for aiding and abetting such breach of fiduciary duty. The Suits also seek to enjoin the proposed Merger, to recover damages in the event that the proposed Merger is consummated and an award of fees and expenses incurred in prosecuting the Suits, including reasonable attorneys’ and experts’ fees and expenses. The Company and Parent believe the lawsuits are without merit and intend to defend vigorously against them.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, FTSI’s common stock will be delisted from, and no longer traded on, Nasdaq and will be deregistered under the Exchange Act. Following the closing of the Merger, FTSI will no longer be a public company and, as such, we will no longer file reports with the SEC.

Effects on the Company if the Merger is not Completed

If the Merger Agreement is not adopted by our shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of FTSI common stock pursuant to the Merger Agreement. Instead, we will remain a public company and FTSI common stock will continue to be registered under the Exchange Act and quoted on Nasdaq. In addition, if the Merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

If the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of FTSI common stock. In the event the Merger is not completed, our Board will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance shareholder value. If the Merger Agreement is not adopted by our shareholders, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, we will be obligated to pay Parent a termination fee of $800,000. Parent will be obligated to pay us a termination fee of $3 million if the Merger Agreement is terminated under certain other circumstances. For a description of the circumstances triggering payment of these termination fees, see “The Merger Agreement—Termination of the Merger Agreement—Termination Payment.”

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all the information about the Merger Agreement that is important to you. We urge you to read the Merger Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide our shareholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about FTSI. The Merger Agreement contains representations and warranties of FTSI, Merger Sub and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about FTSI. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in FTSI’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of FTSI, Parent or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

At the effective time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, Merger Sub will merge with and into FTSI, the separate corporate existence of Merger Sub will cease and FTSI will survive as a wholly owned subsidiary of Parent. In addition, the certificate of incorporation and bylaws of Merger Sub will become the certificate of incorporation and bylaws of the surviving corporation.

Directors and Officers

The directors and officers of Merger Sub immediately prior to the effective time of the Merger will be the initial directors and officers of the Surviving Corporation as of the effective time of the Merger and shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

When the Merger Becomes Effective

Unless another time or date is agreed to in writing by the parties, the closing of the Merger shall take place as promptly as practicable, but in no event later than 10:00 a.m. Florida time on the earlier of (i) the first business day following the satisfaction or waiver of the conditions to the Merger, and (ii) April 30, 2014, subject to satisfaction or waiver of the conditions to the Merger.

Merger Consideration

The Merger Consideration to be paid by Parent and Merger Sub in the Merger for all of the outstanding equity interests of FTSI, subject to certain adjustments provided in the Merger Agreement and described herein, is approximately $21 million. The per share merger consideration is equal to $7.23 per share of common stock (the “Merger Consideration”).

The consideration to be paid for each type of security of FTSI is summarized below. All payments described below will be made without interest and will be reduced for any applicable tax withholding requirements.

FTSI Common Stock

At the effective time of the Merger, each share of common stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) shares held in the treasury of FTSI and shares owned by Parent, Merger Sub, or any subsidiary of Parent or FTSI (which shares will be cancelled) (the “Excluded Shares”) and (ii) shares that are owned by shareholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 1302 of the FBCA (the “Dissenting Shares”), will be converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the Merger Consideration.

Stock Options

Each (i) outstanding option to purchase shares of FTSI common stock (“Company Stock Option”), whether or not then exercisable shall, as of the effective time of the Merger, be cancelled, and the holder thereof shall be entitled to the right to receive, without any interest thereon, an amount in cash payable immediately following the cancellation of such Company Stock Option equal to the product of (i) the number of shares of common stock subject to FTSI Stock Option as of immediately prior to the effective time of the Merger and (ii) the difference (if any) between the Merger Consideration and the per share exercise price (such difference, the “Option Consideration”). Such cash payment will be reduced by applicable tax withholding.

Payment of the Merger Consideration and Surrender of Stock Certificates

Parent will deposit with a bank or trust company designated by Parent (the “Exchange Agent”) the cash required to make payments in respect of the Merger Consideration (the “Exchange Fund”).

Promptly after the effective time of the Merger, Parent will cause the Exchange Agent to mail to each holder of record of a certificate or certificates whose shares of common stock were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for effecting the surrender of such certificate in exchange for the Merger Consideration.

The letter of transmittal will:

•

specify that delivery will be effected, and risk of loss and title to the certificates representing the shares of common stock will pass, only upon actual delivery of the certificates to the Exchange Agent;

•	include a release in form reasonably agreeable by Parent and FTSI; and

•	will be in the form and have such other provisions as Parent may reasonably specify.

If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of common stock in exchange for the consideration to be paid pursuant to the Merger Agreement. You should contact your bank, brokerage firm, or other nominee for additional information.

Upon surrender of certificates for cancellation to the Exchange Agent, together with a duly completed and executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, the record holder of such certificates will be entitled to receive the Merger Consideration in exchange for each share of common stock formally evidenced by such certificates. After the effective time of the Merger, until surrendered, each certificate will be deemed to represent only the right to receive upon such surrender the Merger Consideration for each share of common stock evidenced by such certificate. No interest will be paid or accrue on any amounts payable upon surrender of any certificate.

YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO FTSI.

Any portion of the Exchange Fund that remains undistributed to FTSI’s common shareholders for six months after the effective time of the Merger will be delivered to Parent, and any holder of shares of common stock which has yet to properly claim the Merger Consideration to which such shareholder is entitled may look only to Parent for payments in respect of the Merger Consideration, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of common stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of Parent. Further, if any certificates are not surrendered prior to two years after the effective time of the Merger (or immediately prior to such earlier date on which any of the Merger Consideration would otherwise escheat or become the property of any governmental entity), any amounts payable in respect thereof will, to the extent permitted by applicable law, become the property of Parent.

The Surviving Corporation, Parent and the Exchange Agent may deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold pursuant to applicable tax laws.

If any certificate for shares of common stock is lost, stolen or destroyed, upon the receipt of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as directed by the surviving corporation, the Exchange Agent will issue the Merger Consideration to be paid in respect of the shares of common stock represented by such certificate, without any interest.

From and after the effective time of the Merger, holders of certificates will cease to have any rights as shareholders of FTSI, except the right to receive the Merger Consideration.

The Merger Agreement requires that, simultaneous with the consummation of the Merger, Merger Sub will deposit with FTSI an amount in cash equal to the aggregate amount of consideration to be paid to the holders of Company Stock Options. Holders of Company Stock Options will be entitled to receive from the Surviving Corporation promptly following the effective time of the Merger (but in no event later than one (1) day after the effective time of the Merger), cash, without interest, equal to the amount to which such holder is entitled pursuant to the Merger Agreement.

Representations and Warranties

In the Merger Agreement, FTSI makes representations and warranties relating to, among other things:

•	corporate existence, good standing, qualification, and corporate power and authority to carry on its business as presently conducted;

•	capitalization;

•	indebtedness;

•	no subsidiaries;

•	power and authority to enter into and to perform its obligations under the Merger Agreement and to consummate the Merger;

•	absence of conflicts with or defaults under organizational documents, contracts and applicable laws;

•	required governmental consents, permits and approvals;

•	Board approval of the Merger Agreement and the Merger;

•	required FTSI shareholder approval;

•	SEC matters;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	litigation;

•	no violation of law;

•	permits;

•	compliance with agreements;

•	taxes;

•	employee benefit plans and ERISA;

•	labor and employment matters;

•	real estate and properties;

•	environmental matters;

•	contracts and commitments;

•	intellectual property rights;

•	anti-takeover laws;

•	advisors’ fees;

•	opinion of financial advisor;

•	certain loans and other transactions;

•	insurance;

•	substantial customers and suppliers;

•	complete copies of materials; and

•	full disclosure.

In the Merger Agreement, Parent and Merger Sub make representations and warranties relating to, among other things:

•	organization and qualification;

•	power and authority to enter into and to perform their obligations under the Merger Agreement and to consummate the Merger;

•	the absence of conflicts with or defaults under organizational documents, contracts and applicable laws;

•	litigation;

•	solvency;

•	financing;

•	information supplied in connection with this proxy statement;

•	Merger Sub;

•	no ownership of common stock or other FTSI securities; and

•	other agreements or understandings;

Certain representations and warranties made by each of the parties are qualified by a materiality standard. The Merger Agreement provides that a “Company Material Adverse Effect” means any change, circumstance, fact, event or effect that has occurred that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of FTSI; provided, however, that no change, circumstance, fact, event or effect to the extent arising out of or resulting from the following will constitute, in and of itself, a Company Material Adverse Effect:

•	changes generally affecting the industries in which FTSI operates;

•

changes following the date of the Merger Agreement in economic, regulatory or political conditions in the U.S. or elsewhere in the world and changes in capital or financial markets generally, including changes following the date of the Merger Agreement in interest or exchange rates or the availability of financing;

•

changes following the date of the Merger Agreement in generally accepted accounting principles in the United States of America, consistently applied (“GAAP”), applicable laws or interpretations thereof;

•

any change following the date of the Merger Agreement in the market price or trading volume of the capital stock of FTSI or any failure to meet publicly announced revenue, cash flow or earnings projections or predictions (provided that the underlying causes of such change or failure, may, to the extent not otherwise excluded, be considered in determining whether there has been a Company Material Adverse Effect);

•

any claim, action, suit, proceeding, arbitration, mediation or other investigation arising out of the Merger that has been brought against FTSI, asserted against FTSI or threatened to be brought against FTSI, in each instance, by or on behalf of a FTSI shareholder (other than any shareholder owning more than 20% of the outstanding common stock);

•	the announcement or pendency of the Merger Agreement or the transactions contemplated by the Merger Agreement; or

•

declared or undeclared acts of war, armed hostilities, sabotage, terrorism, pandemics, earthquakes, weather or climatic conditions or other force majeure events or any escalation or worsening of any such declared or undeclared acts of war, armed hostilities, sabotage, terrorism, pandemics, earthquakes, weather or climatic conditions or other force majeure events threatened or underway as of the date of the Merger Agreement.

Any of the above changes, other than those changes in bullets four through six above, may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such changes disproportionately impact or would reasonably be expected to have a disproportionate impact on FTSI, compared to other companies that are similar to FTSI and conduct business in the countries and industries in which FTSI conducts business.

The Merger Agreement also provides that a Company Material Adverse Effect will be deemed to have occurred if (i) there is a material adverse change in FTSI’s relationship with its largest customer (provided, however, that no such change arising out of or resulting from the direct or indirect solicitation or attempted solicitation of any business from such customer, or the direct or indirect request or giving of advice to such customer to withdraw, curtail or cancel such customer’s business with FTSI, by Parent, Merger Sub, Sterigenics International LLC or any of their respective Affiliates will constitute a “Company Material Adverse Effect”); or (ii) any of FTSI’s material permits that are required by FTSI to own and operate its assets or carry on its business as currently conducted have been revoked or held invalid for a period of more than five (5) business days by any governmental entity.

The Merger Agreement also defines a “Parent Material Adverse Effect” as any change in circumstance, fact event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Merger.

Conduct of Business Pending the Merger

FTSI has agreed in the Merger Agreement that, until the earlier of the effective time of the Merger or the valid termination of the Merger Agreement, except as permitted by the terms of the Merger Agreement, FTSI will:

•	conduct its business in the ordinary course and in accordance with past practices;

•

timely file with the SEC all forms, registration statements, proxy statements, information statements, reports and other documents required by the SEC in compliance with the rules and regulations set forth in the Securities Act and the Exchange Act;

•	pay its debts, liabilities and taxes when due, in each case except with respect to those being contested in good faith by appropriate proceedings;

•

take no action that would prohibit or materially impair or delay the ability of either FTSI or Parent or any of Parent’s subsidiaries to obtain any necessary approvals of any governmental entity required for or to consummate the transactions contemplated by the Merger Agreement; and

•	use its commercially reasonable efforts to maintain and preserve intact its business organization and material business relationships and retain the services of its officers and key employees.

FTSI has also agreed that, until the effective time of the Merger, except as permitted by the terms of the Merger Agreement, it will not do any of the following (among other things) without the prior written consent of Parent, which consent may not be unreasonably withheld, conditioned or delayed:

•	amend or propose to amend its organizational documents;

•

split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire the outstanding securities, capital stock, options, warrants, calls, commitments, convertible securities, indebtedness or other securities of FTSI;

•	declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to the capital stock or securities of FTSI;

•

issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, or authorize or agree to issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, certain securities or enter into any agreement with respect to such securities, except the issuance of shares pursuant to the exercise of Company Stock Options;

•	incur or otherwise become liable with respect to, or amend, any indebtedness or guaranty the obligations or liabilities of any other person;

•

redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, any of its securities or any options, warrants or rights to acquire any of its capital stock, or any of its securities or any security convertible into or exchangeable for its capital stock;

•

incur or become responsible for capital expenditures or any obligations or liabilities with respect to capital expenditures, or enter into leases for equipment or other capital assets, or incur any liabilities or expenses outside the ordinary course of business, consistent with past practice;

•

other than in the ordinary course of business, sell, lease, license, pledge, dispose of or otherwise transfer, or encumber, any assets (including any FTSI intellectual property), securities, properties, interests or business of FTSI;

•	loan, advance funds or make any investment in or capital contribution to any other person;

•

discharge or satisfy any lien or pay any obligation or liability (whether accrued, absolute, contingent or otherwise), except in accordance with the terms of such lien, obligation or liability, or current liabilities incurred in the ordinary course of business;

•

make any direct or indirect acquisition of all or a portion of any entity or business (including through merger, consolidation, equity or asset purchase or similar transaction) or enter into any agreement with respect thereto;

•

enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of FTSI (other than the transactions contemplated by the Merger Agreement);

•	alter, through merger, liquidation, reorganization, restructuring or any other fashion, its corporate structure (other than the transactions contemplated by the Merger Agreement);

•

enter into any sale, lease or license or suffer to exist any lien (except for permitted liens) in respect of any of its assets, other than liens securing inter-company indebtedness, sales or dispositions of property or inventory in the ordinary course of business consistent with past practice, leases and licenses of property with a term of less than one year in the ordinary course of business consistent with past practice, and sales, leases or licenses with respect to immaterial assets;

•	enter into any sale, lease, license or other arrangements providing for exclusivity with respect to any of FTSI’s intellectual property;

•	enter into any new line of business or materially change or discontinue or announce any material change or discontinuance to any of FTSI’s products;

•	enter into, amend or modify in any material respect or terminate certain contracts;

•	except to the extent required by changes following the date of the Merger Agreement to GAAP or applicable law, change any of FTSI’s accounting controls, policies, practices, methods or principles;

•

except as required by law or as is consistent with past practice, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, extend or waive any applicable statute of limitations with respect to taxes, file any amended tax returns, enter into any closing agreement in respect of any tax claim, audit or assessment, or surrender any right to claim a tax refund, offset or other reduction in tax liability if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the tax liability of FTSI for any period ending after the closing date or materially decreasing any tax attribute of FTSI existing on the closing date;

•

grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer, employee, consultant, or advisor;

•	increase or accelerate the payment or vesting of, benefits payable under any existing severance, retention or termination pay policies or employment agreements;

•	enter into or amend any employment, consulting, deferred compensation, change-of-control, indemnification or other similar agreement with any director, officer, consultant or employee;

•

establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, commission, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former director, officer, employee, consultant or advisor, or any beneficiaries thereof;

•	increase the compensation, commission, bonus or other benefits payable to any director, officer, employee, consultant or advisor;

•	terminate any employee or demote any officer or other member of FTSI’s management;

•	promote any employee of FTSI;

•	hire any employee;

•

make any payments to, or for the benefit of, any related person or enter into, or amend or modify in any respect or terminate, any contract to which any related person, or any of their immediate family members, is a party or has an interest in, whether directly or indirectly, other than employment, compensation and benefit arrangements for services as an officer or employee thereof;

•

initiate, settle or enter into any settlement agreement or cross-license agreement as they may relate to any claims, obligations or litigation; provided, however, that FTSI may pay up to $50,000 individually and $150,000 in the aggregate for the settlement of all claims (but shall not agree to any other terms, remedies or obligations in connection with such settlement) that (i) are solely for monetary damages, (ii) do not relate to the transactions contemplated by the Merger Agreement, and (iii) that would not otherwise be material to FTSI;

•

enter into, amend or modify in any respect or terminate any material contract, other than in the ordinary course of business consistent with past practice, or otherwise waive, release or assign any rights, claims or benefits of FTSI under any material contract;

•

revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves other than in the ordinary course of business and consistent with past practice;

•

enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any leases;

•

acquire, or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of FTSI;

•	enter into any contract with respect to any joint venture, strategic partnership or alliance;

•	create any subsidiary of FTSI;

•

make any representation or issue any communications to employees that are inconsistent with the Merger Agreement or the transactions contemplated thereby, including any representations regarding offers of employment, compensation, benefits or other arrangements with or from, Parent, FTSI or Parent’s subsidiaries;

•	knowingly take any action that would result in any of the representations and warranties of FTSI in the Merger Agreement to become untrue; or

•	enter into or authorize an agreement with respect to any of the foregoing actions, or commit to take any action to effect any of the foregoing actions.

Other Acquisition Proposals

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on the 30th calendar day after the date of the Merger Agreement, FTSI and its representatives will have the right, under the direction of the Special Committee, to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an acquisition proposal not including the merger (an

“Acquisition Proposal”), including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, FTSI to any person or entity pursuant to a confidentiality agreement; provided that FTSI shall promptly make available to Parent any material non-public information concerning FTSI that is provided to any person or entity given such access that was not previously made available to Parent, and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals.

From the 30th calendar day after the date of the Merger Agreement until the effective time of the Merger, or if earlier, the termination of the Merger Agreement in accordance with its terms, FTSI agrees that it will not, and it will use its reasonable best efforts to cause each of its officers, directors and employees to not: (i) solicit, initiate, seek or knowingly facilitate or encourage, or take any action to solicit, initiate, seek or knowingly facilitate or encourage, the making by any person or entity (other than Parent and its Subsidiaries) of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, participate in, or maintain any discussions or negotiations with any person or entity relating to, in furtherance of an inquiry with respect to, or to obtain, an Acquisition Proposal, (iii) approve, recommend or accept, or enter into any agreement, understanding or arrangement with respect to, or relating to (whether binding or nonbinding), any Acquisition Proposal, (iv) furnish to any person or entity other than Parent any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal or (v) submit any Acquisition Proposal (other than the Merger) or any matter related thereto to the vote of the shareholders of FTSI.

If FTSI receives an offer that is an Acquisition Proposal that has not been withdrawn and that did not result from a breach of the foregoing and that the Board determines in good faith, after consultation with outside counsel and its financial advisors and upon recommendation by the Special Committee, constitutes a proposal superior in terms to the merger (a “Superior Proposal”), after giving effect to all of the adjustments to the terms of this Agreement that may be offered by Parent, the Board may at any time prior to the time that FTSI receives the requisite shareholder vote to approve the merger (the “Approval Time”), if the Board determines in good faith, after consultation with outside counsel and upon recommendation by the Special Committee, that such action is necessary to comply with the fiduciary duties owed by the Board to the shareholders of FTSI under applicable law, change its recommendation with respect to such Superior Proposal and terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal.

Required Shareholder Approval

FTSI agreed in the Merger Agreement to convene and hold a meeting of its shareholders for the purpose of obtaining the affirmative vote, in person or by proxy, of the holders entitled to vote and holding a majority of the issued and outstanding shares of FTSI common stock constituting a quorum at a FTSI shareholder meeting and deliver this proxy statement to its shareholders as required pursuant to the Exchange Act.

In order to complete the Merger, holders of a majority of the outstanding shares of FTSI common stock must vote for the adoption of the Merger Agreement

Agreement to Cooperate

The Merger Agreement requires each party to use its reasonable best efforts (i) to consummate the Merger and the other transactions contemplated by the Merger Agreement and (ii) to obtain all consents of any third parties that may be necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Expenses and Fees

The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are to be paid by the party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated. Expenses incurred in connection with the filing, printing and mailing of the proxy statement will be shared equally by Parent and FTSI, except that Parent will not be required to pay more than $100,000 if prior to the Approval Time the Board changes its recommendation with respect to the Merger.

The Merger Agreement further provides that FTSI is required to reimburse Parent for up to $200,000 in connection with Parent’s reasonable and out-of-pocket expenses incurred in connection with the Merger in the event the Merger Agreement is validly terminated and the Company is required to pay to Parent the $800,000 termination fee or restates or is required to restate (subject to certain exceptions) any of its financial statements set forth in its quarterly reports on Form 10-Q filed with the SEC since January 1, 2012 or in its annual reports on Form 10-K filed with the SEC since January 1, 2012.

Employee Matters

The Merger Agreement provides that, subject to certain limitations, each continuing employee will be credited with his or her years of service with FTSI and its respective predecessors before the effective time of the Merger, to the same extent as such continuing employee was entitled, before the effective time of the Merger, to receive credit for such service under any similar FTSI employee benefit plans in which such employee participated or was eligible to participate immediately prior to the effective time of the Merger.

Directors and Officers Indemnification and Insurance

Parent, FTSI and the Surviving Corporation have jointly and severally agreed in the Merger Agreement to (i) indemnify and hold harmless the directors, officers and employees of FTSI or its affiliates for acts or omissions existing or occurring at or prior to the effective time of the Merger as provided in FTSI’s organizational documents and indemnification agreements, and (ii) advance to such individuals expenses within twenty (20) days after any request for advancement.

The Merger Agreement requires FTSI to obtain and fully pay for “tail” insurance policies with a claims period of at least six years from the closing date with respect to directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as FTSI’s current insurance carrier in an amount and scope at least as favorable as FTSI’s existing policies with respect to matters existing or occurring at or prior to the effective time.

Resignation of Directors

The Merger Agreement requires that FTSI deliver to Parent written resignations of all directors as of the effective time of the Merger.

Other Covenants

The Merger Agreement also contains covenants regarding, among other things, the following:

•	access to information;

•	public statements;

•	notification of certain matters;

•	shareholder litigation;

•	de-registration; and

•	termination of FTSI plans.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger.

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	receipt of approval of the holders of a majority of the issued and outstanding shares of common stock;

•

if required, FTSI shall have provided notice to holders of Company Stock Options describing the treatment of Company Stock Options in the Merger, and the applicable required time period shall have elapsed since the notice was delivered to such holders; and

•

no statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction, whether temporary or permanent, shall have been enacted, entered, adopted, promulgated, issued or enforced by any court or other governmental entity of competent jurisdiction which is in effect and has the effect of prohibiting, restraining, enjoining or making illegal the consummation of the Merger.

Conditions to Obligations of Parent and Merger Sub to Effect the Merger.

The respective obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•

FTSI’s representations and warranties regarding FTSI’s organization and qualification (except for immaterial inaccuracies regarding qualification to do business and good standing); FTSI’s capitalization, authority and approval; and the opinion of the financial advisor of FTSI and loans and other transactions, in each case, must be true and correct in all respects as of the date of the Merger Agreement and as of the date of the closing of the Merger as if made on such date (except for those representations and warranties which speak as of an earlier date, which must have been true and correct in all respects as of such earlier date) without giving effect to any Company Material Adverse Effect or other materiality qualification contained in the representation or warranty;

•

FTSI’s other representations and warranties must be true and correct in all respects as of the date of the Merger Agreement and as of the closing of the Merger as if made on the closing date (except for those representations and warranties that speak as of an earlier date, which must have been true and correct in all respects as of such earlier date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, without giving effect to any Company Material Adverse Effect or other material qualifications contained in the representation or warranty;

•

each of the covenants and obligations in the Merger Agreement that FTSI is required to comply with or to perform at or prior to the closing must have been complied with and performed in all material respects;

•	since the date of the Merger Agreement, no Company Material Adverse Effect has occurred that is continuing;

•	certain identified certificates and director and officer resignations and releases shall have been executed and obtained and must be in full force and effect;

•	a properly completed and executed certificate to the effect that FTSI common stock is not a U.S. real property interest;

•	all required governmental approvals identified by the parties shall have been obtained;

•	FTSI has delivered certain notices and received certain consents under certain contracts to which FTSI is a party in a form reasonably acceptable to Parent;

•

there must not be pending, or threatened in writing, by a governmental entity of competent jurisdiction, any suit, order, law, action or proceeding that seeks to compel Parent or FTSI, or any subsidiary of Parent to dispose of or hold separate any material assets, as a result of the transactions contemplated by the Merger Agreement; and

•

the aggregate number of shares of FTSI common stock at the effective time of the Merger the holders of which have demanded purchase of their shares of FTSI common stock in accordance with the provisions of Section 1323 of the FBCA, shall not equal 20% or more of the shares of FTSI common stock outstanding as of the record date of FTSI Shareholder Meeting; and

•

the Chief Executive Officer will have entered into with FTSI a six (6) month transitional employment agreement mutually agreeable to both Parent and the Chief Executive Officer to replace, and on substantially the same terms as, the Chief Executive Officer’s current employment agreement with FTSI; provided that such transitional employment agreement shall not include any severance or exit payment upon its termination or expiration.

Conditions to Obligations of FTSI to Effect the Merger.

The obligation of FTSI to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•

each of the representations and warranties made by Parent and Merger Sub in the Merger Agreement, subject to certain qualifications, must have been true and correct in all respects as of the date of the Merger Agreement and shall be true and correct in all respects as of the closing date as if made on the closing date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), except, in each case, including the parenthetical set forth in this sentence, where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, without giving effect to any Parent Material Adverse Effect or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties. A “Parent Material Adverse Effect” is defined in the Merger Agreement as any change circumstance, fact event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Merger;

•

each of the covenants and obligations in the Merger Agreement that Parent and Merger Sub is required to comply with or to perform at or prior to the closing of the Merger must have been complied with and performed in all material respects; and

•	FTSI must have received a certificate executed by an officer of Parent confirming that the above conditions have been duly satisfied.

Termination of the Merger Agreement

Termination

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after shareholder approval of the Merger has been obtained (except as provided in the Merger Agreement and described below), including as follows:

(i)	by mutual written consent of Parent and FTSI;

(ii)	by either party, upon written notice:

a.	if the Merger has not been consummated on or prior to 11:59 p.m. Florida time on April 30, 2014;

b.	there is a final and non-appealable legal prohibition in effect that permanently prohibits or enjoins Parent, Merger Sub or FTSI from completing the Merger;

c.	the Shareholder Approval is not obtained at the special meeting or any postponement or adjournment thereof; or

d.	FTSI wishes to enter into an alternative acquisition agreement upon the determination of the Board to accept a Superior Proposal in accordance with the terms of the Merger Agreement, provided that FTSI pays the applicable termination fee and complies with certain other requirements;

(iii)	By Parent, if:

a.	FTSI materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by FTSI after 30 calendar days following receipt of notice thereof from Parent or cannot be cured;

b.	the Board changed its recommendation that the shareholders of FTSI adopt the Merger Agreement;

c.	FTSI failed to include in this proxy statement the Board’s recommendation to FTSI’s shareholders to approve and adopt the Merger Agreement and the transactions contemplated thereby;

d.	the Board failed to publicly reconfirm its recommendation of the Merger and its determination that the Merger is in the best interests of FTSI and its shareholders within 5 business after the receipt of a written request by Parent when an Acquisition Proposal is publicly announced;

e.	the Board approved or recommended to FTSI’s shareholders an Acquisition Proposal;

f.	FTSI entered into a letter of intent or contract relating to an Acquisition Proposal;

g.	a tender or exchange offer was commenced and FTSI did not send a statement to FTSI’s shareholders rejecting the tender or exchange offer within 10 days after commencement;

h.	FTSI materially breached any of its obligations under the Merger Agreement related to soliciting Acquisition Proposals as described in “—Other Acquisition Proposals” above or any of its obligations under the Merger Agreement related to duly calling, giving notice of, convening and holding a meeting of its shareholders for the purpose of obtaining the Shareholder Approval; or

i.	if FTSI restates (or is required to restate) any of the financial statements of FTSI set forth in the Quarterly Reports on Form 10-Q filed by FTSI with the SEC since January 1, 2012 or in the Annual Reports on Form 10-K filed with the SEC since January 1, 2012; except that a restatement that (i) solely reflects an improvement in the operating results or financial performance of FTSI, (ii) reflects a change of less than ten percent (10%) of FTSI’s net income (excluding the effects thereon of any changes in FTSI’s non-cash expenses) as previously reported for the relevant period, or (iii) is a result of changes in GAAP, will not, in each case, be deemed a restatement.

(iv)	by FTSI, if:

a.	Parent or Merger Sub materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement, and such breach is not cured by Parent or Merger after 30 calendar days following receipt of notice thereof from FTSI or cannot be cured; or

b.	if the Merger is not consummated within two business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied.

Effect of Termination

In the event of termination of the Merger Agreement by either Parent or FTSI, the Merger Agreement would become void and there would be no further obligation on the part of Parent, Merger Sub or FTSI to consummate the Merger, subject to certain exceptions. Subject to the limitation on liability provisions of the Merger Agreement, the Merger Agreement provides that termination of the Merger Agreement would not relieve any party from liability for any willful and knowing breach of any representation, warranty, covenant or obligation under the Merger Agreement or any action or omission that constitutes fraud.

Termination Payment

The Merger Agreement requires FTSI to pay a $800,000 termination fee (which in no event will the Company be required to pay on more than one occasion) to Parent if:

(i)	(1) the Merger Agreement is terminated by either party because the Merger has not been consummated by April 30, 2014, (2) any person has made a bona fide Acquisition Proposal which has not been publicly withdrawn before such termination and (3) the Company consummates an acquisition transaction within 12 months following termination or enters into a definitive acquisition agreement with a third party or the Board recommends an acquisition transaction to the Company’s shareholders and an acquisition transaction is subsequently consummated; or

(ii)	(1) the Merger Agreement is terminated by Parent because of the Company’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement causing a failure of a closing condition and such breach has not been cured within 30 days after receipt of notice thereof or is incapable of being cured prior to April 30, 2014 (provided that Parent is in breach of the Merger Agreement), (2) any person has made a bona fide Acquisition Proposal which has not been publicly withdrawn before such termination and (3) the Company consummates an acquisition transaction within 12 months following termination or enters into a definitive acquisition agreement with a third party or the Board recommends an acquisition transaction to the Company’s shareholders and an acquisition transaction is subsequently consummated; or

(v)	the Merger Agreement is terminated by Parent as a result of any of the following:

1.	the Board changed its recommendation that the shareholders of FTSI adopt the Merger Agreement;

2.	FTSI failed to include in this proxy statement the Board’s recommendation to FTSI’s shareholders to approve and adopt the Merger Agreement and the transactions contemplated thereby;

3.	the Board failed to publicly reconfirm its recommendation of the Merger and its determination that the Merger is in the best interests of FTSI and its shareholders within 5 business after the receipt of a written request by Parent when an Acquisition Proposal is publicly announced;

4.	the Board approved or recommended to FTSI’s shareholders an Acquisition Proposal;

5.	FTSI entered into a letter of intent or contract relating to an Acquisition Proposal;

6.	a tender or exchange offer was commenced and FTSI did not send a statement to FTSI’s shareholders rejecting the tender or exchange offer within 10 days after commencement; or

7.	FTSI materially breached any of its obligations under the Merger Agreement related to soliciting Acquisition Proposals as described in “—Other Acquisition Proposals” above or any of its obligations under the Merger Agreement related to duly calling, giving notice of, convening and holding a meeting of its shareholders for the purpose of obtaining the Shareholder Approval.

In addition, the Merger Agreement requires FTSI to reimburse up to $200,000 of Parents’ reasonable and out-of-pocket expenses incurred in connection with the Merger in the event of the Merger Agreement’s valid termination, as described in the second paragraph under the section entitled “—Expenses and Fees” beginning on page 58.

The Merger Agreement requires Parent to pay a $3,000,000 termination fee (which in no event will Parent be required to pay on more than one occasion) to FTSI if:

(i)	FTSI terminates the Merger Agreement because the Merger has not been consummated by April 30, 2014;

(ii)	FTSI terminates the Merger Agreement because Parent has materially breached any of its representations, warranties, covenants or agreements in the Merger Agreement causing a failure of a closing condition, and such breach has not been cured within 30 days after receipt of notice thereof or is incapable of being cured prior to April 30, 2014 (provided that the Company is not in breach of the Merger Agreement); or

(iii)	the Merger Agreement is terminated by FTSI because Parent fails to effect the Merger (1) after the conditions to the obligations of Parent and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) have been satisfied and (2) within two business days of FTSI irrevocably confirming in writing to Parent that (A) all of the conditions to FTSI’s obligation to close have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the Merger but each of which was at the time of termination capable of being satisfied as if such time were the closing of the Merger) or that it is waiving any of such conditions that remain unsatisfied and (B) it is ready, willing and able to consummate the closing.

Limitations of Liability

The maximum aggregate liability of Parent, Merger Sub and their affiliates for damages or otherwise is limited to the amount of the termination fee of $3,000,000.

Other than in the event of an intentional breach of the Merger Agreement by FTSI, the maximum aggregate liability of FTSI for damages or otherwise is limited to the amount of the termination fee of $800,000.

Specific Performance

The parties are entitled to equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity.

Governing Law and Jurisdiction

The Merger Agreement is governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida applicable to contracts executed and to be performed wholly within such state without giving effect to the conflict of law principles thereof. Each of the parties to the Merger Agreement irrevocable and unconditionally consented to submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States of America located in the Miami-Dade County, Florida for any litigation arising out of or relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Our Board recommends that you vote FOR the proposal to approve and adopt the Merger Agreement.

APPRAISAL RIGHTS

General. FTSI’s shareholders are entitled to pursue appraisal rights in connection with the Merger. Accordingly, FTSI’s shareholders who do not vote, or cause or permit to be voted, any of their shares of FTSI’s common stock in favor of the Merger Agreement and who comply with the other appraisal rights procedures set forth in Sections 607.1301 to 607.1333 of the FBCA will be entitled to receive from the Surviving Corporation a cash payment in an amount equal to the “fair value” of the shares of FTSI’s common stock as to which they are exercising appraisal rights (plus interest thereon). As described below, “fair value” under the appraisal rights provisions of the FBCA means the value of a dissenting holder’s shares of FTSI’s common stock determined immediately preceding the consummation of the Merger and excluding any appreciation or depreciation in anticipation of the Merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to the value of the shares of FTSI’s common stock that the shareholder would otherwise have received in connection with the Merger. A FTSI shareholder that wishes to exercise his, her or its appraisal rights in connection with the Merger must strictly comply with the procedures set forth in Sections 607.1301 to 607.1333 of the FBCA, a summary of which is set forth below. Any failure to follow the required procedures will result in a termination or loss of appraisal rights.

Summary of Florida Appraisal Rights Statutes. To assert appraisal rights, a FTSI shareholder must not vote, or cause or permit to be voted, any of his, her or its shares of FTSI’s common stock in favor of the Merger Agreement and must provide written notice to FTSI indicating that such shareholder intends to demand payment for his, her or its shares of FTSI’s common stock if the Merger is effected. Such written notification must be received by FTSI before the vote on the Merger Agreement is taken at the FTSI special meeting (which is scheduled to be held on March 4, 2014) and delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Food Technology Service, Inc., 502 Prairie Mine Road, Mulberry, Florida 33860, Attention: Secretary. All such notices must be signed in the same manner as the shares to which the notices relate are registered on the books of FTSI. If a FTSI shareholder votes, or causes or permits to be voted, any of his, her or its shares of FTSI’s common stock in favor of the Merger Agreement or FTSI does not receive written notice of such shareholder’s intent to exercise appraisal rights before the vote is taken at the FTSI special meeting, the shareholder will be deemed to have waived his, her or its appraisal rights.

If the Merger is consummated, then within ten days after effective date of the Merger, the Surviving Corporation will provide to each former FTSI shareholder who did not vote in favor of the merger agreement and who properly and timely provided the required written notification of his, her or its intent to exercise appraisal rights, a written appraisal notice and election form which will set forth, among other items required by the FBCA, the Surviving Corporation’s estimate of the “fair value” of FTSI’s common stock (as determined in accordance with the FBCA). Pursuant to the FBCA, the “fair value” of the shares of FTSI’s common stock held by a shareholder exercising appraisal rights means the value of such shares determined immediately preceding the consummation of the Merger and excluding any appreciation or depreciation in anticipation of the Merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to the value of the shares of FTSI’s common stock that the shareholder would otherwise have received in connection with the Merger. The appraisal notice and election form provided by the Surviving Corporation will also include a copy of Sections 607.1301 to 607.1333 of the FBCA as well as the financial statements of FTSI required thereunder.

A FTSI shareholder asserting appraisal rights must execute and return the election form to the Surviving Corporation and deposit the shareholder’s certificates representing the shares of FTSI common stock as to which he, she or it is exercising appraisal rights in accordance with the terms of the appraisal notice on or before the date specified therein (which will not be fewer than 40 or more than 60 days after the date on which the appraisal notice and election form were sent to the shareholder). A FTSI shareholder who timely complies with the required procedures and does not timely withdraw his, her or its appraisal rights demand (as described in further detail below) will not have any rights with respect to FTSI or the Merger other than the right to receive the “fair value” of his, her or its shares in accordance with the appraisal rights procedures. A FTSI shareholder who does not execute and return the election form and deposit his, her or its FTSI stock certificates by the date set forth in the appraisal notice will lose his, her or its appraisal rights and will thereafter be entitled to receive, pursuant to the terms of the Merger Agreement, $7.23 in exchange for each share of FTSI common stock owned by such shareholder.

A FTSI shareholder who complies with the requirements for asserting and exercising appraisal rights but subsequently wishes to withdraw from the appraisal process may do so by providing the Surviving Corporation with written notification of such withdrawal by the deadline set forth in the appraisal notice (which will not be more than 20 days after the date on which the election form was due). Any such written notification of withdrawal must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to Food Technology Service, Inc., 502 Prairie Mine Road, Mulberry, Florida 33860, Attention: Secretary. A shareholder who fails to timely withdraw from the appraisal process may not thereafter withdraw without the Surviving Corporation’s written consent.

A FTSI shareholder wishing to assert appraisal rights must do so with respect to all of the shares of FTSI common stock registered in his, her or its name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify the Surviving Corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to the Surviving Corporation the record shareholder’s written consent to the assertion of such appraisal rights before the date specified in the appraisal notice and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

If a FTSI shareholder timely accepts the Surviving Corporation’s offer to pay the “fair value” of the shares of FTSI’s common stock as set forth in the appraisal notice, payment will be made within 90 days after the Surviving Corporation receives the election form from the shareholder. A FTSI shareholder who is dissatisfied with the Surviving Corporation’s payment offer set forth in the appraisal notice must include in his, her or its returned election form the shareholder’s estimate of the “fair value” of his, her or its shares, as well as a demand for payment in such amount (plus interest). Otherwise, the shareholder will be entitled to payment of only the amount offered by the Surviving Corporation. Pursuant to the FBCA, interest accrues from the effective date of the Merger until the date of payment at the interest rate on judgments in Florida on the effective date of the Merger. Once the Surviving Corporation has made payment of an agreed upon value to a FTSI shareholder, such shareholder will cease to have any interest in, or rights with respect to, his, her or its shares.

If the Surviving Corporation and a FTSI shareholder who has exercised appraisal rights are unable to agree on the “fair value” of the shares of FTSI’s common stock, then within 60 days after the Surviving Corporation’s receipt of the dissenting shareholder’s payment demand described above, the Surviving Corporation may file an appraisal action in a court of competent jurisdiction in Polk County, Florida requesting that the “fair value” of the shares of FTSI common stock be determined by the court. If the Surviving corporation fails to file such proceeding within such 60-day period, any shareholder who has exercised appraisal rights and made a payment demand based on his, her or its estimate of the “fair value” of FTSI common stock may file the appraisal action in the name of FTSI. All such shareholders, other than shareholders who have agreed upon a value with the Surviving Corporation, are deemed to be parties to the proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of “fair value.” Each shareholder that is a party to the appraisal rights proceeding will be entitled to receive a payment from the Surviving Corporation in the amount determined by the presiding court within ten days after final determination of the proceeding. Upon payment of the amount determined by the court, the shareholders will cease to have any interest in, or rights with respect to, their shares of FTSI’s common stock.

The court in an appraisal rights proceeding will determine the cost and expense of such proceeding, and such costs and expenses will be assessed against the Surviving Corporation. However, all or any part of such costs and expenses may be apportioned and assessed against all or some of the shareholders that are parties to the proceeding in such amount as the court deems equitable if the court determines that such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties in the amounts the court finds equitable against the Surviving Corporation if the court finds that the Surviving Corporation did not substantially comply with the requirements applicable to it under Sections 607.1320 and 607.1322 of the FBCA, or against any party which the court finds acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. In the event the Surviving Corporation fails to make any required payments, the shareholders to which such payments are due may sue directly for the amount owed and, to the extent successful, will be entitled to recover all costs and expenses of the suit, including attorneys’ fees.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the FBCA and is qualified in its entirety by reference to the full text of Sections 607.1301 to 607.1333 of the FBCA, which is attached to this proxy statement as Annex D. The foregoing discussion does not constitute any legal or other advice nor does it constitute a recommendation that holders of FTSI’s common stock exercise or waive their appraisal rights. Any FTSI shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.

In view of the complexity of Sections 607.1320 and 607.1322 of the FBCA, shareholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Condition to Parent’s and Merger Sub’s Obligation to Consummate the Merger. Unless waived by Parent and Merger Sub, Parent’s and Merger Sub’s obligation to consummate the Merger is conditioned upon holders of not more than 20% of the outstanding shares of FTSI’s common stock exercising, or remaining entitled to exercise immediately prior to the effective time of the Merger, appraisal rights for their shares.

MARKET PRICE OF FTSI’S COMMON STOCK

FTSI’s common stock is listed on Nasdaq under the trading symbol “VIFL.” The following table shows the high and low closing sale prices of the common stock as reported on Nasdaq for each quarterly period since the beginning of 2011:

	High	Low
2011
Quarter ended March 31, 2011	$4.98	$3.60
Quarter ended June 30, 2011	6.50	4.15
Quarter ended September 30, 2011	7.93	4.27
Quarter ended December 31, 2011	7.40	5.13
2012
Quarter ended March 31, 2012	$7.44	$6.99
Quarter ended June 30, 2012	7.00	6.67
Quarter ended September 30, 2012	6.50	6.11
Quarter ended December 31, 2012	5.25	4.78
2013
Quarter ended March 31, 2013	$5.52	$4.91
Quarter ended June 30, 2013	5.45	4.74
Quarter ended September 30, 2013	6.62	4.85
Quarter ended December 31, 2013	7.16	5.11
2014
Quarter ended March 31, 2014 (through January 27, 2014)	$7.16	$7.08

The closing sale price of the common stock on Nasdaq on December 5, 2013, which was the last trading day before the announcement of the Merger, was $5.63. On January 27, 2014, which is the latest practicable trading day prior to the date of this proxy statement, the closing price for FTSI’s common stock on Nasdaq was $7.16.

Our present policy is to retain earnings, if any, to finance future growth. We have never paid cash dividends and have no present intention to pay cash dividends. In addition, in accordance with the Merger Agreement, FTSI cannot pay any cash dividends prior to the closing of the Merger or termination of the Merger Agreement without the prior consent of Parent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 27, 2014, by (a) each person known by us that beneficially owns 5% or more of our outstanding shares of common stock based on their filings of Schedules 13D and 13G with the SEC, (b) each of our directors and our named executive officer and (c) all of our current directors and our named executive officer as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of that date.

Percentage of beneficial ownership is based on 2,837,133 shares of FTSI common stock outstanding as of January 27, 2014. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each holder listed below is Food Technology Service, Inc., 502 Prairie Mine Road, Mulberry, Florida 33860.

	Shares of Common Stock Beneficially Owned as of January 27, 2014
Name and Address of Beneficial Owner	Shares of Outstanding Common Stock	Percentage
5% Shareholders:
Fort Ashford Holdings, LLC 2532 Dupont Drive, Irvine, CA.	841,845	29.7%
Sterigenics U.S., LLC, 2015 Spring Road, Suite 650, Oak Brook, IL. 60523(1)	904,162	31.2%
Directors and Officers:
Richard G. Hunter, Ph.D.(2)	62,317	2.2%
Douglas S. Bell(3)	3,000	*
Gary Lifshin(4)	6,512	*
John Sinnott, M.D.F.A.C.P.(5)	19,369	*
Ronald Thomas, Ph.D.(6)	7,658	*

All Directors and Executive Officers as a Group (5 persons)(7)	98,856	3.4%

*	Less than 1%.
(1)	As a result of the Stockholder Agreement by and among Dr. Hunter, Fort Ashford, Parent and Merger Sub, Parent and various affiliated entities, including Sterigenics, Sterigenics Holdings L.L.C., STHI Holding Corp., STHI Intermediate Holding Corp., STHI Holdings, Inc., STHI Parent Company, L.L.C., GTCR Fund IX/A, L.P., GTCR Fund IX/B, L.P., GTCR Co-Invest III, L.P., GTCR Partners IX, L.P. and GTCR Golder Rauner II, L.L.C., may be deemed to share the power to vote or direct the vote of 904,162 shares of common stock beneficially owned by Dr. Hunter (including 60,000 shares underlying options which are currently exercisable or exercisable within the next 60 days) and Fort Ashford with respect to the matters set forth in the Stockholder Agreement. All of the foregoing information is according to a Schedule 13D filed with the SEC on December 16, 2013.
(2)	Includes 60,000 shares underlying options which are currently exercisable or exercisable within the next 60 days.
(3)	Includes 3,000 shares underlying options which are currently exercisable or exercisable within the next 60 days.
(4)	Includes 4,500 shares underlying options which are currently exercisable or exercisable within the next 60 days.
(5)	Includes 16,000 shares underlying options which are currently exercisable or exercisable within the next 60 days.
(6)	Includes 6,000 shares underlying options which are currently exercisable or exercisable within the next 60 days.
(7)	Includes shares underlying options which are currently exercisable or exercisable within the next 60 days.

ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION THAT MAY BE PAID OR

BECOME PAYABLE IN CONNECTION WITH THE MERGER

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, FTSI is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the Merger. As required by those rules, FTSI is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to FTSI’s named executive officer that is based on or otherwise relates to the Merger, as disclosed in the section titled “The Merger—Interest of the Chief Executive Officers and Directors of FTSI in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED on an advisory (non-binding) basis.”

The Board recommends that you vote FOR the approval of this proposal.

The vote on executive compensation that may be paid or become payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger. Accordingly, you may vote to approve the executive compensation that may be paid or become payable in connection with the Merger and vote not to approve the Merger and vice versa. Because the vote is advisory in nature only, it will not be binding on FTSI. Accordingly, because FTSI is contractually obligated to pay the compensation, such compensation will be paid or will become payable, subject only to the conditions applicable thereto, if the Merger Agreement is approved, the Merger becomes effective and other conditions to such compensation are satisfied, regardless of the outcome of the advisory vote. With respect to Dr. Hunter’s current employment agreement, Parent and Merger Sub have agreed to assume FTSI’s severance payment obligations upon the consummation of the proposed Merger.

The affirmative vote of the majority of the votes cast at FTSI’s special meeting at which a quorum is present will be required to approve the advisory resolution on executive compensation that may be paid or become payable in connection with the Merger. An abstention, failure to submit a proxy card or vote in person or by telephone or the Internet, or a broker non-vote will not affect whether this matter has been approved, although they will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.

AUTHORITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

(PROPOSAL 3)

FTSI is asking its shareholders to vote on a proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of the shares of FTSI common stock present in person or represented by proxy and entitled to vote on the matter will be required to approve the proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the Merger Agreement. Abstentions and broker non-votes will have no effect on this proposal.

The Board recommends that you vote FOR the proposal to authorize the Board, in its discretion, to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to approve and adopt the Merger Agreement.

OTHER MATTERS

We are not currently aware of any business to be acted upon at the special meeting other the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of the Board, we intend that shares of FTSI common stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or by telephone.

HOUSEHOLDING OF PROXY STATEMENT

Certain FTSI shareholders who share an address are being delivered only one copy of this proxy statement. However, this delivery method, called “householding” is not being used if FTSI or one of its mailing agents has received contrary instructions from one or more of the shareholders. Brokers with account holders who are FTSI shareholders will also be householding our proxy materials. Upon written or oral request, FTSI will promptly deliver a separate copy of such document to the requesting FTSI shareholder. Written requests should be made to Food Technology Service, Inc., Attention: Richard G. Hunter, 502 Prairie Mine Road, Mulberry, Florida 33860, and oral requests may be made by calling (863) 425-0039. In addition, FTSI shareholders who wish to receive a separate copy of FTSI’s proxy statements and annual reports in the future should notify FTSI either in writing addressed to the foregoing address or by calling the foregoing telephone number. FTSI shareholders sharing an address who are receiving multiple copies of FTSI’s notice of Internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by writing to FTSI at the address above or calling FTSI at the telephone number above. If you have received notice from your broker that they will be householding communications to your address and you would prefer to receive a separate set of materials, please notify your broker. Shareholders who currently receive multiple copies of the materials at their addresses from their broker and would like to request householding of their communications should also contact their broker.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

FOR 2014 ANNUAL MEETING

If the Merger is completed, there will be no public shareholders of FTSI and no public participation in any future meetings of FTSI’s shareholders. However, if the Merger is not completed, FTSI will hold a 2014 annual meeting of shareholders. In that event, in order to be considered for inclusion in the proxy statement and related proxy card for FTSI’s 2014 annual meeting, shareholder proposals must have been submitted in writing by January 2, 2014, to Food Technology Service, Inc. at 502 Prairie Mine Road, Mulberry, Florida 33860, Attn: Secretary. If the date of the 2014 annual meeting of shareholders is not within 30 days of the anniversary date of the fiscal 2013 annual meeting, which was held on May 17, 2013, the deadline for inclusion of proposals in the Company’s proxy statement and related proxy card for this meeting will instead be a reasonable time before the Company begins to print and send its proxy materials. A shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the shareholder owns at least one percent (1%) or $1,000 in market value of shares of FTSI common stock and has held such shares for at least one (1) year, and the shareholder continues to own such shares through the date of the 2014 Annual Meeting.

Shareholders who intend to present a proposal (including with regard to director nominees) at the 2014 annual meeting without inclusion of such proposal in FTSI’s proxy materials are required to provide such proposal at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2013 annual meeting of shareholders and must otherwise comply with our bylaws. If the date of the 2014 annual meeting of shareholders is more than 30 days before the anniversary date of the 2013 annual meeting or 60 days after such anniversary date, the deadline for inclusion of proposals at the meeting without inclusion in FTSI’s proxy statement and related proxy card for the meeting will be not later than the close of business on the tenth (10th) day after public announcement of the meeting date. Such shareholder proposals should be addressed to Food Technology Service, Inc. at 502 Prairie Mine Road, Mulberry, Florida 33860, Attn: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

FTSI files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

Room 1580

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. FTSI’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations):

•	Annual Report on Form 10-K for the year ended December 31, 2012 (filed on March 29, 2013);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (filed on May 13, 2013, August 13, 2013 and November 14, 2013, respectively); and

•	Current Reports on Form 8-K filed October 31, 2013 and December 9, 2013.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or oral request directed to Food Technology Service, Inc. at 502 Prairie Mine Road, Mulberry, Florida 33860, Attn: Richard G. Hunter or (863) 425-0039, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by FTSI or any other person. FTSI has supplied all information contained in this proxy statement relating to FTSI and its affiliates. Parent has supplied all information contained in this proxy statement relating to Parent, Merger Sub and their affiliates.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 5, 2013

BY AND AMONG

STERIGENICS U.S., LLC,

STERIGENICS FLORIDA ACQUISITION CORP.,

AND

FOOD TECHNOLOGY SERVICE, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 5, 2013 (this “Agreement”) is by and among Sterigenics U.S., LLC, a Delaware limited liability company (“Parent”), Sterigenics Florida Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Food Technology Service, Inc., a Florida corporation (the “Company”).

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into the Company, with the Company surviving the Merger as a wholly-owned Subsidiary of Parent (the “Merger”), pursuant to which each issued and outstanding share of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub or the Company and other than Dissenting Shares, shall be converted into the right to receive an amount of cash, without interest, equal to the Per Share Merger Consideration and subject to withholding of any applicable Taxes as required by Law;

WHEREAS, a special committee (such committee, including any successor committee thereof existing as of the date of this Agreement or any reconstitution thereof, the “Special Committee”) of the Board of Directors of the Company (the “Company Board”), consisting of independent and disinterested directors, was formed for the purposes of, among other matters, (i) reviewing, evaluating and negotiating a strategic transaction involving the Company and (ii) recommending to the Company Board for its approval, what action, if any, should be taken by the Company with respect to such strategic transaction;

WHEREAS, the Company Board, upon considering, among other things, the recommendation of the Special Committee, has unanimously, of those directors voting, (i) determined and declared that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby in accordance with this Agreement and in accordance with the provisions of the Florida Business Corporation Act, as amended (the “FBCA”), (iii) unanimously, of those directors voting, resolved (without limiting Section 6.4(e) (Change in Recommendation; Termination)) to recommend the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby by the stockholders of the Company (the recommendation described in clause (iii), the “Company Board Recommendation”);

WHEREAS, the Board of Directors of Parent and the Board of Directors of Merger Sub have (i) declared it advisable to enter into this Agreement and (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement by Parent and Merger Sub, respectively, and the consummation of the Merger and the other transactions contemplated hereby (the Merger and the other transactions contemplated hereby, collectively, the “Transactions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent’s willingness to enter into this Agreement, the holders of Company Common Stock set forth on Exhibit A-1 (the “Significant Holders”), are executing a Stockholder Agreement with Parent (the “Stockholder Agreement”);

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions contemplated hereby and to prescribe certain conditions to the Merger;

WHEREAS, certain definitions of capitalized terms used in this Agreement but not otherwise defined herein are set forth in Exhibit B hereto.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

Article 1

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the FBCA, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter referred to as the “Surviving Corporation”), and upon the effectiveness of the Merger, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article 2.

Section 1.2 Effective Time of the Merger. Subject to the terms and conditions hereof, as soon as practicable following the Closing on the Closing Date, the Company and Parent shall cause the articles of merger attached hereto as Exhibit C (the “Articles of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Florida as provided in Section 1105 of the FBCA and shall take all such reasonable further actions as may be required by Law to make the Merger effective. The Merger shall become effective at the time when the Articles of Merger has been duly filed with the office of the Secretary of State of the State of Florida or at such later date and time as Parent and the Company shall agree and specify in the Articles of Merger (the “Effective Time”).

Section 1.3 Closing. The closing of the Merger (the “Closing”) shall take place as promptly as practicable, but in no event later than 10:00 a.m. (Florida time) on the earlier of (i) the first (1st) Business Day after the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of the conditions set forth in Article 7 (other than those conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of such conditions at the Closing), and (ii) the Company Outside Date, subject to the satisfaction or waiver as of the Company Outside Date (to the extent permitted hereunder and subject to applicable law) of the conditions set forth in Article 7 (other than those conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder and subject to applicable law) of such conditions at the Closing, in each case, unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Holland & Knight LLP, 100 North Tampa Street, Suite 4100, Tampa, Florida 33602, unless another place is agreed to in writing by the parties hereto. The date on which the Closing actually takes place shall be referred to herein as the “Closing Date”.

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the FBCA with respect to the merger of domestic corporations. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the Company, the Surviving Corporation, Parent and their respective proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the foregoing entities are fully authorized and directed in the name of the Company, the Surviving Corporation, Parent or otherwise to take any and all such actions.

Article 2

THE SURVIVING CORPORATION

Section 2.1 Articles of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, until thereafter amended in accordance with its terms and as provided in the FBCA.

Section 2.2 Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, and thereafter may be amended in accordance with its terms and as provided by the articles of incorporation of the Surviving Corporation and the FBCA.

Section 2.3 Directors and Officers. The directors and officers of Merger Sub in office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation as of the Effective Time, and thereafter such directors and officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Article 3

EFFECT OF THE MERGER

Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, or any holder of any stock or other equity ownership interest of the Company, Parent or Merger Sub:

(a)	Conversion of Shares. Each share (each, a “Share” and collectively, the “Shares”) of the Company Common Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in this Section 3.1 (Conversion of Capital Stock) and Shares (“Dissenting Shares”) that are, as of immediately prior to the Effective Time, owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 1302 of the FBCA with respect to such Shares) shall be converted into the right to receive, subject to applicable withholding Taxes required by Law, the Per Share Merger Consideration, without interest. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate evidencing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration therefor, subject to applicable withholding Tax required by Law, upon the surrender of such certificate in accordance with Section 3.2 (Exchange of Certificates and Merger Consideration).

(b)	Treasury Shares; Parent and Merger Sub Owned Shares. Each Share held in the treasury of the Company and each Share owned by Parent (or any of its Affiliates), Merger Sub or any subsidiary of the Company, if any, immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no consideration shall be delivered with respect thereto.

(c)	Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Merger Sub, each issued and outstanding share of common stock of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

Section 3.2 Exchange of Certificates and Merger Consideration.

(a)	Exchange Agent. On the Closing Date, Parent will deposit, or cause to be deposited, with a bank or trust company designated by Parent (the “Exchange Agent”), for the benefit of the holders of Shares, the cash required to make payments in respect of the Merger consideration as required by Section 3.1(a) (Conversion of Shares) (such cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent will, pursuant to irrevocable instructions, deliver the cash payments contemplated to be issued pursuant to Section 3.1(a) (Conversion of Shares) out of the Exchange Fund. The Exchange Fund will not be used for any other purpose.

(b)	Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (the “Certificates”), and whose Shares were converted into the right to receive the applicable Per Share Merger Consideration pursuant to Section 3.1 (Conversion of Capital Stock), (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates (or affidavits of loss in lieu of such Certificates) to the Exchange Agent, shall include a release in form reasonably agreeable to Parent and the Company, and shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration for each Share evidenced thereby. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Certificates shall be entitled to receive in exchange therefor the Per Share Merger Consideration for each Share formerly evidenced thereby, in accordance with Section 3.1(a) (Conversion of Shares), and the Certificates so surrendered shall be canceled. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. Until surrendered as provided in this Section 3.2(b) (Exchange Procedures), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration for each Share evidenced thereby. No interest will be paid or accrue on any amounts payable upon surrender of any Certificate.

(c)	No Further Ownership Rights in Shares. All Merger consideration paid upon exchange of the Shares in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to such Shares so exchanged.

(d)	Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for six (6) months after the Effective Time will be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article 3 will thereafter look only to Parent for payments in respect of the applicable Merger consideration payable pursuant to this Agreement. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

(e)

No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any of the Merger consideration would otherwise escheat or become the property of any Governmental Entity), any amounts payable in respect thereof shall, to the extent permitted by law, become the property of Parent, free and clear of all claims or interest on any person previously entitled thereto.

(f)	Tax Withholding. Each of the Surviving Corporation, Parent and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required by Law to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be. Any amounts deducted and withheld from the consideration otherwise payable pursuant to this Agreement shall be remitted by Parent, the Surviving Corporation or the Exchange Agent to the appropriate Governmental Entity on a timely basis.

(g)	Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger consideration payable pursuant to Section 3.1(a) (Conversion of Shares) with respect to the Shares evidenced by such Certificate.

Section 3.3 Stock Transfer Books. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive the Merger consideration pursuant to Section 3.1(a) (Conversion of Shares), without interest. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Certificates formerly evidencing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger consideration in accordance with this Article 3.

Section 3.4 Treatment of Company Stock-Based Securities.

(a)

Treatment of Company Stock Options. The Company shall take all actions, if required, to provide that each outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) and granted under any stock option plan, program or agreement to which the Company is a party (the “Company Stock Option Plans”), whether or not then exercisable, shall, as of the Effective Time, be cancelled, and the holder thereof shall be entitled to the right to receive, without any interest thereon, an amount in cash, for each share of Company Common Stock then subject to the Company Stock Option, payable promptly (in no event later than three (3) Business Days) following the Effective Time equal to the difference (if any) between (x) the Per Share Merger Consideration and (y) per share exercise price with respect to such Company Stock Option. Such cash payment shall be subject to and reduced by all applicable Taxes required by Law to be withheld in respect of such payment. Notwithstanding the foregoing, at least 20 days prior to the Closing, the Company shall provide a notice of the Transaction to each holder of a Company Stock Option in a form reasonably acceptable to Parent, which shall indicate for each holder the number of securities held by such holder and the related exercise price. The surrender of a Company Stock Option in exchange for the consideration contemplated by this Section 3.4(a) (Treatment of Company Stock-Based Securities) shall be deemed a release of any and all rights the holder had or may have had in respect thereof; provided, that for any Company Stock Option where no payment is required to be made under this Section 3.4(a) (Treatment of Company Stock-Based Securities) because such payment amount would be equal to or less than zero, such Company Stock Option will be cancelled and terminated at the Effective Time without any exercise thereof or further action with respect thereto, and no payment shall be made with respect thereto. The Company shall take all actions to provide that, upon the Effective Time, (i) the Company Stock Option Plans and any similar plan or agreement of the Company shall be terminated, and (ii) no holder of any Company Stock Option will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Company Stock Option.

(b)	Payment of Option Consideration. Simultaneously with the consummation of the Merger, Merger Sub shall pay to the Company an amount in cash equal to the aggregate amount of consideration to be paid to holders of Company Stock Options pursuant to this Section 3.4 (Treatment of Company Stock-Based Securities), and the Surviving Corporation shall cause such consideration to be paid to such holders promptly (in no event later than one (1) Business Day) following the Effective Time.

(c)	Corporate Actions; Rule 16b-3. The Company shall take all steps reasonably required to cause the transactions contemplated by this Section 3.4 (Treatment of Company Stock-Based Securities), including, but not limited to, adopting all resolutions, giving all timely notices, obtaining all necessary consents from each holder of Company Stock Options, and take any other actions which are necessary, including with each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 of the Exchange Act. The form and substance of any such resolutions, notices, and consents shall be subject to review and approval of Parent, such approval not to be unreasonably withheld or delayed.

Section 3.5 Dissenting Shares. No Person who, prior to the Effective Time, has perfected a demand for appraisal rights pursuant to Section 1323 of the FBCA with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn (in accordance with Section 1323(2) of the FBCA) or lost such Person’s right to appraisal pursuant to the FBCA with respect to such Dissenting Shares and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall, to the fullest extent permitted by applicable law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Per Share Merger Consideration as provided in Section 3.1(a) (Conversion of Shares). Unless and until a Dissenting Stockholder shall have effectively so withdrawn or lost such Dissenting Stockholder’s right to appraisal pursuant to the FBCA with respect to such Dissenting Shares, such Dissenting Stockholder shall be entitled to receive only the payment provided by Sections 1301-1333 of the FBCA with respect to such Dissenting Shares. The Company shall give Parent (i) prompt written notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal by Company stockholders under the FBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal in accordance with the FBCA, or agree to do any of the foregoing.

Article 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Parent prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates; provided, however, that, notwithstanding anything in this Agreement to the contrary (i) any information set forth in one section of the Company Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement if and to the extent it is reasonably apparent from the disclosed information that such disclosure applies to such other representations and warranties; and (ii) the inclusion of an item in such Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or could have, a Company Material Adverse Effect), the Company represents and warrants to Parent and Merger Sub:

Section 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction, as set forth in Section 4.1(a) of the Company Disclosure Schedule, in which the assets and properties owned, leased and operated by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to be so qualified or in good standing would not be material to the Company. True, accurate and complete copies of (i) the Company’s Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, (the “Company Organization Documents”) and (ii) the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since January 1, 2010, have heretofore been made available to Parent, except that appropriate redactions have been made thereto to remove certain information in the Board of Director minutes with respect to Alternative Transactions contemplated by the Company as an alternative to the Transactions contemplated hereby. The Company is not in violation of its Articles of Incorporation or Bylaws. Section 4.1(b) of the Company Disclosure Schedule lists the current directors and officers of the Company.

Section 4.2 Capitalization.

(a)	Capital Structure. The authorized capital stock of the Company consists of 5,000,000 shares, all of which are designated Company Common Stock. At least twenty five percent (25%) of the issued and outstanding Shares are owned beneficially and of record by the Significant Holders. As of the date of this Agreement, (i) 2,837,133 shares of Company Common Stock were issued and outstanding, (ii) 5,154 shares of Company Common Stock were held in treasury, and (iii) options to purchase 97,000 shares of Company Common Stock were issued and outstanding. As of the date hereof, the Company has reserved 37,000 shares of Company Common Stock for issuance under the Company’s 2009 Stock Plan and has reserved an additional 60,000 shares of Company Common Stock granted outside the plan to Mr. Hunter (the “Hunter Option”). Other than the Company’s 2009 Option Plan and the Hunter Option, the Company neither maintains nor has any obligations under any stock option plan or other equity compensation related plans or agreements. All of the issued and outstanding shares of Company Common Stock have been, and all shares of capital stock of the Company issuable upon the exercise of outstanding securities when issued will be, duly authorized and are validly issued and are fully paid and nonassessable. No issued and outstanding shares of the Company’s capital stock are subject to a repurchase or redemption right or right of first refusal or condition of forfeiture in favor of the Company, and no shares of Company Common Stock are subject to vesting restrictions. Since October 1, 2008, the Company has not declared or paid, or become responsible to declare or pay, and the Company is not responsible for or have any obligation to declare or pay, a dividend or other distribution on its securities or otherwise combined, split, recapitalized or taken similar actions with respect to its outstanding capital stock. All securities repurchased, redeemed or reacquired by the Company were reacquired in compliance, in all material respects, with (i) the applicable provisions of the FBCA and all other applicable Laws, and (ii) all requirements, in all material respects, set forth in applicable Contracts with securityholders applicable therein.

(b)

No Other Equity Securities; No Voting or Other Rights. Except for the issued and outstanding shares of Company Common Stock described in Section 4.2(a) (Capital Structure), there are no issued or outstanding shares of capital stock or other equity securities of the Company. Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are no outstanding (and the Company does not have any obligations to grant or issue any) subscriptions, options, Contracts, commitments, restrictions, stock appreciation rights, phantom stock, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other Contract and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company’s capital stock or other securities of the Company and the Company is not in breach, and has no liabilities, under any such agreement. There are no voting trusts, proxies or other Contracts or understandings to which the Company is a party or is bound with respect to the voting of any shares of the Company’s capital stock, the acquisition (including rights of co-sale, first refusal, antidilution or pre-emptive rights), disposition, registration of securities of the Company, or other rights of securityholders, or obligations of the Company, with respect to the securities of the Company. The Company has complied in all material respects with all obligations of the Company to register its securities pursuant to such agreements. Section 4.2(c) of the Company Disclosure Schedule sets forth the number of shares of Company Common Stock issuable, as of the date of this Agreement, upon the exercise of outstanding Company Stock Options. All shares of Company Common Stock issuable upon exercise of Company Stock Options have been duly reserved for issuance by the Company, and upon issuance of such shares of Company Common Stock in accordance with the terms of the applicable Company Plan or other arrangement, will be duly authorized, validly issued and fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Company has not granted any preemptive rights, anti-dilutive rights, rights of first refusal with respect to its shares of capital stock that are in effect, and none of the outstanding securities of the Company were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. All securities of the Company (including all shares of Company Common Stock, securities, options and warrants to purchase shares of Company Common Stock, (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Securities Act and otherwise in compliance, in all material respects, with all securities and other applicable Laws, in compliance with the fiduciary obligations of the board of directors of the Company, and in compliance with all requirements of applicable Contracts affecting, applicable to or relating to, such issuances.

(c)	Company Stock Options. Section 4.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all record holders of outstanding Company Stock Options, indicating with respect to each of the Company Stock Options, (i) the number of shares of Company Common Stock subject to such Company Stock Option (whether by exercise or vesting), held by each such record holder, (ii) the exercise price, date of issuance or grant and expiration date, if any, of such Company Stock Option, (iii) the particular Company Plan pursuant to which such Company Stock Option was granted or issued, (iv) the applicable vesting schedule, and the extent to which such Company Stock Option is vested and exercisable, as applicable, (v) whether such Company Stock Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option, (vi) whether the vesting of such Company Stock Option, as applicable, would be accelerated, in whole or in part, as a result of the Transactions, alone or in combination with any termination of employment or other event, and (vii) whether the vesting of such Company Stock Option, as applicable, would be accelerated, in whole or in part, as a result of any termination of employment. The Company has made available to Parent accurate and complete copies of all agreements evidencing Company Stock Options (and all relevant Company Plans), in each case as in effect on the date hereof, including all amendments thereto. The treatment in connection with the Merger of the Company Stock Options as contemplated in Section 3.4 (Treatment of Company Stock-Based Securities) is permitted pursuant to the terms of the respective Company Stock Option Plans.

(d)

Indebtedness; Other Obligations. As of the date hereof, except as set forth in Section 4.2(d) of the Company Disclosure Schedule, (i) no bonds, debentures, notes or other Indebtedness of the Company (or which are convertible into, or exchangeable for, securities), are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company’s capital stock. Section 4.2(d) of the Company Disclosure Schedule sets forth (i) the amount of Indebtedness of the Company (excluding the types of Indebtedness described in clauses (iii) – (iv) of such definition) outstanding as of the date hereof and (ii) any additional amount of Indebtedness of the Company (excluding (x) interest accrued after the date hereof in accordance with the terms of such Indebtedness and (y) the types of Indebtedness described in clauses (iii) – (iv) of such definition) that will be required to payoff such Indebtedness (and all payments that will be required to be made with respect to Indebtedness) if the Indebtedness is repaid in full at or immediately following the Closing. As of the date of this Agreement, the Company held $3,269,674 in cash and cash equivalents and restricted cash (net of outstanding checks and wire transfers).

Section 4.3 Subsidiaries. The Company does not have any Subsidiaries or own any equity securities of any other Person.

Section 4.4 Authority; Non-Contravention; Approval.

(a)	The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and, subject to the Required Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, and performance of this Agreement or to consummate the Merger and the Transactions, such consummation subject only to the receipt of the Required Company Stockholder Approval, and the filing of the Articles of Merger pursuant to the FBCA. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(b)	Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not (i) violate, contravene, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination, cancellation or modification or acceleration or other change of any right or obligation or the loss of any benefit to which the is entitled under, (vi) give rise to any obligation to make payments or provide compensation under, or (vii) give rise to any obligation to obtain any third party consent or provide any notice to any Person under, in each case, with or without notice or lapse of time or both, any of the terms, conditions or provisions of (A) the respective certificate of incorporation or bylaws (or similar organizational documents) of the Company, (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, Permit, license or similar authorization of any court or Governmental Entity applicable to the Company or any of its properties or assets, or (C) any note, bond, mortgage, indenture, deed of trust, license, franchise, concession, Material Contract, lease, partnership agreement or joint venture agreement to which the Company is now a party, or (D) result in the creation of any Lien upon any of the property or assets of the Company, except, with respect to clauses (B) and (C), such triggering of payments, Liens, encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not be, or reasonably be expected to be, material to the Company.

(c)

No declaration, filing or registration with, or notice to, or authorization, Consent, Permits or approval of, any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions except for (i) (A) applicable requirements of the Exchange Act, (B) the filing with the Securities and Exchange

Commission (the “SEC”) of the Proxy Statement and in compliance with the Exchange Act, (C) the filing of the Articles of Merger with the Secretary of State of the State of Florida as required by the FBCA, or (ii) where the failure to make such declaration, filings or registration or notifications, or the absence of such authorization, consent, approval or other action, would not prevent the consummation of the Transaction and would not be, or reasonably be expected to be, material to the Company.

(d)	The Company Board, at a meeting duly called and held has duly, and unanimously, of those directors voting, (i) declared that this Agreement and the Transactions contemplated hereby are advisable, fair to and in the best interest of the Company and its stockholders, (ii) adopted and approved this Agreement and approved the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other Transactions in accordance with this Agreement and in accordance with the provisions of the FBCA, (iii) subject to Section 6.4 (Solicitation by Company), resolved to recommend adoption of this Agreement and approval of the Merger and the other Transactions contemplated hereby by the stockholders of the Company.

(e)	The affirmative vote, in person or by proxy, of the holders entitled to vote and holding a majority of the issued and outstanding Shares of Company Common Stock constituting a quorum at the Company Stockholder Meeting is the only vote of the holders of any Company equity securities necessary to adopt this Agreement and approve the Merger (the “Required Company Stockholder Approval”).

Section 4.5 SEC Matters

(a)

The Company has timely filed, within the time periods or extensions thereof prescribed under the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, all forms, registration statements, proxy statements, information statements, reports and other documents required to be filed by it with the SEC since January 1, 2010 (collectively, the “Company Reports”). As of their respective dates (and, if amended, supplemented or superseded by a filing prior to the date of this Agreement, as of the date so amended, supplemented or superseded), the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company has made available to Parent true, correct, and complete copies of all agreements and all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect. Each of the consolidated financial statements in the Company Reports (including the related notes and schedules) (the “Company Financials”) was prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved, fairly presented in all material respects the consolidated financial position of the Company as of the respective dates thereof and each of the consolidated statements of operations, cash flows and stockholders’ equity included in the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of the Company for the periods set forth therein and in each case was prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, for normal and recurring year-end audit adjustments which are not expected to be material in amount, and complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The Company has no existing plan to correct or restate nor, to the Company’s Knowledge, is there any basis, facts or circumstances that would reasonably be expected to result in any correction or restatement of, any material aspect of the Company Financials. The principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer or principal financial officer of the Company) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports that were required to be accompanied by such certifications, and the statements contained in any such certifications are complete and correct. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since January 1, 2010, neither the Company nor any of its executive officers has received any written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(b)	The Company maintains disclosure controls and procedures and internal controls over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such controls and procedures are designed to provide reasonable assurance regarding the reliability of financial reporting. The Company (i) maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions, receipts and expenditures are executed and made only in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (C) any unauthorized use, acquisition or disposition of the assets of the Company that would materially affect the Company’s financial statements would be detected or prevented in a reasonably timely manner; (D) that the amount recorded for assets on the books and records of the Company are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis; and (ii) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that all material information related to the Company required to be disclosed by the Company in the reports that it files or furnishes to the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is made known to the chief executive officer and chief financial officer to allow timely decisions regarding disclosures and to make the certifications required pursuant to the Sarbanes-Oxley Act, and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board, (A) any significant deficiencies and material weaknesses of which the Company has Knowledge in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting.

(c)	Since January 1, 2010, to the Knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company. Since January 1, 2010, no Company officer or member of the Company Board has received or otherwise had or obtained Knowledge of any written complaint, of the violation or possible violation of any laws of the type described in Section 806 of the Sarbanes-Oxley Act by Company. Since January 1, 2010, to the Knowledge of the Company, neither the Company nor any director, officer, employee, contractor, or subcontractor of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(d)

The Company has furnished Parent with copies of all comment letters received by the Company from the SEC, relating to the Company Reports and all responses of the Company thereto since October 1, 2010. There are no outstanding unresolved issues with respect to the Company or the Company Reports noted in comment letters or other correspondence received by the Company from the SEC, and there are no pending (i) formal or, to the Knowledge of the Company, informal investigations of the Company by the SEC or (ii) to the Knowledge of the Company, inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. To the

Knowledge of the Company, since January 1, 2010, neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing. Since January 1, 2010, to the Knowledge of the Company, neither the Company nor any director, officer or auditor of the Company has received or otherwise had or obtained Knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company has engaged in questionable accounting or auditing practices. Since January 1, 2010, no current or former attorney representing the Company has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any current director or executive officer of the Company. The Company is in compliance, in all material respects, with the applicable listing and other rules and regulations of the NASDAQ Stock Market upon which the Company’s securities are listed and has not, since January 1, 2010, received any notice from such market asserting any non-compliance with any such rules and regulations.

Section 4.6 Absence of Undisclosed Liabilities. Except for Indebtedness that is set forth on Section 4.2(d) of the Company Disclosure Schedule, the Company does not have any Liabilities or obligations (whether absolute, accrued, contingent or otherwise), except (i) to the extent such liabilities or obligations are disclosed in the Company’s consolidated balance sheet filed with the Company Reports with the SEC for the period ended September 30, 2013, or (ii) such liabilities or obligations that were incurred after October 1, 2013 in the ordinary course of business and consistent with past practices in substance and magnitude. The Company is not a party to, nor has any commitment to become a party to, any balance sheet partnership, joint venture or any similar arrangements (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any off-balance-sheet Liability or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act). All reserves that are set forth in or reflected in the Company Reports have been established in accordance with GAAP consistently applied.

Section 4.7 Absence of Certain Changes or Events. Since December 31, 2011, (i) the Company has conducted their respective businesses in the ordinary course consistent with past practice and (ii) there has not been a Company Material Adverse Effect.

Section 4.8 Litigation. There are no (and since January 1, 2010 there has not been any) (i) Action pending by, against or involving the Company or (ii) to the Knowledge of the Company, threatened Action by, against or involving the Company or any Related Party with respect to the Company. The Company is not subject to any judgment, decree, injunction, rule or order of any court, Governmental Entity, commission, agency, instrumentality or authority, or any arbitrator.

Section 4.9 No Violation of Law.

(a)	The Company is and have at all times been, in compliance in all material respects with all applicable Laws (including the Sarbanes-Oxley Act and the USA PATRIOT Act of 2001) applicable to it or to the conduct or operation of its business or the ownership or use of its assets.

(b)

Neither the Company nor any of its directors, officers, employees, nor, to the Knowledge of the Company, its agents, or any other Persons acting on its behalf have (i) violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., (ii) corruptly made, promised or offered, or corruptly caused to be made, promised or offered, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office, official of any public international organization or official of any state-owned entity, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign or domestic official to use their influence to affect a governmental decision in order to obtain or retain business for the Company, (iii) paid, accepted or received any unlawful contributions, payments, expenditures, entertainment or gifts, or (iv) violated any U.S. money laundering law, U.S. anti-terrorism law or regulation, U.S. anti-boycott regulations or U.S. trade embargo regulations.

Section 4.10 Permits.

(a)	Except as set forth in Section 4.10 of the Company Disclosure Schedule, the Company has all permits, licenses, variances, registrations, exemptions, orders, approvals and authorizations (collectively, the “Permits”) of all Governmental Entities required by the Company to own and operate its assets and carry on its business as currently conducted and each such Permit is in full force and effect and the Company is in material compliance with the terms of each such Permit, except where the failure to obtain, have and maintain such Permits, or the suspension or cancellation of any of the Permits, would not be material to the Company. Since January 1, 2010, to the Knowledge of the Company, there has been no actual, alleged, possible or potential action by any Governmental Entity that would call into question the validity of the Permits of the Company.

(b)	Section 4.10 of the Company Disclosure Schedule sets forth each Permit necessary in all material respects for the ownership and operation of the assets of, and the operation of the businesses as currently conducted by the Company. The Company is and at all times since January 1, 2007 has been, in material compliance with each such Permit. The Company has not received at any time since January 1, 2010 any notice or other written communication from any Governmental Entity or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Permit to which the Company is or has been subject.

Section 4.11 Compliance with Agreements. Except as set forth in Section 4.10 (Permits), since January 1, 2010, the Company has not been (or has not received written notice that it has been) in breach or violation of, or in default in the performance or observance of, any term or provision of any Material Contract (nor has any event occurred or does any circumstance or condition exist which, upon the passage of time or the giving of notice, would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, acceleration, or result in the creation of any Lien upon any of the properties or assets of, the Company), except for such breach, violation, default or event that would not be material to the Company, and the Company has not received any written notice of or, to the Knowledge of the Company, any other communication regarding, any such breach, violation, default or event. To the Knowledge of the Company, there exists no breach, violation, default in performance or obligation by any other party to any Material Contract, (nor, to the Knowledge of the Company, does there exist any or does any circumstance or condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, cancellation, acceleration, or result in the creation of any Lien upon any of the properties or assets of the Company) except where such breach, violation or default would not be material to the Company. Each Material Contract is a legal, valid and binding agreement and is in full force and effect and enforceable in all material respects in accordance with its terms.

Section 4.12 Taxes. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company has (i) duly filed with the appropriate Governmental Entities all income, franchise and other Tax Returns required to be filed, and such filed Tax Returns are correct and complete in all material respects, (ii) duly paid in full all Taxes due and payable by it for all periods whether or not shown on a Tax Return and (iii) duly withheld and paid all Taxes required by applicable law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. No written claim has ever been received by the Company from a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The liabilities and reserves for Taxes reflected in the balance sheet included in the Company Reports are adequate to cover all Taxes of the Company for all periods ending at or prior to the date of such balance sheet and the Company has not incurred any liability for Taxes since the date of such balance sheet other than in the ordinary course of business consistent with past practice, and there are no Liens for Taxes upon any property or asset of the Company, except for Permitted

Liens. No written notice has ever been received by the Company from a Governmental Entity that any audit or administrative or judicial Tax proceeding is pending or being conducted with respect to the Company. The Company has not received any written notice from a Governmental Entity indicating an intent by such Governmental Entity to open an audit or other review, a request for information related to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed with respect to the Company. The Company has made available to Parent correct and complete copies of all income, franchise and other material Tax Returns and all ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions) work papers filed prior to the date hereof for the years 2008 through 2012 and for all other open years. The Company does not have any written request for a ruling in respect of Taxes pending before any Governmental Entity. Except for any commercial contract or agreement entered into in the ordinary course of business the primary purpose of which is not the allocation, sharing, reimbursement, indemnification or other payment of Tax and in which such provisions regarding the allocation, sharing, reimbursement, indemnification or other payment of Tax are typical of such commercial contract or agreement, the Company has not ever been a party to any agreement providing for the allocation or sharing of Taxes with or, pursuant to Treasury Regulation Section 1.1502-6 (or similar provisions of state, local or non-U.S. law), has ever been liable for the Taxes of, any entity that is not, directly or indirectly, the Company. The Company has not ever been a member of an affiliated, consolidated or unitary group (within the meaning of Section 1504(a) of the Code or similar provision of state, local or non-US law), other than a group the common parent of which was the Company. The Company has not been either a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company is not a party to any agreement, Contract, arrangement or plan that has resulted or would result, whether as a result of the Merger or the Transactions or otherwise, separately or in the aggregate, in the payment of (i) any “parachute payment” within the meaning of Code Section 280G or (ii) any amount that will not be fully deductible as a result of Code Section 162(m). Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) of the Company has been (i) since January 1, 2005 in operational compliance with Section 409A of the Code and the guidance and regulations thereunder (“Section 409A”) and (ii) since January 1, 2009, in documentary compliance with Section 409A. There is no agreement, Contract, arrangement or plan to which the Company is a party, including the provisions of this Agreement, covering any Company Employee or any director, consultant or advisor of the Company, which individually or collectively could require the Company to pay a tax gross up payment. There is no agreement, Contract, arrangement or plan to which the Company is a party, including the provisions of this Agreement, covering any service provider of the Company, which individually or collectively could require the Company to pay a tax gross up payment or otherwise indemnify any such Person for any Taxes, in either case, under Section 409A Code or Code Section 4999. The Company has not executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax. The Company has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes. The Company has not engaged in any listed transaction as defined in Code Section 6707A(c)(2) and under Treasury Regulations Section 1.6011-4(b). The Company is not subject to Tax in any country other than in the United States. The Company is in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating its transfer pricing practices and methodology. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) ‘‘closing agreement’’ as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received on or prior to the Closing Date; or (vii) election under Code Section 108(i).

Section 4.13 Employee Benefit Plans; ERISA.

(a)	Section 4.13(a) of the Company Disclosure Schedule lists (i) each plan, program, arrangement, practice and policy, whether formal or informal, funded or unfunded, written or oral, under which any current or former officer, employee, consultant, advisor, independent contractor or director of the Company has any right to employment or service, to purchase or receive any stock or other securities of the Company or any ERISA Affiliate or to receive or have the right to receive in the future any compensation (whether in the form of cash or stock or otherwise) or benefits of any kind or description whatsoever or under which the Company or any ERISA Affiliate has any liability, and (ii) each employee benefit plan within the meaning set forth in Section 3(3) of ERISA under which the Company or any ERISA Affiliate has any liability (collectively, the “Company Plans”). Section 4.13(a) of the Company Disclosure Schedule identifies the Company Plans pursuant to which Company Stock Options may be granted.

(b)	The Company has made available to Parent (i) a current, complete and accurate copy of each Company Plan which is set forth in writing (and any related trust, insurance Contract or other funding arrangement) and a written summary of each Company Plan which is not set forth in writing, and (ii) a copy of the three (3) most recent Annual Reports (Form 5500) and all related exhibits and reports for each Company Plan which is subject to ERISA.

(c)	No Company Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Company Plan is a multiemployer plan within the meaning of Section 414(f) of the Code or a plan described in Section 413(c) of the Code. Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA.

(d)	There have been no prohibited transactions within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could be reasonably expected to be material to the Company, and there has been no other event with respect to any Company Plan that could reasonably be expected material to the Company.

(e)	Each Company Plan which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service, has pending an application for such a determination letter from the Internal Revenue Service or is entitled to rely on a prototype plan opinion letter, and the Company is not aware of any reason likely to result in the revocation of any such letter or in the Internal Revenue Service declining to issue a favorable determination letter on a pending application. The Company has made available to Parent a copy of the most recent Internal Revenue Service favorable determination or opinion letter with respect to each such Company Plan or a copy of the application to the Internal Revenue Service, as applicable.

(f)	Each Company Plan has been established, maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

(g)	Except as set forth on Section 4.13(g) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event, including, any termination of employment) entitle any current or former officer, employee, director or other independent contractor of the Company to any change in control payment or benefit, transaction bonus or similar benefit or severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan.

(h)	The Company has no liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, director or independent contractor except as required to avoid excise Tax under Section 4980B of the Code.

(i)	All contributions and other payment due from the Company with respect to each Company Plan have been made or paid in full or are shown in the Company Reports, and all of the assets which have been set aside in a trust, escrow account or insurance company separate account to satisfy any obligations under any Company Plan are shown on the books and records of each such trust or account at their current fair market value as of the most recent valuation date for such trust or account, and the fair market value of all such assets as of each such valuation date equals or exceeds the present value of any obligation under any Company Plan.

(j)	There are no pending or, to the Knowledge of the Company, threatened claims with respect to a Company Plan (other than routine and reasonable claims for benefits made in the ordinary course of the plan’s operations) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or independent contractor of the Company, which claims could reasonably be expected to result in any material liability to the Company, and no audit by any domestic or foreign governmental or other law enforcement agency is pending or, to the Knowledge of the Company, has been proposed with respect to any Company Plan.

(k)	Each Person who performs, or has performed, services for the Company as an employee or as an independent contractor is, or has been, properly classified as an employee or as an independent contractor, except where failure to properly classify such Person(s) would not be material to the Company.

(l)	Vesting for options which are outstanding under Company Stock Option Plans, including accelerated vesting which will occur prior to the Effective Time, has been effected in accordance with the terms of the Company Stock Option Plans and with all applicable laws, and to the extent required to be registered pursuant to the Securities Act on a Form S-8, the interests in or shares available for issuance under such Company Stock Option Plans are so registered.

(m)	Section 4.13(m) of the Company Disclosure Schedule sets forth a list of all severance plans or policies maintained by the Company or any ERISA Affiliate for the benefit of any employee of the Company.

(n)	No Company Plan maintained or adopted by the Company for the benefits of any employee, officer, director, consultant, advisor, or independent contractor outside the United States (each, an “International Company Plan”) has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Section 4.13(n) of the Company Disclosure Schedule sets forth, to the extent applicable, each International Company Plan that has been approved by the relevant taxation and other Governmental Entities so as to enable: (i) the Company and the participants and beneficiaries under the relevant International Company Plan and (ii) in the case of any International Company Plan under which resources are set aside in advance of the benefits being paid (a “Funded International Company Plan”) the assets held for the purposes of the Funded Company Employee Plans, to enjoy favorable taxation status under applicable laws relating to employee benefit plans. The Company is not aware of any ground on which any such approval may cease to apply.

Section 4.14 Labor; Employment Matters.

(a)	The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which, individually or in the aggregate, material in magnitude. To the Company’s Knowledge, as of the date hereof, (i) there are no material audits or investigations pending or scheduled by any Governmental Entity pertaining to the employment practices of the Company and (ii) no complaints relating to employment practices of the Company have been made to any Governmental Entity or submitted in writing to the Company.

(b)	The Company is not a party to any collective bargaining agreement or other Contract or agreement with any group of employees, works council, labor organization or other representative of any of the employees of the Company and, to the Knowledge of the Company, there are no organizational efforts presently being made involving any of the employees of the Company. To the Company’s Knowledge, no executive or key employee or group of employees of the Company has provided notice to terminate his or her employment with the Company or has threatened to do so. No person has asserted that the Company is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of such laws.

(c)	Section 4.14(c) of the Company Disclosure Schedule sets forth a list of all employees of the Company as of the date hereof showing for each as of the date hereof (i) the employee’s name, (ii) job title or description, (iii) salary level (including any bonus or deferred compensation arrangements other than arrangements under which payments are at the discretion of the Company), (iv) any bonus, commission or other remuneration other than salary paid during the Company’s last fiscal year, and (v) whether such employee is on a leave of absence and, if so, the employees’ expected return date and description of the leave of absence. Except as set forth on Section 4.14(c) of the Company Disclosure Schedule, none of such employees is a party to a written employment agreement or Contract with the Company for a specified length of time and each is employed “at will.” The Company has made available: (i) all employee classification reports, audits, assessments, and recommendations, and (ii) all independent contractor classification reports, audits, assessments, and recommendations generated by the Company or by any third party entity within two years prior to the date of this Agreement.

Section 4.15 Real Estate; Properties.

(a)	Section 4.15(a) of the Company Disclosure Schedule sets forth the address of all real property which the Company owns or has ever owned any interests (including any mineral interests) (the “Owned Real Property”). The Company is not a party to any agreement to purchase or sell any interests in the Owned Real Property or any other real property. Section 4.15(a) of the Company Disclosure Schedule sets forth the address of all real property in which the Company holds a leasehold or subleasehold estate or is otherwise used or occupied by the Company (the “Leased Real Property”, and the leases, subleases, licenses or agreements for the use or occupancy of such Leased Real Property including all amendments and supplements thereto being referred to as the “Leases”). The Company has made available to Parent a true and complete copy of each of the Leases. Each Lease creates a valid leasehold interest in the Leased Real Property to which it applies and is in full force and effect in all respects and the Company is entitled to the benefit of such Lease in accordance with its terms, with such exceptions as are not material and do not interfere with the use of the such premises or rights or obligations of the Company under the Leases or with respect to the Leased Real Property. No breach or default exists under any of the Leases by the Company or to the Company’s Knowledge any other party thereto and, to the Company’s Knowledge, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle any other party to any Lease to terminate such Lease prior to its scheduled term. The Company could not be required to expend more than $50,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease based on the current condition thereof. The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases. Section 4.15(a) of the Company Disclosure Schedule sets forth any notices, consents, waivers or other approvals required to be obtained by the Company as a result of the consummation of the Merger so that the Leases will continue in accordance with their terms following the Merger.

(b)

The Company is not party to any agreement or subject to any claim that may require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Real Property. The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Real Property or any portion thereof or interest therein, and to the Knowledge of the Company, no such proceedings are threatened or proposed. To the Company’s Knowledge, the Real Property is not subject to any special assessment nor zoning or other land-use regulation proceeding, nor any change in any law or Permit that would prevent or materially delay consummation of the Merger or reasonably be expected to be material to the Company or that seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company substantially as it was operated prior to the date of this Agreement with respect to the Real Property. Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, the Company has not subleased, leased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of the Real Property. To the Company’s Knowledge, all buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Real Property are in good condition and repair and sufficient for the operation of the business of Company. To the Company’s Knowledge, all utility systems situated on and serving the Real Property are operational, adequate and suitable in all material respects for the operation of the business of the Company.

(c)	The Company has good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets, has valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the balance sheets included in the Company Reports or acquired after December 31, 2012, in each case free and clear of all Liens, other than Permitted Liens. Except as set forth on Section 4.15(c) of the Company Disclosure Schedule, none of such property or assets is subject to any Lien, except for Permitted Liens. The equipment owned by the Company which is currently used in its operations has no material defects, is in working condition, and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and is suitable for its present uses. The property and assets owned or leased by the Company, or which its otherwise has the right to use, constitutes all of the property and assets used or held for use by the Company in connection with the businesses of the Company and are sufficient to conduct such business as currently conducted.

Section 4.16 Environmental Matters.

(a)	The Company and its Predecessors have conducted their businesses and Hazardous Substance Activities in material compliance with all Environmental Laws, including having all Permits necessary for the operation of their businesses pursuant to Environmental Laws (“Environmental Permits”). All Environmental Permits that are currently required for the operation of the businesses are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in effect with respect to their Hazardous Substance Activities, and no circumstances exist which are reasonably likely to cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the applicable permit fee. Except for the review initiated by Parent, to the Knowledge of the Company, in the past five (5) years, there has been no environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company regarding the current or prior business of the Company or any property or facility now or previously owned or leased by the Company.

(b)	Except as would not reasonably be expected to result in any material environmental liability for the Company, none of the Company or, to the Company’s Knowledge, its Predecessors has received any written communication, notice, demand letter or written request for information from any Governmental Entity relating to any material violation of, or material liability or material obligation under, any Environmental Law. There are no, and have not been any, civil, criminal or administrative Actions pending, or to the Knowledge of the Company threatened in writing against the Company or any Predecessor of the Company relating to any material violation of or material liability under, or alleged material violation of or material liability under, any Environmental Law.

(c)

Except as set forth in Section 4.16(c) of the Company Disclosure Schedule and in material compliance with Environmental Laws and in a manner that would not subject the Company to material liability, no

Hazardous Substances are present on any real property currently owned, operated, or leased by the Company, or were present on any other real property at the time it ceased to be owned, operated, occupied, controlled, or leased by the Company or Predecessors.

(d)	Neither the Company nor, to the Company’s Knowledge, any of its Predecessors, has Released any Hazardous Substances into the environment except in material compliance with applicable Environmental Laws and in a manner that would not give rise to a material violation of, or material liability under, any Environmental Law.

(e)	The Company has made available to Parent all material environmental reports in the Company’s possession or control concerning environmental matters and Hazardous Substance Activities, including but not limited to any testing, sampling, or assessment of any property (including any property in which a mineral interest was held) currently or formerly owned, leased or operated by the Company or any of its Predecessors.

(f)	The Company is not aware of any fact or circumstance related to the current or past Hazardous Substance Activities of the Company or its Predecessors that is reasonably likely to result in any material environmental liability for the Company. Neither the Company nor any of its Predecessors has entered into any agreement that requires it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising under any Environmental Law or out of their Hazardous Substance Activities.

(g)	To the Company’s Knowledge, (i) none of the Company’s Predecessors, agents or contractors conducted or performed any mining exploration or development activities or operations on, under, or in any real property owned, operated or leased by any Predecessors (including any property in which a mineral interest was held).

Section 4.17 Contracts and Commitments.

(a)	Section 4.17(a) of the Company Disclosure Schedule lists each of the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the current obligations of any party thereunder) to which the Company is a party or by which any of its respective properties or assets are bound (each such Contract, and each Contract listed in Section 4.15 (Real Estate; Properties), Section 4.18 (Intellectual Property Rights) or Section 4.22 (Certain Loans and Other Transactions) of the Company Disclosure Schedule, as well as all Contracts required to be set forth (including in order to ensure the accuracy of the representations and warranties in) in Section 4.17 (Contracts and Commitments), Section 4.15 (Real Estate; Properties), Section 4.18 (Intellectual Property Rights) or Section 4.22 (Certain Loans and Other Transactions) that is not so listed, a “Material Contract”):

(i)	any Contract with any Governmental Entity;

(ii)	any Contract or indenture relating to Indebtedness or any guarantee by the Company of the obligations of any other party or relating to any interest rate, currency or commodity derivatives or hedging transactions;

(iii)	any partnership, limited liability company agreement, joint venture, profit-sharing or similar agreement (other than agreements with sales agents containing revenue sharing agreements or arrangements) entered into with any Person;

(iv)	any Contract for the acquisition, disposition, merger or sale or similar transaction involving any business or material assets (including Intellectual Property) of the Company, other than for Contracts that have been consummated as of the date of this Agreement for aggregate consideration under such agreement of less than $75,000 and for which the Company have no continuing indemnification, “earn-out” or other material or contingent obligations;

(v)	any collective bargaining agreements, memoranda or understandings, settlements or other labor agreements with any union or labor organization applicable to the Company, its Affiliates or their employees;

(vi)	any Contract that obligates the Company to make any capital commitment or expenditure, individually or in the aggregate, in excess of $75,000;

(vii)	any employment, bonus, retention, severance or other similar agreement which (x) contains a change of control, or “golden parachute” provision or (y) that otherwise provides for base salary or base compensation in any fiscal year that is equal to or greater than $75,000;

(viii)	any Contract which is performed (in whole or in part) outside of the United States, where a party that is a natural person to the agreement is not a United States citizen, or where all or a portion of the agreement is subcontracted to a natural person that is not a United States citizen;

(ix)	any Contract to which the Company is a party or by which they or any of its assets are bound and which involves consideration or other obligations in excess of $75,000 annually;

(x)	all broker, dealer, manufacturer’s representative, distributor, franchise, agency, and consulting Contracts;

(xi)	all Contracts involving the payment of royalties or other amounts payable by the Company calculated based upon the revenues or income of the Company or income or revenues related to any product of the Company (other than Contracts involving compensation in connection with the sale and distribution of any product of the Company entered into in the ordinary course of business);

(xii)	any Contract containing (A) most favored nation, exclusive rights, or minimum purchase requirements in favor of any third party, (B) any right of first refusal or first offer or (C) any provision that limits the ability of the Company to (x) compete or operate in any line of business, or with any Person or entity, or in any market or geographic area or during any period of time or (y) acquire or sell any product, assets or services or otherwise develop or distribute any technology (excluding license limitations contained in inbound licenses which limitations are of the type ordinarily included in commercial licenses);

(xiii)	any Contract obligating the Company to pay a minimum royalty, fee or other payment regardless of usage or purchase;

(xiv)	any Contract obligating the Company (A) to purchase or otherwise obtain a product or service exclusively from any Person or (B) sell or provide any product or service exclusively to any Person;

(xv)	all Contracts that result in any person or entity holding a power of attorney from the Company that relates to the Company or its business;

(xvi)	any Contract providing for indemnification, contribution or any guaranty other than any indemnities contained in Contracts for the purchase, sale or license of products or services in the ordinary course of business and that are materially consistent with past practice pursuant to the Company’s standard forms, in the form made available to Parent;

(xvii)	any Contract entered into since December 31, 2009, or for which the Company has any ongoing obligations or potential Liabilities, to settle or compromise any Action, or any Action threatened in writing, other than (A) releases entered into with former employees or independent contractors of the Company which do not contain cash settlements in excess of $20,000 or (B) settlements of accounts payable in the ordinary course of business consistent with past practice for cash amounts paid prior to December 31, 2012 which do not exceed, individually or in the aggregate, $20,000;

(xviii)	all Contracts with such suppliers where costs of goods or services purchased are over $75,000 for the 12-month period ending on December 31, 2012;

(xix)	any Contract to which any Related Person, or any of their immediate family members, is a party or has an interest in, whether directly or indirectly, other than employment, compensation and benefit arrangements for services as an officer or employee thereof (each, a “Related Person Contract”);

(xx)	any Contracts that purport to bind third-parties who were not Affiliates of the Company on the original date of such Contract, but that become Affiliates after the date of such Contract;

(xxi)	any Contract relating to the marketing or advertising of any products or services of the Company in an amount exceeding $75,000 individually;

(xxii)	any Contract that is or would be required to be filed by the Company as a “Material Contract” with the SEC pursuant to Item 601(b)(iv) of Regulation S-K or disclosed by the Company in a Current Report on Form 8-K; and

(xxiii)	any Contract that commits the Company to enter into any of the foregoing.

Section 4.18 Intellectual Property Rights.

(a)	Section 4.18(a)(i) of the Company Disclosure Schedule sets forth a list of all United States and foreign patents and patent applications, trademark and service mark registrations and applications, internet domain name registrations and applications and copyright (and mask works) registrations and applications owned by, registered, recorded, assigned, to be assigned, or filed in the name of the Company (“Registered Company Intellectual Property Rights”), specifying as to each item, as applicable (i) the nature of the item, including the title, (ii) the applicant or owner(s) of the item, (iii) the jurisdiction in which the item is issued or registered or in which an application for issuance or registration has been filed, (iv) the issuance, filing, registration or application numbers and dates, (v) the prosecution status, and (vi) any assignor or assignee, if applicable. The Company is current in the payment of all registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property Rights. The Company has filed all affidavits, responses, recordations, certificates and other documents and taken all currently or previously required actions for the purposes of registering, maintaining, perfecting and renewing the Registered Company Intellectual Property Rights. Section 4.18(a)(ii) of the Company Disclosure Schedule sets forth a list of all licenses, sublicenses and other Contracts or permissions under which the Company is a licensee or distributor of or otherwise is authorized to use any Intellectual Property Rights of a third Person or under which the Company otherwise obtains Intellectual Property Rights (other than (A) shrink wrap licenses or other similar licenses for commercial off-the-shelf software that is not material to the Company’s business with an aggregate license fee of $5,000 or less which are not required to be listed, (B) licenses to Embedded Software, and (C) implied licenses to trade secrets contained in nondisclosure agreements and other confidentiality agreements (“Inbound Licenses”). Section 4.18(a)(iii) of the Company Disclosure Schedule sets forth a list of all Contracts or permissions under which the Company has granted to a third Person any license or sublicense to any Company Intellectual Property (other than Contracts with customers containing nonexclusive licenses or sublicenses granted in the ordinary course of business pursuant to the Company’s standard form of customer agreement and excluding implied licensees to trade secrets contained in nondisclosure agreements) (“Outbound Licenses”). With respect to the preceding Inbound Licenses and Outbound Licenses, there are no pending disputes regarding such Contracts, and correct and complete copies of all such listed Contracts have been provided to Parent.

(b)

The Company owns, free of all Liens other than Permitted Liens, or has valid and enforceable Inbound Licenses to, all right, title and interest in, all of the Intellectual Property Rights that are currently used in the conduct of the Company’s business. The Company is not infringing, misappropriating or otherwise violating, and have never infringed, misappropriated or otherwise violated, any Intellectual Property Right of any Person, and the conduct of the business of the Company when conducted in substantially the same manner after the date hereof, will not infringe, misappropriate or otherwise violate any Intellectual Property Right of any Person. No Action has been filed, commenced, been brought, or is pending against the Company, or is threatened in writing by any third Person against the Company with respect to any Intellectual Property Rights or Technology that have been in the past or are currently owned, licensed, distributed or used by the Company in the operation of its business as conducted in the past or as currently conducted (“Company IP Claim”), including any Company IP Claim that alleges that the operation of any such business by the Company infringes, misappropriates, impairs, dilutes or otherwise violates the Intellectual Property Rights of any Person, and to the Knowledge of the Company, there are no grounds for the same, and the Company is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person’s Intellectual Property Rights. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned by the Company and the Company has not brought any Action or threatened in writing any Company IP Claims against any Person. Subject to the Contracts containing nonexclusive license rights granted by the Company in the ordinary course of business which have been made available to Parent, the Company solely and exclusively owns all right, title and interest (including the sole right to enforce) in and to the Company Intellectual Property owned or purported to be owned by the Company, and has not exclusively licensed any such Company Intellectual Property to any Person. No funding, facilities, or personnel of any Governmental Entity or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned or purported to be owned by the Company.

(c)	The Company has made and does make commercially reasonable efforts to maintain and protect the Company Intellectual Property Rights owned and purported to be owned by the Company. Without limiting the preceding sentence, each current and former employee, consultant and contractor who developed any part of any Company Product or other material Company Intellectual Property on behalf of the Company has executed an agreement (i) that conveys or obligates such Person to convey to the Company any and all right, title and interest of such Person in and to the Intellectual Property Rights developed by such Person in connection with such Person’s employment or engagement on behalf of the Company, (ii) as to works created in the course of such Person’s employment with or engagement on behalf of the Company, that acknowledges that the works are “works for hire” or otherwise assigning to the Company all such Person’s rights, title and interest in such works, and (iii) that otherwise protects the confidentiality of Technology and Intellectual Property Rights of the Company, including the trade secrets of the Company, each in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of, the forms attached to Section 4.18(c) of the Company Disclosure Schedule.

(d)	The Company has (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines (ii) complied in all material respects with all applicable laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personal and business information (including personally identifiable information of employees, contractors, and third Persons who have provided information to Company); and (iii) taken commercially reasonable measures with respect to the protection of personal and business information against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no material loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Company (or any of its employees or, to the Knowledge of the Company, contractors). The execution, delivery and performance of this Agreement and the consummation of the Transactions complies with Company’s privacy policies in all material respects with all applicable laws relating to privacy and data security (including any such laws in the jurisdictions where the applicable information is collected by Company).

(e)	Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, nor any Contracts to which Company is a party or otherwise bound prior to the Effective

Time, will cause or require (or purports to cause or require) the Surviving Corporation, Parent or any of its Affiliates to (i) grant to any Person any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of Parent or any of its Affiliates; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any Person (except, in each of (i) and (ii), other than, with respect to Surviving Corporation, such royalties, other amounts, discounts, licenses, covenants not to sue, immunities or other rights that Company would have had to pay, offer or grant had this Agreement not been entered into and the Transactions not been consummated, and in each case, excluding any Contracts entered by Parent or any of its Affiliates immediately prior to the Effective Time.

(f)	Section 4.18(f) of the Company Disclosure Schedule contains (i) a complete and accurate list of all Open Source Software that is incorporated into, integrated or bundled with, linked to or otherwise used by the Company in the development of any Company Product, (ii) a general description of the manner in which any Open Source Software is incorporated into, integrated or bundled with, linked to, used in the development or compilation of, or otherwise used in or with any Company Product, and (iii) the license terms (and version, if applicable) under which such Open Source Software is licensed or otherwise obligated (excluding, however, with respect to (i), (ii) and (iii), any Open Source Software that is incorporated into, integrated into or bundled with any Embedded Software by a third party without identifying the presence of any such Open Source Software to Company). The Company has complied with all Open Source Software license terms applicable to the Company Products, and the Company has not used Open Source Software in a manner that would under the applicable Open Source Software license terms, with respect to any Company Product, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, or (iii) impose any restriction on the consideration to be charged for the distribution thereof.

(g)	The computer, information technology and data processing systems, facilities and services used by the Company are reasonably sufficient for the existing needs of the Company, including as to capacity, and ability to process current peak volumes in a timely manner. To the Knowledge of the Company, there is no failure, breakdown or continued substandard performance of any Software, hardware, networks, communications facilities, platforms and related systems and services used by the Company to provide the Company Products that has caused a material disruption or interruption in or to the operation of the business of Company that remains unresolved. The Company has taken commercially reasonable steps and implemented commercially reasonable safeguards designed to protect any such systems under the possession or control of the Company from any disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or unauthorized destruction of, Software, data or other materials.

Section 4.19 Anti-takeover Law Inapplicable; No Rights Plan. The Company Board has approved this Agreement and the Transactions, and such approval is sufficient to render inapplicable to the Transactions any anti-takeover restrictions contained in any anti-takeover or similar statute or regulation of any jurisdiction which applies or purports to apply to any such transactions. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, including Section 0902 of the FBCA, is, or at the Effective Time would be, applicable to the Shares or the Transactions. The Company does not have in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a “poison pill” or “anti-takeover” plan or any similar plan, device or arrangement and the board of directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement.

Section 4.20 Advisors’ Fees.

(a)

Except for Craig-Hallum Capital Group LLC (the “Company Financial Advisor”) and Frank Kavanaugh, special advisor to the Special Committee, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of the Company that is entitled to any fee from the Company (including, after the consummation of the

Merger, from Parent or Merger Sub) in connection with the consummation of the Transactions. True, correct and complete copies of all agreements between the Company and the Company Financial Advisor concerning this Agreement and the Transactions have been made available to Parent.

(b)	Section 4.20(b) of the Company Disclosure Schedule sets forth a true and correct statement of the amount of expenses incurred by the Company and payable to the Company Financial Advisor and Frank Kavanaugh as of the Closing.

Section 4.21 Opinion of Financial Advisor. The Company Financial Advisor has delivered to the Company Board its opinion dated the date hereof, to the effect that, as of the date of the opinion, the consideration to be paid to the holders of the Company’s common stock in connection with the Merger is fair to the Company’s stockholders, from a financial point of view, subject to the qualifications and assumptions contained therein, which are customary for a transaction of this nature. The Company has been advised that the Company Financial Advisor will permit the inclusion of its opinion in its entirety and, subject to prior review and consent by the Company Financial Advisor, a reference to its opinion in the Proxy Statement, and has made available to Parent a copy of such opinion.

Section 4.22 Certain Loans and Other Transactions. Except as set forth in Section 4.22 of the Company Disclosure Schedule, the Company does not have outstanding, and have not arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. To the Knowledge of the Company, no Related Person, other than in its capacity as a director, officer or employee of the Company, (i) is involved, directly or indirectly, in any material business arrangement or other material relationship with the Company (whether written or oral), (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any material property or right, tangible or intangible, that is used by the Company, or (iii) is engaged, directly or indirectly, in the conduct of the business in which the Company is engaged. In addition, to the Knowledge of the Company, no officer or employee of the Company is an officer or employee of, or has an ownership interest in; any Person that has any contractual arrangements or is a supplier to the Company, or that competes with the business the Company in any market presently served by the Company (except for ownership of less than one percent of the outstanding capital stock of any corporation that is publicly traded on any recognized stock exchange or in the over-the-counter market). Each Related Party Contract is immediately cancellable and terminable by the Company without any obligation or liability of the Company.

Section 4.23 Insurance. Section 4.23 of the Company Disclosure Schedule sets forth all insurance policies maintained by the Company (the “Company Insurance Policies”). All of the Company Insurance Policies are in full force and effect. The Company is not in material breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination of any of the Company Insurance Policies. No written notice of cancellation or termination has been received by the Company with respect to any such Company Insurance Policy other than as is customary in connection with renewals of existing Company Insurance Policies, and the Company has no Knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of the Company Insurance Policies.

Section 4.24 Substantial Customers and Suppliers.

(a)	Substantial Customers. Section 4.24(a) of the Company Disclosure Schedule contains a true and correct list of all the customers of the Company with sales, to or through such customers, or who have made payments to the Company, exceeding either $75,000 for the 12-month period ending on December 31, 2012 or $50,000 for the 9-month period ending on September 30, 2013 and indicating the dollar amount of sales with respect to each such customer during such period.

(b)

Substantial Suppliers. Section 4.24(b) of the Company Disclosure Schedule lists the suppliers of the Company where cost of goods or services over either $75,000 purchased for the 12 month period ending on December 31, 2012 or $50,000 for the 9-month period ending on September 30, 2013;

provided, that the Company shall not be required pursuant to Section 4.17(a)(xviii) (Contracts and Commitments) to make available to Parent any Contracts with suppliers where costs of goods or services purchased are below $750,000 for the 12-month period ending on December 31, 2012.

(c)	Except as set forth in Section 4.24(c) of the Company Disclosure Schedule, since December 31, 2011 no such customer described in Section 4.24(a) (Substantial Customers) or supplier described in Section 4.24(b) (Substantial Suppliers) above has (i) cancelled, ceased or materially reduced its purchases from, its referrals, or sales or provision of services to; the Company or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price, reduction in referrals or otherwise), (ii) to the Knowledge of the Company, intends to, or threatens to, cancel, cease, materially reduce such purchases, referrals or sales or provision of services or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price, reduction in referrals or otherwise) or (iii) to the Knowledge of the Company, been threatened with bankruptcy or insolvency, or is reasonably likely to become, otherwise unable to purchase goods or services from, or make referrals to, the Company consistent with past custom and practice.

Section 4.25 Complete Copies of Materials. Except as disclosed in the Company Disclosure Schedule, the Company has made available to Parent true and complete copies of each document listed, or required to be listed, in the Company Disclosure Schedule. The books and records of the Company made available to Parent for inspection are true, complete and correct in all material respects.

Section 4.26 Proxy Statement. The Proxy Statement will not, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.27 Full Disclosure. To the Knowledge of the Company, no representation or warranty contained in this Agreement, and no statement contained in any document, certificate or schedule furnished to Parent or any of its representatives pursuant to this Agreement, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

Article 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to the Company prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the information in the Parent Disclosure Schedule relates; provided, however, that, notwithstanding anything in this Agreement to the contrary (i) any information set forth in one section of the Parent Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement if and to the extent it is reasonably apparent on the face of such disclosed information (without reference to any document(s) referenced therein) that such disclosure applies to such other representations and warranties; (ii) the inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or could have, a Parent Material Adverse Effect), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation or limited liability company duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and

Merger Sub is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not prevent or delay the consummation of the Transactions.

Section 5.2 Authority; Non-Contravention; Approvals.

(a)	Parent and Merger Sub have full corporate power and authority to enter into this Agreement and to consummate the Transactions. This Agreement and the Transactions have been approved by the respective boards of directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding agreement of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(b)	The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions do not (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of, (iv) accelerate the performance required by Parent or any of its Affiliates under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, or (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person under, any of the terms, conditions or provisions of (A) the respective charters, bylaws, partnership agreements, trust declarations, or other similar organizational instruments of Parent or the Merger Sub, or (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Entity applicable to Parent or the Merger Sub or any of their respective properties or assets, or (C) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Parent or the Merger Sub is now a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound or affected, except with respect to clauses (B) and (C), such triggering of payments, Liens, encumbrances, filings, notices, Permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not prevent or delay the consummation of the Transactions.

(c)	Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by the Parent of the Transactions except for (i) (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws, (B) the filing with the SEC of the Proxy Statement or (C) the filing of the appropriate merger documents as required by the FBCA, or (ii) where the failure to make such declaration, filings or registration or notifications to obtain such authorization, consents would not (x) prevent or delay consummation of the Transactions, (y) otherwise prevent performance by Parent of its obligations under this Agreement, or (z) have a Parent Material Adverse Effect.

Section 5.3 Litigation. There are no (i) claims, suits, actions or proceedings pending against Parent or any of its Affiliates, or (ii) to the knowledge of the Parent, threatened claims, suits, actions or proceedings against Parent or any of its Affiliates, in each case which, would prevent or delay the consummation of the Transactions. Neither Parent nor any of its Affiliates is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which would prevent or delay the consummation of the Transactions.

Section 5.4 Solvency. Assuming (i) satisfaction of the conditions in Section 7.1 (Conditions to the Obligations of Each Party) and Section 7.2 (Conditions to the Obligations of Parent and Merger Sub), (ii) the accuracy of the representations and warranties of the Company set forth in this Agreement and (iii) any estimates, projections or forecasts of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, and after giving effect to the Transactions contemplated by this Agreement, including the payment of the merger consideration as provided herein, Parent and its Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after the consummation of the Closing. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all liabilities of such Person, as of such date, as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (c) such Person will be able to pay its liabilities, as of such date as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, as of such date as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its reasonably foreseeable obligations as they become due.

Section 5.5 Financing. Parent has immediately available funds sufficient to consummate the Transactions, including payment of all fees and expenses payable by Parent and Merger Sub in connection with the transactions contemplated by this Agreement.

Section 5.6 Parent Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, on the date it is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives on behalf of the Company which is contained or incorporated by reference in the Proxy Statement.

Section 5.7 Merger Sub. True and complete copies of the constituent documents of Merger Sub, each as in effect as of the date of this Agreement, have previously been made available to the Company. The authorized capital stock of Merger Sub, as of the date hereof, consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding. Parent is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was recently formed by Parent solely for the purpose of engaging in the Transactions. Except as contemplated by this Agreement, Merger Sub does not hold, and has not held, any material assets, has not incurred any material liabilities, and has not carried on any business activities other than those contemplated by this Agreement.

Section 5.8 No Ownership of Capital Stock. Neither Parent nor any Affiliate of Parent (including Merger Sub) owns any Company Common Stock or other securities of the Company.

Section 5.9 Other Agreements or Understandings. Parent has disclosed to the Company all Contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent or any Affiliate of Parent, on the one hand, and any officer or director of the Company or any person that, to the Knowledge of Parent, owns five percent (5%) or more of the shares of the Company’s capital stock, on the other hand.

Article 6

COVENANTS

Section 6.1 Conduct of Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated by this Agreement and except as specifically set forth in Section 6.1 of the Company Disclosure Schedule, the Company will (i) conduct its business in the ordinary course and in accordance with past practices, (ii) timely file Company Reports with the SEC in compliance with the rules and regulations set forth in the Securities Act and the Exchange Act, (iii) pay its debts, liabilities and Taxes when due, in each case except with respect to those being contested in good faith by appropriate proceedings and (iv) take no action that would prohibit or materially impair or delay the ability of either the Company or Parent or any of Parent’s Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the Transactions or to consummate the Transactions. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement and except as specifically set forth in Section 6.1 of the Company Disclosure Schedule, the Company will use its commercially reasonable efforts to maintain and preserve intact its business organization and material business relationships and retain the services of its officers and key employees.

Section 6.2 Company Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 6.2 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, the Company will not do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed:

(a)	Organizational Documents; Outstanding Securities and Dividends. (i) Amend or propose to amend its Articles of Incorporation or Bylaws (or other organizational documents) of the Company, including by operation of law, (ii) split, combine, subdivide, reclassify, purchase, redeem or otherwise acquire the outstanding securities, capital stock, options, warrants, calls, commitments, convertible securities, Indebtedness or other securities of the Company, or (iii) declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to the capital stock or securities of the Company.

(b)	Actions with Respect to Securities. Issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, or authorize or agree to issue, grant, deliver, sell, pledge, dispose of or otherwise encumber, any shares or securities of, or any options, warrants, calls, commitments, convertible securities, or rights of any kind to acquire any shares or securities of, the Company, or any debt or equity securities convertible into, exchangeable for or exercisable for, shares or securities of the Company, or enter into or amend any Contract, agreement, commitment or arrangement with respect to any of the foregoing, except the issuance of Shares pursuant to the exercise of the outstanding Company Stock Options set forth on Section 4.2(c) of the Company Disclosure Schedule.

(c)

Capital Expenditures and Other Actions. (i) Incur or otherwise become liable with respect to, or amend, any Indebtedness or guaranty the obligations or liabilities of any other Person, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, any of its securities or any options, warrants or rights to acquire any of its capital stock, any of its securities or any security convertible into or exchangeable for its capital stock, (iii) incur or become responsible for capital expenditures or any obligations or liabilities in respect thereof, or enter into leases for equipment or other capital assets, individually or in the aggregate or incur any liabilities or expenses outside the ordinary course of business, consistent with past practice, (iv) other than in the ordinary course of business, sell, lease, license, pledge, dispose of or otherwise transfer, or encumber, any assets (including any Company Intellectual Property), securities, properties, interests or business of the Company, (v) loan, advance funds or make any investment in or capital contribution to any other Person, (vi) discharge or satisfy any Lien or pay any obligation or liability (whether accrued, absolute, contingent or otherwise), except for (A) in accordance with the terms of such Lien, obligation or liability, or (B) current liabilities incurred in the ordinary course of business, or (vii) make any direct or indirect acquisition of all or a portion of any entity or business (including through merger, consolidation, equity or asset purchase or similar transaction) or enter into any agreement with respect thereto;

(d)	Liquidation, Dissolution and Other Actions. Enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Transactions);

(e)	Corporate Structure. Alter, through merger, liquidation, reorganization, restructuring or any other fashion, its corporate structure (other than the Transactions);

(f)	Sales, Liens and Other Actions. Enter into (i) any sale, lease or license or suffer to exist any Lien (except for Permitted Liens) in respect of any of its assets, other than (A) Liens securing inter-company Indebtedness, (B) sales or dispositions of property or inventory in the ordinary course of business consistent with past practice, (C) leases and licenses of property with a term of less than one (1) year in the ordinary course of business consistent with past practice, and (D) sales, leases or licenses with respect to immaterial assets, or (ii) any sale, lease, license or other arrangements providing for exclusivity with respect to any Company Intellectual Property;

(g)	New Lines of Business; Company Products. Enter into any new line of business or materially change or discontinue or announce any material change or discontinuance to the Company Products;

(h)	Certain Actions with Respect to Customers. (1) enter into, amend or modify in any material respect or terminate any Contract of the type described in Section 4.17(a)(v), Section 4.17(a)(vi), Section 4.17(a)(xiii), Section 4.17(a)(xiv), Section 4.17(a)(xv), Section 4.17(a)(xxi), or Section 4.17(a)(xxii) (Contracts and Commitments), (2) enter into any Contract set forth on Section 4.4(b) of the Company Disclosure Schedule or that would be required to be set forth on Section 4.4(b) of the Company Disclosure Schedule to ensure the accuracy thereof if it had been entered into on the date of this Agreement or modifying a contract in a manner that would require the contract to be set forth on Section 4.4(b) of the Company Disclosure Schedule if it had been so modified on the date of this Agreement, or (3) enter into, amend, modify any Contract set forth on Section 4.15, Section 4.19, or Section 4.20 of the Company Disclosure Schedule or that would be required to be set forth on Section 4.15, Section 4.19, or Section 4.20 of the Company Disclosure Schedule to ensure the accuracy thereof if it had been entered into on the date of this Agreement;

(i)	Accounting Methods and Principles. Except to the extent required by changes following the date of this Agreement (including changes adopted prior to, but become effective following, the date of this Agreement) to GAAP or applicable Law, change any of the Company’s accounting controls, policies, practices, methods or principles;

(j)	Certain Tax-Related Actions. Except as required by law or as is consistent with past practice, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, extend or waive any applicable statute of limitations with respect to Taxes, file any amended Tax Returns, enter into any closing agreement in respect of any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of materially increasing the Tax liability of the Company for any period ending after the Closing Date or materially decreasing any Tax attribute of the Company existing on the Closing Date;

(k)

Employment and Other Arrangements. (i) Grant any severance, retention or termination pay to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer, employee, consultant, or advisor, (ii) increase or accelerate the payment or vesting of, benefits payable under any existing severance, retention or termination pay policies or employment agreements, (iii) enter into or amend any employment, consulting, deferred compensation, change-of-

control, indemnification or other similar agreement with any director, officer, consultant or employee, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, commission, bonus, profit-sharing, thrift, pension, retirement, post-retirement medical or life insurance, retention, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any present or former director, officer, employee, consultant or advisor, or any beneficiaries thereof, (v) increase the compensation, commission, bonus or other benefits payable to any director, officer, employee, consultant or advisor, (vi) terminate any employee or demote any officer or other member of the Company’s management, (vii) promote any employee of the Company or (viii) hire any employee;

(l)	Payments to Related Persons. Make any payments to, or for the benefit of, any Related Person or enter into, or amend or modify in any respect or terminate, any Related Person Contract;

(m)	Litigation. Initiate, settle or compromise or enter into any settlement or cross-license agreement as they may relate, directly or indirectly, to any claims, obligations or litigation; provided, however, that with respect to claims solely for monetary damages, that do not relate to the Transactions, that have not been brought by a customer or Governmental Entity, and that would not otherwise be material to the Company, the Company may pay $50,000 individually and $150,000 in the aggregate for the settlement of all such claims (but shall not agree to any other terms, remedies or obligations in connection with such settlement).

(n)	Material Contracts. Without limiting the other restrictions in this Section 6.2 (Company Forbearances), enter into, amend or modify in any respect or terminate any Material Contract (including any Contract that would have been a Material Contract if it had been entered into on the date of this Agreement) other than in the ordinary course of business consistent with past practice, or otherwise waive, release or assign any rights, claims or benefits of the Company under any Material Contract (including any Contract that would have been a Material Contract if it had been entered into on the date of this Agreement);

(o)	Revaluation of Assets. Revalue any of its assets (whether tangible or intangible), including writing off notes or accounts receivable, settle, discount or compromise any accounts receivable, or reverse any reserves other than in the ordinary course of business and consistent with past practice;

(p)	Real Property. Enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Leases;

(q)	Acquisitions. Acquire, or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the business of the Company;

(r)	Joint Ventures, Strategic Partnerships and Alliances. Enter into any Contract with respect to any joint venture, strategic partnership or alliance;

(s)	Creation of Subsidiaries. Create any subsidiary of the Company;

(t)	Employee Representations and Communications. Make any representation or issue any communications to employees that are inconsistent with this Agreement or the transactions contemplated hereby, including any representations regarding offers of employment, compensation, benefits or other arrangements with or from, the Company, Parent or any of Parent’s Subsidiaries;

(u)	Representations and Warranties. Knowingly take any action that would result in any of the representations and warranties of the Company herein to become untrue such that the condition set forth in Section 7.2(a) (Representations and Warranties) could not be satisfied; or

(v)	Agreements with Respect to Foregoing Actions. Enter into or authorize an agreement with respect to any of the foregoing actions, or commit to take any action to effect any of the foregoing actions.

Section 6.3 Control of Operations. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in Section 6.2 (Company Forbearances) or elsewhere in this Agreement to the extent that the requirement of such consent would constitute a material violation of applicable law.

Section 6.4 Solicitation by Company.

(a)

Go-Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York time) on the 30th calendar day after the date of this Agreement (the “Go-Shop Period End Date”), the Company and its Representatives shall have the right, under the direction of the Special Committee, to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company to any Person pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within forty-eight (48) hours) make available to Parent any material non-public information concerning the Company that is provided to any Person given such access that was not previously made available to Parent, and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals. No later than one (1) Business Day after the Go-Shop Period End Date, the Company shall provide to Parent (x) a written list of all Persons from whom the Company received, after the date hereof and prior to the Go-Shop Period End Date, an Acquisition Proposal that the Company Board determines (after consultation with independent financial advisors and outside legal counsel and upon recommendation thereof by the Special Committee) is bona fide and constitutes, or would be reasonably expected to result in, a Superior Proposal (each, a “Go-Shop Excluded Party”), (y) an unredacted copy of any such Acquisition Proposal made in writing (including copies, with such redactions as may be required in order to comply with confidentiality obligations, of any financing commitments relating thereto, which shall include any fee letters), and (z) a written summary of the material terms of any Acquisition Proposal not made in writing (including any financing commitments relating thereto, which shall include any fee letters). Notwithstanding the commencement of the obligations of the Company under Section 6.4(b), from and after the Go-Shop Period End Date, the Company may, until 11:59 p.m. (New York time) on the fifteenth (15th) day following the Go-Shop Period End Date (the “Cut-Off Date”), continue to engage in the activities described in clauses (i) through (v) of Section 6.4(b) with respect to an Acquisition Proposal submitted by a Go-Shop Excluded Party on or before the Go-Shop Period End Date (and not subsequently withdrawn), including with respect to any amended or revised proposal submitted by such Go-Shop Excluded Party on or before the Cut-Off Date (but not a withdrawn Acquisition Proposal); provided, however, that, only in the case of clauses (iii) and (v) of Section 6.4(b) below, the obligations in Section 6.4(c), Section 6.4(d) and Section 6.4(e) shall apply at all times to all Acquisition Proposals of any Go-Shop Excluded Party.

(b)

No Solicitation or Negotiation. Except as permitted by Section 6.4(d) (Certain Permitted Actions) and Section 6.4(e) (Change in Recommendation; Termination), from the Go-Shop Period End Date until the Effective Time, or if earlier, the termination of this Agreement in accordance with its terms, the Company agrees that it will not, and it shall use its reasonable best efforts to cause each of its officers, directors and employees to not, and the Company shall direct any other Representatives of the

Company to not, and shall not knowingly permit any other Representative of the Company to, directly or indirectly, (i) solicit, initiate, seek or knowingly facilitate or encourage, or take any action to solicit, initiate, seek or knowingly facilitate or encourage, the making by any Person (other than Parent and its Subsidiaries) of any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, participate in, or maintain any discussions or negotiations with any Person relating to, in furtherance of an inquiry with respect to, or to obtain, an Acquisition Proposal, (iii) approve, recommend or accept, or enter into any agreement, understanding or arrangement with respect to, or relating to (whether binding or nonbinding), any Acquisition Proposal, (iv) furnish to any Person other than Parent any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal or (v) submit any Acquisition Proposal (other than the Merger) or any matter related thereto to the vote of the stockholders of the Company. Subject to Section 6.4(d) (Certain Permitted Actions) and Section 6.4(e) (Change in Recommendation; Termination), from and after the Go-Shop Period End Date, the Company shall, and shall cause its Representatives to, immediately cease and terminate any and all activities or discussions or negotiations with any party or parties with respect to any Acquisition Proposal. Nothing in this Section 6.4 (Solicitation by Company) shall preclude the Company or any of its Representatives from contacting after the date of this Agreement any such party or parties solely for the purpose of complying with the provisions of the last sentence of this Section 6.4(b) (No Solicitation or Negotiation) and prior to the Approval Time, if the Company has received a bona fide written offer that is an Acquisition Proposal after the execution of this Agreement that did not result from a violation or breach of this Section 6.4 (Solicitation by Company) and that contained ambiguities regarding the material terms of such Acquisition Proposal, the Company may contact the Person who delivered such Acquisition Proposal to the Company and request that such Person clarify the material terms pursuant to such Acquisition Proposal, but shall not conduct or enter into discussions or negotiations regarding the Acquisition Proposal. The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, if any, to return or destroy, to the extent provided pursuant to the applicable confidentiality agreement, all confidential information, documents and materials heretofore furnished to such Person by or on behalf of the Company.

(c)	Notice. The Company agrees that it will (i) notify Parent promptly orally and in writing of (and in any event within forty-eight (48) hours after the Company’s or its Representative’s receipt) of, and shall provide Parent with twenty-four (24) hours prior notice (or such lesser prior notice as is provided to members of the Company Board) of any meeting of the Company Board at which it is reasonably expected that the Company Board would consider, any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal (including any modification thereto), or any request for information that would reasonably be expected to lead to an Acquisition Proposal, that is received by the Company or any of its Representatives from any Person (other than Parent) from and after the Go-Shop Period End Date, including in such description the identity of the Person from which such inquiry, expression of interest, proposal, offer or request for information was received (the “Other Interested Party”) and shall keep Parent informed on a prompt basis as to the status of and any material developments regarding any such proposal; and (ii) keep Parent reasonably informed of the status and terms of any Acquisition Proposal or potential Acquisition Proposal and the discussions and negotiations relating thereto and promptly provide to Parent the material terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal. Without limiting the foregoing, the Company shall promptly (and in any event within forty-eight (48) hours) notify Parent orally and in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.4(d) (Certain Permitted Actions). The Company shall not, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Parent.

(d)	Certain Permitted Actions. Notwithstanding Section 6.4(b) (No Solicitation or Negotiation) and Section 6.4(c) (Notice) or any other provision of this Agreement to the contrary, at any time following the Go-Shop Period End Date and prior to the Approval Time, if (i) the Company receives an unsolicited bona fide offer that is an Acquisition Proposal from a third party, (ii) neither the Company nor any of its Representatives shall have directly or indirectly violated or breached any of the provisions set forth in Section 6.4(b) (No Solicitation or Negotiation), Section 6.4(c) (Notice) or Section 6.6(a) (Company Stockholders Meeting), in a manner that resulted in the submission of such Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel and upon recommendation of the Special Committee, that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, and (iv) after consultation with its outside counsel, the Company Board determines in good faith that such action is necessary to comply with its fiduciary duties to the stockholders of the Company under applicable Law, the Company Board may (directly or through the Company’s Representatives) (A) furnish non-public information with respect to the Company to the Person who made such proposal, and (B) participate in negotiations regarding such proposal; provided that the Company (x) shall not, and shall not allow any of its Representatives to, disclose any non-public information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) shall promptly provide to Parent or its Representatives any material non-public information concerning the Company provided to such other Person which was not previously provided to Parent.

(e)	Change in Recommendation; Termination. Notwithstanding Section 6.4(b) (No Solicitation or Negotiation) and Section 6.4(c) (Notice), if the Company receives an offer that is an Acquisition Proposal that has not been withdrawn and that did not result from a breach of the provisions of Section 6.4 (Solicitation by Company) or Section 6.6(a) (Company Stockholders Meeting) and that the Company Board of Directors determines in good faith, after consultation with outside counsel and its financial advisors and upon recommendation by the Special Committee, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement that may be offered by Parent (including pursuant to clause (ii) below), the Company Board may at any time prior to the Approval Time, if the Company Board determines in good faith, after consultation with outside counsel and upon recommendation by the Special Committee, that such action is necessary to comply with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law, (x) effect a Change in Recommendation with respect to such Superior Proposal or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company complies with the provisions of Section 8.3 (Termination Payments; Expense Reimbursement); and provided further that the Company Board may not make a Change in Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i)	the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance (the “Notice Period”), of the Company’s intention to take such action with respect to such Superior Proposal (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Change in Recommendation), which notice shall specify the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”); and

(ii)

prior to effecting such Change in Recommendation or terminating this Agreement to entering into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent

Parent desires to negotiate) in an attempt to mutually agree upon such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.4(e) (Change in Recommendation; Termination) with respect to such new written notice; provided that the Notice Period for any subsequent notice shall be shortened from four (4) Business Days to three (3) Business Days.

(f)	Permitted Disclosures. Nothing contained in this Section 6.4 (Solicitation by the Company) shall be deemed to prohibit the Company, the Company Board, the Special Committee or any other committee of the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or other applicable Law (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company), in each case if, in the good faith judgment of the Special Committee, after consultation with outside legal counsel, failure to so disclose would violate applicable Law, it being understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop-look-and-listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, shall not constitute a Change in Recommendation; provided, however, that all actions taken or agreed to be taken by the Company, the Company Board, the Special Committee or any other committee of the Company Board shall comply with the provisions of this Section 6.4 (including the provisions related to a Change in Recommendation).

(g)	Actions by Certain Other Persons. The Company agrees that if any of the Company’s or its officers, directors or employees take, or if any stockholder owning of record or beneficially (alone or together with its Affiliates) more than 10% of the outstanding Company Common Stock takes, any action or inaction that would constitute a breach of this Section 6.4 (Solicitation by Company) if taken by the Company, such action or inaction shall be deemed to be a breach of this Agreement by the Company.

Section 6.5 Regulatory and Governmental Matters.

(a)	Without limiting Section 6.3 (Control of Operations), the parties will cooperate with each other and use their respective reasonable best efforts to obtain all Required Governmental Approvals including any Consents, Permits, authorizations, orders and approvals of any third person or Governmental Entity that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such Consents, Permits, authorizations, orders and approvals.

(b)

Promptly following execution of this Agreement, Parent and Company shall each use their reasonable best efforts to file or cause to be filed all applications and notices with the Florida Department of Health and any other Governmental Entity that are necessary or appropriate for approval of the transfer of control or the assignment of the Permits relating to the respective businesses of the Company as currently conducted or the obtaining of new Permits necessary to operate the business of the Company as currently conducted, including after giving effect to the Transactions (the “Required Approvals”) as well as any prior actions of the Company that would require the approval of, or notice to, the Florida Department of Health or any other Governmental Entity (the “Additional Approvals”, and together with the Required Approvals, the “Approvals”). The Approvals shall include all of the consents and approvals set forth on Section 6.5 of the Company Disclosure Schedule. The Company shall promptly use reasonable best efforts to furnish information to Parent and assist Parent as it may reasonably request in connection with the preparation of the filings with respect to the Approvals. The Company and Parent agree that they will consult and cooperate with each other with respect to the obtaining of all Approvals as well as all other Consents of the Florida Department of Health, necessary to consummate the Transactions. Each of the Company, Parent and Merger Sub shall cooperate with the other party and use reasonable best efforts to prosecute or cause to be prosecuted all such applications to a favorable conclusion, and shall work with the other party to file or cause to be filed all Approvals. Without limiting the generality of the foregoing, the Company and Parent shall, without limitation: (i) promptly notify each other of, and if in writing furnish each other with copies (or, in the case of oral communications, advise each other orally), of any material communications from or with the Florida Department of Health with respect to the Approvals or the Transactions under this Agreement; (ii) permit each other to review and discuss in advance, and consider in good faith the views of each other in connection with, any proposed written or oral communication with the Florida Department of Health with respect to the Approvals or the Transactions under this Agreement; (iii) use reasonable best efforts not to participate in any meeting with the Florida Department of Health with respect to the Approvals or the transactions contemplated by this Agreement unless they consult with each other in advance and, to the extent permitted by such Governmental Entity, give each other the opportunity to attend and participate therein; (iv) furnish each other with advance copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and the Florida Department of Health with respect to the Approvals or the Transactions under this Agreement; and (v) furnish each other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to the Florida Department of Health. No party shall take or cause to be taken any Action before with the Florida Department of Health which is inconsistent with or intended to delay Action on such applications or consummation of the Transactions. The Company shall pay the applicable filing fees with respect to the applications seeking all Approvals and all other applicable Consents. Each of the Company and Parent shall bear its own costs associated with the preparation and submission of such filings.

(c)	Each of Parent and the Company will, upon request, furnish to the other all information concerning itself, its Subsidiaries (in the case of Parent), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of Parent’s Subsidiaries to any Governmental Entity in connection with the Transactions.

(d)	The Company agrees and acknowledges that, notwithstanding anything to the contrary in this Agreement, in connection with any filing or submission required, action to be taken or commitment to be made by the Company, Parent, or any of Parent’s Subsidiaries to consummate the transactions contemplated by this Agreement, the Company shall not, without Parent’s prior written consent, and Parent and its Subsidiaries shall not be required to, sell, hold separate, divest, or dispose of or commit to any sale, holding separate, divestiture or disposal of or enter into any voting trust arrangement, hold separate arrangement or similar arrangement, with respect to any securities, businesses, product lines, or assets of the Company, or take any other action or commit to take any action that would limit the Company’s, Parent’s or any of Parent’s Subsidiaries’ freedom of action with respect to, or their ability to retain any of, the securities, businesses, product lines or assets of the Company, or otherwise litigate any matter related to the foregoing.

Section 6.6 Proxy Statement; Company Stockholders Meeting.

(a)

Company Stockholders Meeting. Subject to Section 6.6(c) (Preparation of Proxy Statement) or unless this Agreement has been terminated pursuant to Article 8, the Company shall take all actions in accordance with applicable Law, the Company’s Articles of Incorporation and Bylaws and the rules of the NASDAQ Stock Market to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Required Company Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company in its sole discretion may adjourn or postpone the Company Stockholders Meeting (i) with Parent’s consent, (ii) to the extent necessary to ensure that any required (as determined by the Company Board in good faith after consultation with outside legal counsel) supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting; (iii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting; (iv) the Company has provided a written notice to Parent pursuant to Section 6.4(e) (Change in Recommendation; Termination) and the deadline contemplated by Section 6.4(e) (Change in Recommendation; Termination) with respect to such notice has not been reached; or (v) to allow additional solicitation of votes in order to obtain the Required Company Stockholder Approval. Subject to the right of the Company Board of Directors to make a Change in Recommendation in accordance with Section 6.4(e) (Change in Recommendation; Termination), the Company Board of Directors shall recommend adoption of this Agreement by its stockholders at the Company Stockholders Meeting and shall take all reasonable lawful action to solicit such adoption of this Agreement. Notwithstanding any Change in Recommendation, unless this Agreement has been terminated pursuant to and in accordance with Article 8, this Agreement shall be submitted to the Company’s stockholders for the purpose of obtaining the Required Company Stockholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent during the last seven (7) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Required Company Stockholder Approval.

(b)	Record Date. The Company shall establish a record date for purposes of determining stockholders entitled to notice of and vote at the Company Stockholders Meeting (the “Record Date”) that is within five (5) Business Days following the date the SEC confirms that is has no further comments on the Proxy Statement and approximately thirty-five (35) days prior to the date of the Company Stockholders Meeting. Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company’s Bylaws. In the event that the date of the Stockholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Company Stockholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law or the Company’s Bylaws. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than procedural matters) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.

(c)

Preparation of Proxy Statement. As promptly as reasonably practicable (but in any event within five (5) Business Days) after the Go-Shop Period End Date (or such earlier date as the Company determines in its sole discretion), subject to the receipt from Parent and Merger Sub of the information described in the third sentence of this Section 6.6(c) (Preparation of Proxy Statement), the Company shall prepare and file with the SEC the Proxy Statement, and each of the Company and Parent shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Subject to Section 6.4(e) (Change in Recommendation; Termination), the Proxy Statement shall include the Company Board Recommendation. Parent and Merger Sub shall promptly furnish to the Company all information concerning Parent and Merger Sub required to be set forth in the Proxy Statement or reasonably requested by the Company for inclusion therein. Each of Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and to correct any material omissions therein. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall make available to Parent copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement. If at any time prior to receipt of the Required Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall cooperate with and provide Parent and its counsel a reasonable opportunity to review the Proxy Statement prior to its being filed with the SEC and shall provide Parent and their counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information prior to their being filed with, or sent to, the SEC. The Company shall give reasonable and good faith consideration to any comments made by Parent or its counsel. The Company shall use its reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable (but in any event within ten (10) Business Days) after the SEC confirms that it has no further comments on the Proxy Statement.

(d)	Voting by Parent and Merger Sub. Parent and Merger Sub shall cause all shares of the Company Common Stock owned by Parent, Merger Sub or any of their subsidiaries to be voted in favor of the adoption of this Agreement.

Section 6.7 Agreement to Cooperate.

(a)	Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions. Prior to the Effective Time, the Company shall use its reasonable best efforts, and Parent and Merger Sub shall use their reasonable best efforts to cooperate and assist the Company, to obtain all consents of any third parties that may be necessary for the consummation of the Transactions. Prior to the Effective Time, the Company shall deliver to Parent (i) a certificate of the Secretary of the Company, dated as of the Closing Date certifying and attaching: (A) the resolutions adopted by the Company Board and the Company Stockholders to authorize this Agreement and the Transactions, in each case, in the form provided to Parent prior to the date of this Agreement, (B) if applicable, the resolutions adopted by the Company Board of Directors terminating the 401(k) Plans in accordance with this Agreement; and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of the Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby; and (ii) an affidavit stating that the Company is not, and has not been during the applicable period described in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,” dated as of the Closing Date and in form and substance as required under Treasury Regulation Section 1.897-2(h).

(b)

Third Party Notices and Consents. In furtherance and not in limitation of Section 6.7(a) (Cooperation), the Company shall, unless instructed to do otherwise by Parent, deliver all necessary notices, and shall use reasonable best efforts to obtain all consents, modifications, waivers and approvals, in each case, of any parties to any Contracts to which the Company is a party as are required in connection with the Merger in order to ensure that all such Contracts remain in full force and effect from and after the Effective Time in accordance with their respective terms and to preserve all rights of, and benefits to, Parent and the Surviving Corporation under such Contracts from and after the Effective Time and Parent and Merger Sub shall use their reasonable best efforts to cooperate and assist the Company in furtherance of the forgoing. All such notices, consents, modifications, waivers and approvals shall be in a form and substance reasonably acceptable to Parent. In the event that the other parties to any such Contract, including any lessor or licensor of any Leases, conditions its grant of a consent, waiver or approval (including by threatening to exercise a “recapture” or other termination right) upon or otherwise required in response to a notice or consent request relating to this Agreement, the payment of a material consent fee, “profit sharing” payment or other consideration, including material amendment or materially increased rent payments or other payments under the Contract or the provision of material additional security (including a guaranty), the Company shall not make or commit to make any such payment or provide any such consideration without Parent’s prior written consent.

Section 6.8 Access to Information.

(a)	Access to Information. Upon reasonable notice and subject to applicable law relating to the exchange of information, the Company will afford to the officers, employees, accountants, counsel and other Representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all its offices, properties, books, Contracts, commitments and records (which the parties agree may be afforded in whole or in part through electronic means), other than, subject to the requirements of Section 6.4, any such matters that relate to the negotiation and execution of this Agreement, or to transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions, and instruct the employees, counsel and financial advisors of the Company to cooperate with Parent in its investigation of the Company; provided, that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company. In furtherance, and not in limitation for the forgoing, during such period, the Company will make available to Parent (i) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state laws applicable to such party (other than reports or documents that such party is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, Parent shall not have access to personnel records of the Company relating to individual performance or evaluation records, medical histories or other sensitive information that in the Company’s good faith opinion, after consultation with outside counsel, the disclosure of which would reasonably be expected to subject the Company to the risk of liability.

(b)	Substitute Arrangements; Notice and Cooperation. Without limiting the terms of Section 6.4 (Solicitation by Company), notwithstanding the foregoing, none of the Company, Parent or any of Parent’s Subsidiaries will be required to provide access to or to disclose information where (i) such access or disclosure would in the Company’s good faith opinion after consultation with outside legal counsel, result in the loss of the attorney-client privilege of such party or contravene any law or binding agreement entered into prior to the date of this Agreement or (ii) the Company, on the one hand, and Parent or any of its Subsidiaries, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto unless required by the rules of discovery. The Company will use its reasonable best effort to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of clause (i) of the preceding sentence apply. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of the Company of such amendment or supplement, in each case as promptly as practicable.

(c)	Confidentiality. All information provided to Parent and its representatives pursuant to this Section 6.8 (Access to Information) shall be subject to the Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect until the Closing and, if this Agreement is terminated, such Confidentiality Agreement shall continue in accordance with its terms.

Section 6.9 Expenses and Fees. Except as provided in Section 8.3 (Termination Payments; Expense Reimbursement) and Section 8.4 (Parent Termination Fee), all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated. Expenses incurred in connection with the filing, printing and mailing of the

Proxy Statement shall be shared equally by Parent and the Company; provided, however, that Parent shall not be required to pay more than $100,000 if prior to the Approval Time the Company Board effects a Change in Recommendation (whether or not permitted to do so under the terms of this Agreement).

Section 6.10 Public Statements. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree that, except as set forth in Section 6.4 (Solicitation by Company), from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued or made by or on behalf of any party without the prior consent of the other party or parties (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall allow the other party or parties reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the Company shall not be required to provide to Parent any such opportunity to review or comment in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or a Change in Recommendation.

Section 6.11 Employee Matters.

(a)	For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), Parent and its Subsidiaries shall take all reasonable best efforts actions required so that each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to receive credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time and Parent and its Subsidiaries shall take all reasonable best efforts required to waive any applicable waiting periods under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits; provided, however, that Parent agrees, in any event, to provide service credit for each Continuing Employee for vacation accrual, regardless of the efforts standard set in this sentence.

(b)	Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Stock Option Plans and Company Plans, as applicable, will occur at or prior to the Effective Time, as applicable.

(c)	The Company shall not communicate in writing to groups of current or former Company employees, regarding any matters discussed in this Section 6.11 (Employee Matters) without the consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned and to be rendered promptly. The Company will use its reasonable best effort to cause its officers and the members of the Company Board not to make any formal, oral communications to groups of current or former Company employees that are inconsistent with the provisions of this Section 6.11 (Employee Matters).

(d)	If requested by Parent, the Company shall provide Parent with access to, and the opportunity to meet with and provide offer letters to, each employee of the Company designated by Parent. The Company shall not disclose the terms of such offer letters to any employees of the Company other than the executive officers of the Company.

(e)	Nothing in this Section 6.11 (Employee Matters) shall confer any third party beneficiary rights on any Person, including any Company Employee.

(f)

From the date hereof to the later of (x) the Closing Date and (y) if this Agreement is terminated pursuant to Article 8 hereof, the first anniversary of such date of such termination, Parent shall not, with respect to any individual who is as of the date hereof, or during the term of this Agreement is, an employee of the Company, (i) encourage, induce, attempt to induce, solicit or attempt to solicit, any employee of the Company to leave his or her employment with the Company, or (ii) except where the restriction in this clause (ii) would be prohibited by applicable Law, hire or attempt to hire any employee of the Company. A response to a general solicitation will not be a violation of this Section 6.11(f) (Employee Matters) so long as such general solicitation is not designed to target any employee or group of employees of the Company.

Section 6.12 Notification of Certain Matters. Each of Parent, Merger Sub and the Company agrees to give prompt notice to each other of any event which occurrence or failure to occur would reasonably be likely to cause any of the conditions set forth in Article 7 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.12 (Notification of Certain Matters) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. No disclosure after the date hereof of an inaccuracy of any representation and warranty made in this Agreement (whether pursuant to this Section 6.12 (Notification of Certain Matters) or otherwise) shall supplement or amend the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or affect any representation or warranty made herein. From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent of (i) any actions, suits, claims or proceedings commenced against the Company relating to or involving this Agreement or the transactions contemplated hereby and (ii) any change, circumstance, fact, event or effect constituting, or that could reasonably be expected to constitute, a Company Material Adverse Effect.

Section 6.13 Directors and Officers Indemnification and Insurance

(a)

Indemnification. Without limiting any additional rights that any director, officer, or trustee or fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) may have under any indemnification agreement or under the Company’s Articles of Incorporation as of the date of this Agreement, its Bylaws as of the date of this Agreement, the Tail Policies, or this Agreement, from and after the Effective Time, Parent shall, and shall cause the Company and the Surviving Corporation (the “Indemnitors”) to, jointly and severally: (i) indemnify and hold harmless each Person who is at the date hereof or during the period from the date hereof through the Effective Time serving as a director, officer, or employee of the Company or served as an officer, director or employee of any Affiliate of the Company if such service was both at the request and for the benefit of the Company (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom, in each case, to the same extent provided in the Company’s Articles of Incorporation and its Bylaws, in each case, as of the date of this Agreement, or any indemnification agreement made available to Parent and set forth on Section 6.13(a) of the Company Disclosure Schedule, as in effect on the date of this Agreement and disclosed to Parent, and (ii) promptly pay on behalf of or, within twenty (20) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, in each case, to the extent permitted under applicable law, to the same extent provided in the Company’s Articles of Incorporation and its Bylaws, in each case, as of the date of this Agreement, and disclosed to Parent. Notwithstanding anything to the contrary herein, prior to making any payment or advance in respect of indemnification obligations set forth in this Section 6.13(a) (Indemnification), the Person who is requesting such indemnification or advance shall agree to execute an undertaking in customary form to repay such payments or advances if it is ultimately determined that such Person is not entitled to indemnification. No Indemnified Person shall settle, compromise or consent to the entry of any judgment in any threatened or actual Claim for which indemnification could be sought by an Indemnified Party hereunder unless Parent consents in writing to such settlement, compromise or consent, such consent not to be unreasonably withheld, delayed or conditioned. As used in this Section 6.13(a) (Indemnification): (A) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Entity or any other party, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to the fact that the Indemnified Party is or was a director, officer, or employee of the Company or any employee benefit plan (within the meaning of Section 3(3) of ERISA) or any other person at or prior to the Effective Time at the request of the Company, and (B) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.13(a) (Indemnification), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party.

(b)	Assumption of Existing Indemnification Rights. Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of the Company as provided in the Company’s Articles of Incorporation and its Bylaws, in each case, as of the date of this Agreement, and indemnification agreements of the Company, as set forth on Section 6.13(a) of the Company Disclosure Schedule and disclosed to Parent prior to the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c)	Directors and Officers Insurance. Prior to the Effective Time, the Company shall obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “Tail Policies”). In the event that the Company purchases such a “tail” policy prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder, for so long as such “tail” policy shall be maintained in full force and effect.

(d)	Third Party Beneficiaries. This Section 6.13 (Directors and Officers Indemnification and Insurance) is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties, their heirs and successors and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation, as applicable. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.13 (Directors and Officers Indemnification and Insurance). Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.13 (Directors and Officers Indemnification and Insurance) is not prior to, or in substitution for, any such claims under any such policies.

(e)

The obligations of Parent and the Surviving Corporation under this Section 6.13 (Directors and Officers Indemnification and Insurance) shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party, or any other Person entitled to the benefit of this Section 6.13 (Directors and Officers Indemnification and Insurance), without the consent of the affected Indemnified Party or such other Person, as the case may be. In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation, as the case may be, shall assume all of the obligations thereof set forth in this Section 6.13 (Directors and Officers Indemnification and Insurance).

Section 6.14 Stockholder Litigation. The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Action against the Company or any of its directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement; provided, that the Company shall not be required to provide Parent with such disclosure to the extent doing so would, in the Company’s good faith opinion after consultation with outside legal counsel, result in the loss of the attorney-client privilege of the Company. The Company shall give Parent the opportunity to participate in the defense or settlement of any such stockholder litigation or claim (it being understood that the Company shall control the defense or settlement of any stockholder litigation with counsel of its own choosing), shall give due consideration to Parent’s advice with respect to such stockholder litigation or claim and shall not settle or compromise or offer to settle or compromise any such stockholder litigation or claim without the prior written consent of Parent; provided, however, that (a) Parent’s consent shall not be unreasonably withheld, conditioned or delayed to the extent such compromise, settlement or arrangement is a “disclosure only settlement” that does not obligate the Company, Parent or Merger Sub to incur any monetary obligations (other than attorneys’ fees to the plaintiffs’ counsel in such litigation or costs incurred with separately mailing such disclosure to the Company’s stockholders, if required under applicable Law) and (b) Parent’s consent shall be in its sole discretion in all other circumstances.

Section 6.15 De-registration. Parent shall cause the Surviving Corporation to cause the Shares to be de-registered under the Exchange Act following the Effective Time.

Section 6.16 Termination of Company Plans. Unless instructed otherwise by Parent, effective as of no later than the day immediately preceding the Effective Time, the Company shall terminate any and all Company Plans intended to include group severance pay or benefits and any Code Section 401(k) arrangement (each, a “401(k) Plan”) (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated). The Company shall provide Parent with evidence that any such 401(k) Plan has been terminated pursuant to resolutions of the board of directors (or similar body) of the Company. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating any such 401(k) Plan as Parent may require.

Section 6.17 Cooperation. Prior to the Closing, the parties will work with each other in good faith to take and coordinate the actions and matters set forth on Section 6.7 of the Company Disclosure Schedule.

Article 7

CONDITIONS TO THE MERGER

Section 7.1 Conditions to the Obligations of Each Party. The obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (which may be waived by the mutual written consent of the Company and Parent, if permitted by applicable Law):

(a)	Required Company Stockholder Approval. The Required Company Stockholder Approval shall have been obtained in accordance with applicable Law, the Articles of Incorporation and Bylaws of the Company;

(b)	Equityholder Notices. The Company shall have, if and to the extent required, provided notice to holders of Company Stock Options describing the treatment of Company Stock Options contemplated by Section 3.4 (Treatment of Company Stock-Based Securities) and the applicable required time period shall have elapsed since such notice was delivered to such holders.

(c)	No Law or Injunction. No statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction, whether temporary or permanent, shall have been enacted, entered, adopted, promulgated, issued or enforced by any court or other Governmental Entity of competent jurisdiction which is in effect and has the effect of prohibiting, restraining, enjoining or making illegal the consummation of the Merger.

Section 7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived by the written consent of Parent):

(a)	Representations and Warranties.

(i)	Each of the representations and warranties made by the Company in Section 4.1 (Organization and Qualification) (other than the third and last sentences thereof), Section 4.2 (Capitalization), Sections 4.4(a), (d) and (e) (Authority; Non-Contravention; Approval) and Section 4.21 (Opinion of Financial Advisor) (collectively, the “Company Fundamental Representations”) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date, in each case, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, in each case, without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties, except that the representation set forth in the last sentence of Section 4.2(d) (Indebtedness; Other Obligations) shall be deemed to be true and correct in all respects notwithstanding a difference of $25,000 or less with respect to the Company’s cash and cash equivalents and restricted cash (net of outstanding checks and wire transfers).

(ii)	Each of the representations and warranties made by the Company in this Agreement (other than the Company Fundamental Representations) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date) except where, including with respect to the parenthetical set forth in this clause (ii), the failure to be so true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, in each case, without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b)	Covenants. The covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)	No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

(d)	Executed Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)	a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer (the “Company Closing Certificate”) certifying that the condition set forth in Section 7.2(a) (Representations and Warranties), Section 7.2(b) (Covenants) and Section 7.2(c) (No Company Material Adverse Effect) have been duly satisfied;

(ii)	written resignations and releases of all directors and resignations and releases of all officers of the Company, in a form reasonably acceptable to Company and Parent, to be effective as of the Effective Time; and

(iii)	a properly completed and executed certificate to the effect that the Company Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

(e)	Required Approvals. All Required Governmental Approvals and Approvals as identified in Section 7.2(e) of the Company Disclosure Schedule shall have been duly obtained.

(f)	Third Party Documents. The Company shall have delivered the notices and received the consents described on Section 7.2(f) of the Company Disclosure Schedule with respect to the Contracts set forth therein in a form reasonably acceptable to Parent.

(g)	Litigation. There shall not be pending, or threatened in writing, by a Governmental Entity of competent jurisdiction, any suit, order, law, action or proceeding that seeks to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Transactions.

(h)	Appraisal Rights. The aggregate number of shares of Company Common Stock at the Effective Time of the Merger, the holders of which have demanded purchase of their shares of Company Common Stock in accordance with the provisions of Section 1323 of the FBCA, shall not equal 20% or more of the shares of Company Common Stock outstanding as of the record date of the Company Stockholder Meeting.

(i)	Transitional Employment Agreement. Subject to the discontinuation of employment due to death or disability, the Chief Executive Officer shall have entered into with the Company a six (6) month transitional employment agreement mutually agreeable to both Parent and the Chief Executive Officer to replace, and on substantially the same terms as, the Chief Executive Officer’s current employment agreement with the Company; provided that such transitional employment agreement shall not include any severance or exit payment upon its termination or expiration.

Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived by the written consent of the Company):

(a)	Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), except, in each case, including the parenthetical set forth in this sentence, where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, without giving effect to any “Parent Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b)	Covenants. The covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)	Executed Agreements and Documents. The Company shall have received a certificate executed on behalf of Parent by a duly authorized officer thereof certifying that the conditions set forth in Section 7.3(a) (Representations and Warranties) and Section 7.3(b) (Covenants) have been duly satisfied.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.

Article 8

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (whether before or, except as indicated in Section 8.1(e) (Change in Recommendation; Breach of Agreement), Section 8.1(f) (Alternative Acquisition Agreement) and Section 8.1(g) (Stockholder Approval), after the Approval Time) only by the parties under the terms and conditions described below:

(a)	Mutual Consent. By mutual written consent of Parent and the Company (which, with respect to the Company, shall be upon the recommendation of the Special Committee);

(b)	Outside Date.

(i)	Parent Outside Date. By Parent if the Effective Time shall not have occurred on or prior to 11:59 p.m. Florida time on April 30, 2014 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) (Parent Outside Date) shall not be available to any party whose breach, or failure to perform any of its obligations hereunder in breach, of this Agreement has been the principal cause of, or primarily resulted in, the consummation of the Merger not occurring before such date; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) (Parent Outside Date) shall not be available to Parent during the pendency of any Action by the Company before a Governmental Entity of competent jurisdiction for specific performance of this Agreement to the extent permitted in Section 9.7 (Enforcement); or

(ii)	Company Outside Date. By the Company if the Effective Time shall not have occurred on or prior to 11:59 p.m. Florida time on the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) (Company Outside Date) shall not be available to the Company if its breach, or failure to perform any of its obligations hereunder in breach, of this Agreement has been the principal cause of, or primarily resulted in, the consummation of the Merger not occurring before such date; or

(iii)	Law or Injunction. If a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) (Law or Injunction) shall not be available to any party whose failure to comply with any of its obligations hereunder in breach of this Agreement has been the principal cause of, or primarily resulted in, such action by such Governmental Entity.

(c)

Representations, Warranties and Covenants of the Company. By Parent, upon written notice to the Company, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, or any of the Company’s representations or warranties shall have become inaccurate, which breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.2(a) (Representations and Warranties) or Section 7.2(b) (Covenants) to be satisfied, and (ii) is either (A) incapable of being cured by the Outside Date or (B) shall not have been cured within thirty (30) calendar days following receipt of written notice thereof from Parent (which notice shall specify in reasonable detail the nature of such breach or failure); provided, that neither Parent nor Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform has resulted, or would result, in a failure of a condition set forth in Section 7.1 (Conditions to the Obligations of Each Party) or Section 7.3 (Conditions to the Obligations of the Company) to be satisfied; or

(d)	Representations, Warranties and Covenants of Parent. By the Company, upon written notice to Parent, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, or any of the Parent’s representations or warranties shall have become inaccurate, which breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 7.3(a) (Representations and Warranties) and Section 7.3(b) (Covenants) to be satisfied, and (ii) is either (A) incapable of being cured by the Outside Date or (B) shall not have been cured within (30) calendar days following receipt of written notice thereof from the Company (which notice shall specify in reasonable detail the nature of such breach or failure); provided, that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform has resulted, or would result, in a failure of a condition set forth in Section 7.1 (Conditions to the Obligations of Each Party) or Section 7.2 (Conditions to the Obligations of Parent and Merger Sub) to be satisfied; or

(e)	Change in Recommendation; Breach of Agreement. By Parent, upon written notice to the Company prior to the Approval Time, if (i) the Company Board effects a Change in Recommendation (whether or not permitted to do so under the terms of this Agreement); (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iii) the Company Board failed to publicly reconfirm its recommendation of the Merger and the Transactions and its determination that the Merger is in the best interests of the Company’s stockholders within five (5) Business Days after the receipt of a written request by Parent when an Acquisition Proposal is publicly announced (or if the Outside Date is less than five (5) Business Days from the receipt of such request from Parent, by the close of business on the penultimate Business Day preceding the Outside Date) (provided, however, that such five (5) Business Day period shall be extended for an additional five (5) Business Days following any material modification to such Acquisition Proposal occurring after the receipt of Parent’s request); (iv) the Company Board shall have approved, endorsed or publicly recommended to its stockholders any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement as contemplated by Section 6.4(d) (Certain Permitted Actions)); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) the Company shall have materially breached the provisions set forth in Section 6.4 (Solicitation by Company) or Section 6.6(a) (Company Stockholders Meeting).

(f)	Alternative Acquisition Agreement. By either Parent or the Company, if prior to the Approval Time, the Company Board has accepted a Superior Proposal in accordance with Section 6.4(e) (Change in Recommendation; Termination) and substantially simultaneously with such termination is entering into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, that the Company may terminate this Agreement under this Section 8.1(f) (Alternative Acquisition Agreement) only if:

(i)	the Company is not then and has not been in breach of its obligations under Section 6.4 (Solicitation by Company) or Section 6.6(a) (Company Stockholders Meeting) in any material respect; and

(ii)	upon such termination, the Company makes the payment to Parent required under Section 8.3(a)(ii) (Company Termination Payment) in accordance with such Section.

(g)	Stockholder Approval. By either the Company or Parent, if the Company fails to obtain the Requisite Company Stockholder Approval at the Company Stockholders Meeting or any adjournment or postponement thereof.

(h)	Restatement of Financials. By Parent, if at any time after the date hereof, the Company restates (or is required to restate) any of the financial statements of the Company set forth in the Quarterly Reports on Form 10-Q filed by the Company with the SEC since January 1, 2012 or in the Annual Reports on Form 10-K filed with the SEC since January 1, 2012; provided, however, that a restatement that solely reflects an improvement in the operating results or financial performance of the Company shall not be deemed a restatement for purposes of this Section 8.1(i) (Restatement of Financials); provided, further, that a restatement (i) that reflects a change of less than ten percent (10%) of the Company’s net income (excluding the effects thereon of any changes in the Company’s non-cash expenses which impact the Company’s financial statements) as previously reported for the relevant period, or (ii) is a result of changes following the date of this Agreement in GAAP, applicable laws or interpretations thereof, shall not, in each case, be deemed a restatement for purposes of this Section 8.1(h) (Restatement of Financials).

(i)	Parent Delay. By the Company if (A) all of the conditions set forth in Sections 7.1 (Conditions to the Obligations of Each Party) and 7.2 (Conditions to the Obligations of Parent and Merger Sub) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing), (B) the Company has irrevocably confirmed by notice in writing to Parent (x) that all of the conditions set forth in Section 7.3 (Conditions to the Obligations of the Company) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied or waived at the Closing) or that it is waiving any unsatisfied conditions in Section 7.3 (Conditions to the Obligations of the Company) for the purpose of consummating the Closing and (y) it is ready, willing and able to consummate the Closing; (C) Parent and Merger Sub fail to complete the Closing within two (2) Business Days after the delivery of such notice; and (D) the Company stood ready, willing and able to consummate the Closing during such two (2) Business Day period.

Section 8.2 Effect of Termination. A party entitled to terminate this Agreement pursuant to Section 8.1 (Termination) may do so by delivering written notice of such termination to the other party, specifying the provision or provisions of Section 8.1 (Termination) pursuant to which such termination is affected. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1 (Termination), this Agreement shall forthwith become void and there shall be no further obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, Representatives or Affiliates except as provided in Section 6.8(c) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Termination Payments; Expense Reimbursement) and Article 9, all of which shall survive termination of this Agreement, and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that the Company and Parent may have liability as provided in Section 8.3 (Termination Payments; Expense Reimbursement).

Section 8.3 Termination Payments; Expense Reimbursement.

(a)	Company Termination Payment. If this Agreement is terminated:

(i)

(A) by Parent pursuant to Section 8.1(b)(i) (Parent Outside Date), the Company pursuant to Section 8.1(b)(ii) (Company Outside Date), or by Parent pursuant to Section 8.1(c) (Representations, Warranties and Covenants of the Company) and (x) at or prior to such termination an Acquisition Proposal shall have been made and shall not have been withdrawn prior to such termination, and (y) within twelve months following the termination of this Agreement pursuant to Section 8.1(b)(i) (Parent Outside Date), Section 8.1(b)(ii) (Company Outside Date), or Section 8.1(c) (Representations, Warranties and Covenants of the Company),

the Company consummates a Company Acquisition, enters into a definitive agreement to effect a Company Acquisition, or the Company Board or any committee thereof recommends a Company Acquisition to the Company’s stockholders, and a Company Acquisition Proposal is subsequently consummated (whether or not it is consummated within such 12 month period) or (B) by Parent pursuant to Section 8.1(e) (Change in Recommendation; Breach of Agreement), then in any case, the Company shall pay to Parent (within three (3) Business Days after the date that such Company Acquisition is consummated (with respect to a termination described in clause (A)) or within five (5) Business Days after the date of such termination (with respect to a termination described in clause (B)), the Company Termination Fee, which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Parent; or

(ii)	by Parent or the Company pursuant to Section 8.1(f) (Alternative Acquisition Agreement) or Section 8.1(g) (Stockholder Approval), then the Company shall, prior to and as a condition of, such termination pay to Parent the Company Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Parent.

For the avoidance of doubt, the Company shall not be required to pay more than one Company Termination Fee, even if there is more than one basis upon which such fee would be payable pursuant to this Section 8.3 (Termination Payments; Expense Reimbursement).

(b)	Expense Reimbursement. In the event that (A) Parent shall terminate this Agreement pursuant to Section 8.1(e) (Change in Recommendation; Breach of Agreement), Section 8.1(g) (Stockholder Approval), or Section 8.1(h) (Restatement of Financials), or (B) the Company shall be required to pay to Parent the Company Termination fee pursuant to Section 8.3 (Termination Payments; Expense Reimbursement), then in such event the Company shall pay Parent or its designees, as promptly as possible (but in any event within five (5) Business Days) following the delivery by Parent of an invoice therefor, all reasonable and out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective affiliates in connection with the transactions contemplated by this Agreement (“Parent Expenses”); provided that the Company shall not be required to pay more than an aggregate of $200,000 in Parent Expenses pursuant to this Section 8.3(b). The expenses payable pursuant to this Section 8.3(b) shall be paid by wire transfer of same day funds within ten Business Days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.3(b).

(c)	Definition of Acquisition Proposal. For purposes of this Section 8.3 (Termination Payments; Expense Reimbursement), “Company Acquisition” shall mean an Acquisition Proposal, except that references therein to “20%” shall be replaced by “50.1%.”

(d)	Parent Termination Fee. If this Agreement is terminated by the Company in accordance with Section 8.1(b)(ii), Section 8.1(d), Section 8.1(i) or otherwise, then within five (5) Business Days of written notice of termination from the Company, Parent shall pay to the Company in immediately available funds an amount equal to $3 Million (the “Parent Termination Fee”).

Section 8.4 Exclusive Remedy. Except in the case of intentional breach by the Company, to the extent that Parent receives the Company Termination Fee or Parent Expenses, or the Company receives the Parent Termination Fee, pursuant to Section 8.3 (Termination Payments; Expense Reimbursement), then (i) with respect to the Company, (A) such Company Termination Fee or Parent Expenses shall constitute the exclusive remedy of Parent and Merger Sub against the Company and its stockholders, directors, officers, employees, agents, Affiliates and assignees (the Company and such other Persons being referred to collectively in this Agreement as the “Company Related Parties”) for any damages suffered as a result of the failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the Company Related Parties shall have any further liability arising out of this Agreement or the Transactions, and (ii) with respect to the Parent, (A) such Parent Termination Fee shall constitute the exclusive remedy of the Company against the Parent and Merger Sub and their respective stockholders, members or other equityholders, directors, officers, employees, agents,

Affiliates and assignees (the Parent, Merger Sub and such other Persons being referred to collectively in this Agreement as the “Parent Related Parties”) for any damages suffered as a result of the breach of this Agreement or failure of the Transactions to be consummated, and (B) upon payment of such amount, none of the Parent Related Parties shall have any further obligation or liability arising out of or related to this Agreement or the Transactions. Parent and Merger Sub acknowledge and agree that the maximum liability of the Company and the Company Related Parties under this Agreement shall be limited to the amount of the Company Termination Fee and Parent Expenses. The Company acknowledges and agrees that, other than with respect to an order of specific performance in accordance with Section 9.7 (Enforcement), the maximum liability of the Parent and the Parent Related Parties under this Agreement shall be limited to the amount of the Parent Termination Fee. The parties acknowledge that the Company Termination Fee and Parent Termination Fee are not penalties, but rather are liquidated damages in a reasonable amount that will compensate Parent and the Merger Sub or the Company, as the case may be, in the circumstances in which such payments are payable.

Section 8.5 Reimbursement of Enforcement Costs and Expenses. Each of the parties hereto acknowledges that the agreements contained in Section 8.3 (Termination Payments; Expense Reimbursement) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Section 8.3 (Termination Payments; Expense Reimbursement), and, in order to obtain such payment, Parent or its designee commences a suit that results in a final, non-appealable judgment against the Company for all or a portion of the amounts payable pursuant to Section 8.3 (Termination Payments; Expense Reimbursement), the Company shall pay and reimburse Parent for Parent’s costs and expenses in connection with such matter as well as interest on the amount so owed from the date such payment was required to be made until the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. In addition, if Parent fails promptly to pay the amounts due pursuant to Section 8.3(d) (Parent Termination Fee), and, in order to obtain such payment, the Company or its designee commences a suit that results in a final, non-appealable judgment against Parent for all or a portion of the amounts payable to the Company pursuant to Section 8.3(d) (Parent Termination Fee), Parent shall pay and reimburse the Company for the Company’s costs and expenses in connection with such matter as well as interest on the amount so owed from the date such payment was required to be made until the date of payment at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section 8.6 Amendment. This Agreement may not be amended except by action taken by the parties’ respective boards of directors or pursuant to authority granted by such boards of directors and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable Law.

Section 8.7 Waiver. At any time prior to the Effective Time, subject to limitations under applicable Law, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, any waiver by the Company shall only be effective with the approval of the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be only valid if set forth in an instrument in writing signed on behalf of such party. Such extension or waiver or failure or delay to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article 9

GENERAL PROVISIONS

Section 9.1 Non-Survival. None of the representations and warranties in this Agreement shall survive the Merger, and after the Effective Time, no person or entity shall have any further obligation nor shall any claim be asserted or action be brought with respect thereto. Without limiting the terms of the Stockholder Agreement, none of the covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 9.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, delivered by a nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub to:

Sterigenics U.S., LLC

Three Parkway North, Suite 100N

Deerfield, IL 60015

Attention: Corey H. Grauer, Vice President, General Counsel & Corporate Secretary

Fax: 630-928-1703

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

131 South Dearborn Street

30th Floor

Chicago, IL 60603

Attention: Michael Jones

Fax: (312) 578-666

Email: michael.jones@hklaw.com

If to Company, to:

Food Technology Service Inc.

502 Prairie Mine Road

Mulberry, FL 33860

Attention: Richard G. Hunter, Ph.D., President

Fax: (863) 425-5526

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LP

65 East 55th Street

New York, New York 10022

Attention: Steve Wolosky

Fax: (212) 451-2222

Email: swolosky@olshanlaw.com

Burr & Forman LLP

One Tampa City Center, Suite 3200

201 North Franklin Street

Tampa, Florida 33602

Attention: William J. Schifino, Sr.

Fax: (813) 357-3526

Email: wjschifino@burr.com

All such communications shall be deemed to have been duly given: (i) in the case of a notice delivered by hand, when personally delivered, (ii) in the case of a notice sent by facsimile, upon transmission subject to electronic confirmation of receipt and (iii) in the case of a notice sent by overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

Section 9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) the word “including” means “including without limitation” and is intended by the parties to be by way of example rather than limitation, and (iii) reference to any Exhibit, Article or Section means such Exhibit, Article or Section hereof. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

Section 9.4 Entire Agreement; Assignment. This Agreement and the provisions hereof (including the exhibits and annexes hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the other documents and instruments referred to herein, including the Stockholder Agreement), together with the Confidentiality Agreement, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, except that Parent or Merger Sub may upon written notice to the Company transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (x) one or more of their Affiliates at any time (other than to an Affiliate that is not Solvent at the time of such transfer or at the Effective Time) and (y) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub.

Section 9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 9.6 Jurisdiction. Each of Parent, Merger Sub and the Company hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of courts of the State of Florida located in Miami-Dade county and of the United States of America located in Miami-Dade county, Florida (the “Relevant Courts”) for any litigation arising out of or relating to this Agreement or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Relevant Courts and agrees not to plead or claim in any Relevant Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.6 (Jurisdiction) is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court to an appropriate federal court to the extent the basis for such removal exists under applicable law. The parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any Relevant Court, to the address specified in Section 9.2 (Notices), shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

Section 9.7 Enforcement. Subject to the remainder of this Section 9.7 (Enforcement), the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, prior to the valid termination of this Agreement pursuant to Article 8, in the event of any breach or threatened breach by the Company, Parent or Merger Sub of any of their respective covenants or obligations set forth in this Agreement, the Company (on its own behalf and on behalf of any third party beneficiaries designated in Section 9.9 (Parties in Interest), on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to (i) an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable) and to (ii) a decree or order of specific performance to enforce the terms hereof, in addition to any other remedy at law or equity, and this right shall include the right of the Company to cause the Merger to be consummated in accordance with the terms, and subject to the conditions, of this Agreement. Each party agrees that it will not oppose the granting of an injunction or specific performance on the basis that the party seeking such injunction or specific performance has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that any party hereto seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement under circumstances where injunctions or specific performance are available pursuant to this Section 9.7 (Enforcement), such party shall not be required to provide any bond or other security in connection with any such injunction or other order, decree, ruling or judgment. Subject to Section 8.4 (Exclusive Remedy), the parties hereto further agree that (x) by seeking the remedies provided for in this Section 9.7 (Enforcement), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 9.7 (Enforcement) are not available or otherwise are not granted, and (y) nothing set forth in this Section 9.7 (Enforcement) shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.7 (Enforcement) prior or as a condition to exercising any termination right under Article 8, nor shall the commencement of any legal action or legal proceeding pursuant to, or anything set forth in, this Section 9.7 (Enforcement) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8, or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic data file), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

Section 9.9 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for Section 6.13 (Directors and Officers Indemnification and Insurance) and Section 9.14 (Non-Recourse) hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability. Should any provision of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH IN THE FUTURE MAY BE DELIVERED, IN CONNECTION WITH THE TRANSACTIONS, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 9.12 Exhibits and Company Disclosure Schedule. The Exhibits, Appendices and Company Disclosure Schedule referenced in this Agreement are a material part of this Agreement.

Section 9.13 Parent Guarantee. Subject to the terms and conditions of this Agreement, Parent agrees to take all action necessary to cause Merger Sub to perform all of agreements, covenants and obligations under this Agreement required to be taken at or prior to the Closing. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub of its obligations under this Agreement required to be taken at or prior to the Closing and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement required to be taken at or prior to the Closing. This is a guarantee of payment and performance and not collectability. In addition, Parent shall ensure that the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

Section 9.14 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or any related documents or the negotiation, execution, performance or non-performance of this Agreement or any related documents (including any representation or warranty made in or in connection with this Agreement, any related documents or as an inducement to enter into this Agreement or any related documents) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. In no event shall any named party to this Agreement or any related documents have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a named party to this Agreement or any related documents, including without limitation any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or liabilities arising under, in connection with or related to this Agreement, any related documents or for any claim based on, in respect of, or by reason of this Agreement, any related documents or their negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 9.14 (Non-Recourse).

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers as of the date first written above.

Parent:

Sterigenics U.S., LLC

/s/ Corey H. Grauer
By:	Corey H. Grauer
Title:	Vice President, General Counsel & Corporate Secretary

Merger Sub:

Sterigenics Florida Acquisition Corp.

/s/ Corey Grauer
By:	Corey Grauer
Title:	President, Secretary and Treasurer

[Signatures continue on following page]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers as of the date first written above.

The Company:

Food Technology Service, Inc.

/s/ Richard G. Hunter
By:	Richard G. Hunter, Ph.D.
Title:	President

EXHIBIT B:

DEFINITIONS

“Acceptable Confidentiality Agreements” means a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, which shall contain terms at least as restrictive on such other Person as those contained in the Confidentiality Agreement.

“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation.

“Acquisition Proposal” means any inquiry, expression of interest, proposal or offer for, relating to, or any Person’s indication of interest in, whether in one transaction or a series of related transactions, any (a) merger, consolidation, amalgamation, share exchange, business combination, recapitalization or other similar transaction involving the Company, (b) sale, lease, exchange, transfer, license, or other disposition or acquisition directly or indirectly of any business or assets of the Company representing 20% or more of the consolidated assets of the Company (either as measured by the fair market value thereof or by revenues on a consolidated basis attributable thereto), (c) issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which any Person or “group” (as such term is defined under the Exchange Act), directly or indirectly, acquires or offers to acquire record or beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire record or beneficial ownership, representing 20% or more of the voting power of the outstanding securities of the Company or (d) any liquidation or dissolution of the Company; provided, however, that the term “Acquisition Proposal” shall not include the Merger.

“Additional Approvals” has the meaning assigned to such term in Section 6.5(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Agreement” has the meaning assigned to such term in the Preamble.

“Alternative Acquisition Agreement” has the meaning assigned to such term in Section 6.4(e)(i).

“Approval Time” shall mean the time at which the Company receives the Required Company Stockholder Approval in accordance with applicable Law, the Company’s Articles of Incorporation and Bylaws of the Company.

“Approvals” has the meaning assigned to such term in Section 6.5(b).

“Articles of Incorporation” means the certificate of incorporation of the Company, as amended.

“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in Miami, Florida are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as amended.

“Articles of Merger” has the meaning assigned to such term in Section 1.2.

“Certificates” has the meaning assigned to such term in Section 3.2(b).

“Change in Recommendation” means following receipt of an Acquisition Proposal that constitutes a Superior Proposal: (i) the Company Board withdraws or modifies (in a manner adverse to Parent), or fails to make, the Company Board Recommendation or (ii) the Company Board recommends that the Company’s stockholders accept or approve the Superior Proposal.

“Claim” has the meaning assigned to such term in Section 6.13(a).

“Closing” has the meaning assigned to such term in Section 1.3.

“Closing Date” has the meaning assigned to such term in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned to such term in the Preamble.

“Company Common Stock” has the meaning assigned to such term in the Recitals.

“Company Board” has the meaning assigned to such term in the Recitals.

“Company Disclosure Schedule” has the meaning assigned to such term in the introduction to Article 4.

“Company Employees” means the active employees of the Company.

“Company Financial Advisor” has the meaning assigned to such term in Section 4.20.

“Company Insurance Policies” has the meaning assigned to such term in Section 4.23.

“Company IP Claim” has the meaning assigned to such term in Section 4.18(b).

“Company Material Adverse Effect” means (a) any change, circumstance, fact, event or effect that has occurred that, individually or in the aggregate with all other adverse changes, circumstances, facts, events and effects that have occurred, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company; provided, however, that no change, circumstance, fact, event or effect to the extent arising out of or resulting from the following shall constitute, in and of itself, a Company Material Adverse Effect: (i) changes generally affecting the industries in which the Company operates, (ii) changes following the date of this Agreement in economic, regulatory or political conditions in the U.S. or elsewhere in the world and changes in capital or financial markets generally, including changes following the date of this Agreement in interest or exchange rates or the availability of financing, (iii) changes following the date of this Agreement in GAAP, applicable laws or interpretations thereof, (iv) any change following the date of this Agreement in the market price or trading volume of the capital stock of the Company or any failure to meet publicly announced revenue, cash flow or earnings projections or predictions (whether such projections or predictions were made by the Company or independent third parties); provided that the underlying causes of such change or failure may, to the extent not otherwise excluded, be considered in determining whether there has been a Company Material Adverse Effect, (v) any Action arising out of this Merger that has been brought against the Company, asserted against the Company or threatened to be brought against the Company, in each instance, by or on behalf of a stockholder of the Company in its capacity as such (other than any stockholder owning (alone or together with its Affiliates) of record or beneficially, more than 20% of the outstanding Company Common Stock), (vi) the announcement or pendency of this Agreement or the Transactions (except that the exclusion in this clause (vi) will not apply to the use of the term “Company Material Adverse Effect” in Section 7.2(a)(ii) with respect to any representation or warranty to the extent the subject matter of such representation or warranty relates to any change, circumstance, fact, event or effect that occurs at or following the date of this Agreement and results from the transactions contemplated hereby), (vii) arising out of or relating to any action taken by Parent, Merger Sub or any of their respective Affiliates (which, for the avoidance of doubt, shall not include the Company) or which Parent has requested in writing to the Company, in each case after the date of this Agreement and (viii) declared or undeclared acts of war, armed hostilities, sabotage, terrorism, pandemics, earthquakes, weather or climatic conditions or other force majeure events or any escalation or worsening of any such declared or undeclared acts of war, armed hostilities, sabotage, terrorism, pandemics, earthquakes, weather or climatic conditions or other force majeure events threatened or underway as of the date of this Agreement; provided, however, that any change, circumstance, fact, event or effect described in clauses (i) through (iii) or (viii) may be taken into account when determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such change, circumstance, fact, event or effect has or would reasonably be expected to have a disproportionate impact on the Company as compared to other companies that are similar to the Company and that conduct business in the countries and in the industries in which the Company conducts business; (b) a material adverse change in the Company’s relationship with its largest customer (provided, however, that no such change arising out of or resulting from the direct or indirect solicitation or attempted solicitation of any business from such customer, or the direct or indirect request or giving of advice to such customer to withdraw, curtail or cancel such customer’s business with the Company, by Parent, Merger Sub, Sterigenics International LLC or any of their respective Affiliates shall constitute a “Company Material Adverse Effect”); or (c) any of the Company’s material Permits that are required by the Company to own and operate its assets or carry on its business as currently conducted have been revoked or held invalid for a period of more than five (5) Business Days by a Governmental Entity.

“Company Plans” has the meaning assigned to such term in Section 4.13(a).

“Company Product(s)” means any product or service that is owned, currently being or at any time has been developed, manufactured, supported, marketed, distributed, licensed, sold or made available by Company.

“Company Intellectual Property” means any and all Technology and Intellectual Property Rights that has been used or is currently used in the conduct of the business of the Company.

“Company Reports” has the meaning assigned to such term in Section 4.5(a).

“Company Stock Options” has the meaning assigned to such term in Section 3.4(a).

“Company Stock Option Plans” has the meaning assigned to such term in Section 3.4(a).

“Company Termination Fee” means an amount in cash equal to $800,000.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 5, 2013, by and between Sterigenics International LLC and the Company, as the same may be amended from time to time.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Continuing Employee” means any Company Employee as of the Effective Time who continues his or her employment with Parent or any of its Subsidiaries (including the Surviving Corporation) following the Effective Time.

“Contract” means any contract, agreement, indenture, note, bond, loan, license, instrument, lease, commitment, plan or other arrangement, whether oral or written.

“Dissenting Shares” has the meaning assigned to such term in Section 3.1(a).

“Dissenting Stockholders” has the meaning assigned to such term in Section 3.1(a).

“Effective Time” has the meaning assigned to such term in Section 1.2.

“Embedded Software” means third-party firmware licensed from third parties that is embedded in equipment for which the actual source code is inaccessible to the Company.

“Environmental Law” means any federal, state, local or foreign laws, relating to (a) the protection, preservation or restoration of the environment (including, air, water, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) Hazardous Substance Activities in each case as amended and as in effect on the date hereof or (c) pollution or protection of the indoor or outdoor environment, health or natural resources, including, without limitation, CERCLA, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.

“Environmental Permits” has the meaning assigned to such term in Section 4.16(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any other Person under common control with the Company or that, together with the Company, could be deemed a single employer within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (e), (m), or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

“Exchange Agent” has the meaning assigned to such term in Section 3.2(a).

“Exchange Fund” has the meaning assigned to such term in Section 3.2(a).

“Expense Statement” has the meaning assigned to such term in Section 6.19(k).

“Expenses” has the meaning assigned to such term in Section 6.13(a).

“FBCA” has the meaning assigned to such term in the Recitals.

“Funded International Company Plan” has the meaning assigned to such term in Section 4.13(n).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Entity” means (i) any nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), (iv) any multinational organization or body, and (v) any Person or other body entitled or purporting to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or official of any of the foregoing.

“Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance for which exposure is regulated by any Governmental Entity or any Environmental Law including, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

“Hazardous Substance Activities” means the transportation, transfer, recycling, processing, mining, storage, use, treatment, manufacture, removal, registration, remediation, release, labeling, production, disposal, packaging, handling, exposure of others to, sale, or distribution of any Hazardous Substance or any product or waste containing a Hazardous Substance, including, but not limited to, compliance with any recycling, product take-back or product content requirements.

“Inbound Licenses” has the meaning assigned to such term in Section 4.18(a).

“Indebtedness” with respect to a Person, shall mean all Liabilities of such Person and its Subsidiaries without duplication, (including any applicable interest and premiums, penalties, fees, expenses, breakage costs, payments resulting from a change of control, or repayment costs (including with respect to any prepayment or termination thereof (regardless if any of such are actually paid or terminated) or any increased amount owed thereunder in connection with the transactions contemplated hereby)), (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person or its Subsidiaries (even though the rights and remedies of the seller or lender under the agreement in the event of default are limited to repossession or sale of that property), (v) under capital leases (including any Liabilities that should be recorded as capital leases under GAAP, whether or not so recorded) or (vi) in the nature of guarantees of the obligations described in the preceding clauses (i)–(v), inclusive, of any other Person.

“Indemnitors” has the meaning assigned to such term in Section 6.13(a).

“Indemnified Parties” has the meaning assigned to such term in Section 6.13(a).

“Intellectual Property Rights” means any rights in, arising out of or associated with any of the following: (i) United States, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and all equivalents thereof; (ii) Software (including source and object code) and related documentation, confidential information, trade secrets, inventions (whether patentable or not), proprietary and confidential business information, customer lists, proprietary and confidential: know how, show how, and all documentation relating to any of the foregoing; (iii) United States and foreign copyrights, copyright registrations and applications therefor in both published and unpublished works; (iv) United States and foreign trademarks and service marks (whether or not registered), including designs, logos, slogans and general intangibles of like nature, together with goodwill appurtenant thereto, and applications for registration of any of the foregoing; and (v) Internet domain name registrations.

“International Company Plan” has the meaning assigned to such term in Section 4.13(n).

“Knowledge” means, as to any party, the knowledge of the executive officers of the party plus, with respect to the Company, the knowledge of the other individuals set forth on Schedule A.

“Law” or “laws” means, with respect to any Person, all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including awards of any arbitrator), judgments and decrees (including laws relating to the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention), in each case, that is applicable to such Person and to the businesses and assets thereof.

“Leased Real Property” has the meaning assigned to such term in Section 4.15.

“Leases” has the meaning assigned to such term in Section 4.15.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, Law, ordinance, principle of common law, code, regulation, statute or treaty.

“Liabilities” shall mean, with respect to any Person, any and all liabilities and obligations of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including accounts payable, all liabilities and obligations related to Indebtedness or guarantees, costs, expenses, royalties payable, and other reserves, accrued bonuses and commissions, accrued vacation and any other form of leave, termination payment obligations, employee expense obligations and all other liabilities and obligations of such Person or any of its Subsidiaries or Affiliates, regardless of whether such liabilities are required to be reflected on a balance sheet in accordance with GAAP.

“Liens” means pledges, claims, encumbrances, mortgages, security interests, equities, options, rights of first refusal, or charges of any nature whatsoever.

“Made Available” means, with respect to any documents or other information and materials, such documents or other information and materials that shall have been delivered (or caused to be delivered by) the Company to Parent.

“Material Contracts” has the meaning assigned to such term in Section 4.17(a).

“Merger” has the meaning assigned to such term in the Recitals.

“Merger Sub” has the meaning assigned to such term in the Preamble.

“New Plans” has the meaning assigned to such term in Section 6.11(a).

“Open Source Software” means any Software that is subject to any: “open source,” “copyleft,” or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla license, Berkeley Software Distribution license, Open Source Initiative license, MIT, Apache, and Public Domain licenses, and the like), including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses.

“Ordinary Course of Business” shall mean the ordinary course of business of the Company, consistent with past practices.

“Outside Date” has the meaning assigned to such term in Section 8.1(b)(i).

“Outbound Licenses” has the meaning assigned to such term in Section 4.18(a).

“Owned Real Property” has the meaning assigned to such term in Section 4.15.

“Parent” has the meaning assigned to such term in the Preamble.

“Parent Disclosure Schedule” has the meaning assigned to such term in the introduction to Article 5.

“Parent Material Adverse Effect” means any change, circumstance, fact, event or effect that would reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating the Transactions.

“Parent Termination Fee” has the meaning assigned to such term in Section 8.4.

“Per Share Merger Consideration” shall mean $7.23 per share of Company Common Stock.

“Permits” has the meaning assigned to such term in Section 4.10.

“Permitted Liens” means, as to any Person (a) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Person’s books in accordance with GAAP principles and (b) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and or which adequate reserves in accordance with GAAP shall have been set aside on its books.

“Person” means any association, individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other legal entity, or any Governmental Entity or any department or agency thereof.

“Predecessors” means any person that may be a predecessor entity or entities to the Company by any legal means, including without limitation, (i) pursuant to any legal requirement, whether by statutory merger, de facto merger, consolidation, combination, division, dissolution, share transfer agreement, reorganization, transfer of a majority or controlling equity interest, or otherwise or (ii) based on any theory or doctrine of successor liability, whether by statute or at common law.

“Real Property” means collectively the Owned Real Property and the Leased Real Property.

“Registered Company Intellectual Property Rights” has the meaning assigned to such term in Section 4.18(a).

“Related Person Contract” has the meaning assigned to such term in Section 4.17(a)(xxi).

“Related Person” means any director, officer, employee, Affiliate (including any stockholder of the Company that owns more than 5% of the outstanding securities of the Company) or “associate” or members of any of their “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of the Company.

“Release” has the meaning set forth in Section 101(22) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601(22).

“Relevant Courts” has the meaning assigned to such term in Section 9.6.

“Representatives” means, with respect to any Person, any of its officers, directors, employees, Affiliates, attorneys, accountants, advisors, investment bankers, financial advisers or other agents or representatives and any authorized representative.

“Required Company Stockholder Approval” has the meaning assigned to such term in Section 4.4(e).

“Required Governmental Approvals” means any clearance, consent approval, order or authorization of or by any Governmental Entity required in connection with this Agreement or the consummation of the Transactions contemplated hereby, and any required notifications to any Governmental Entity required in connection with this Agreement or the consummation of the Transactions contemplated hereby, to the extent required by any applicable Legal Requirements, including the Approvals.

“Sarbanes-Oxley Act” has the meaning assigned to such term in Section 4.5(a).

“SEC” has the meaning assigned to such term in the Section 4.4(c).

“Securities Act” means the Securities Act of 1933, as amended, and together with the rules and regulations thereunder.

“Shares” has the meaning assigned to such term in Section 3.1(a).

“Significant Holder” has the meaning assigned to such term in the Recitals hereto.

“Software” means computer software and programs in any form, including source code and object code form, operating systems, database management code, firmware and utilities, and all related documentation, developer notes, comments and annotations.

“Stockholders Agreement” has the meaning assigned to such term in the Recitals.

“Subsidiary” means, when used with reference to any Person, any corporation, partnership, limited liability company, business trust, joint venture or other entity of which such person or entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, fifty percent (50%) or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.

“Superior Proposal” means any bona fide written offer that is an Acquisition Proposal (with all references to 20% in the definition of Acquisition Proposal being treated as references to 80% for these purposes) that did not result from or arise in connection with a breach of this Agreement by the Company and that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to the Company’s stockholders (in their capacity as such) from a financial point of view than the Merger, taking into account (i) such factors that the Company Board considers to be appropriate and (ii) any adjustment to the terms and conditions of this Agreement in response to such Acquisition Proposal that have been delivered to the Company by Parent in writing during the Notice Period contemplated by Section 6.4(e) (Change in Recommendation; Termination), that Parent has irrevocably committed to in writing and that will be binding on Parent upon acceptance by the Company.

“Surviving Corporation” has the meaning assigned to such term in Section 1.1.

“Tax Return” means any return, report or other document or information supplied or required to be supplied to a taxing authority in connection with Taxes (including any schedule or attachment thereto or amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” means (i) all taxes, including, income, estimated income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, unclaimed property, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and every telecommunications, telecommunications relay service, universal service, local telephone number portability, North American Numbering Plan Administrator, 911 or E911, or other tax or governmental fee of any kind (and any estimated payments in respect of any of the foregoing) (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Technology” means (i) Software (including software development kits, APIs, computer programs, codecs, interfaces, software implementations of algorithms and models and methodologies), whether in source code, object code, or other form, (ii) databases, compilations, collections of data and data, (iii) inventions (whether or not patentable), (iv) methods and processes, (v) designs and schematics, (vi) know-how, and (vii) works of authorship, including documentation (e.g. user manuals and training materials).

Annex B

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of December 5, 2013 (this “Agreement”), by and among Sterigenics U.S., LLC, a Delaware limited liability company (“Parent”), Sterigenics Florida Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Fort Ashford Holdings, LLC (“Fort Ashford”) and Richard G. Hunter, Ph.D (“Dr. Hunter”). For purposes of this Agreement, Fort Ashford and Dr. Hunter are each a “Holder” and, collectively, the “Holders.”

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and Food Technology Service, Inc., a Florida corporation (the “Company”) are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”);

WHEREAS, each Holder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Holder’s name on Schedule A hereto;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Merger Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Holder enter into this Agreement, and each Holder has agreed to the obligations set forth herein.

NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the foregoing and the representations, warranties, covenants, agreements, obligations and undertakings contained herein, the parties hereto agree as follows:

1.1 Authorization; Binding Agreement. Each Holder, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

(a) Such Holder, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the performance of such Holder’s obligations hereunder are within such Holder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Holder.

(b) This Agreement has been duly and validly executed and delivered by such Holder, and (assuming the due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

(c) Such Holder is the record and beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the shares of Company Common Stock set forth opposite such Holder’s name on Schedule A hereto (the “Shares”), free and clear of all Liens (including any restriction on the right to vote any such shares or otherwise transfer any such shares), other than any restriction imposed under the Securities Act or the Exchange Act. The Shares listed on Schedule A hereto opposite such Holder’s name constitute all of the shares of Company Common Stock and/or Company Stock Options held by such Holder. Except pursuant to the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Holder’s shares of Company Common Stock and/or Company Stock Options.

1.2 Authorization; Binding Agreement. The Parent represents and warrants to each Holder as follows:

(a) Each of the Parent and the Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the performance of the Parent’s and the Merger Sub’s obligations hereunder are within the Parent’s and the Merger Sub’s corporate or organizational powers, as applicable, and have been duly authorized by all necessary corporate or organizational actions on the part of the Parent and the Merger Sub.

(b) This Agreement has been duly and validly executed and delivered by the Parent and the Merger Sub, and constitutes a valid and binding obligation of the Parent and the Merger Sub enforceable against such party in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

ARTICLE 2

COVENANTS

2.1 Limitations on Transfer. During the period from the date of this Agreement through the earliest of (i) the date upon which the Merger Agreement is validly terminated in accordance with its terms, (ii) the Effective Time and (iii) any termination of this Agreement in accordance with its terms (such earliest date, the “Expiration Date”), each Holder shall not, directly or indirectly, cause or permit to be effected any Transfer (as defined below) of any of the shares of Company Common Stock or Company Stock Options held by such Holder. Each Holder shall be deemed to have effected a “Transfer” of such Holder’s shares of Company Common Stock or Company Stock Options if such Holder directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such shares or options or any interest therein to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or options or any interest therein to any Person other than Parent; or (iii) reduces such Holder’s record or beneficial ownership of such shares or options.

2.2 No Shop; No Public Disclosures. Until the Expiration Date, each Holder shall not, nor shall it permit any of its controlled Affiliates to, take any of the actions prohibited by Section 6.4(b) of the Merger Agreement, to the same extent as if such Holder and its controlled Affiliates were subject to the limitations imposed upon the Company pursuant to Section 6.4(b) of the Merger Agreement and each was a party to the Merger Agreement, provided that nothing herein shall limit the Company’s actions to the extent permitted by Section 6.4 of the Merger Agreement or any of the actions of the directors of the Company in furtherance of such permitted actions and, if the Company is permitted to participate in discussions and negotiations with respect to an Acquisition Proposal pursuant to Section 6.4(d) of the Merger Agreement, the Holder and its Affiliates may also participate in such discussions and negotiations. From the date hereof through the date that is one hundred eighty (180) days after the Effective Time, each Holder shall not make any public disclosures or public announcements that criticize or disparage the Merger Agreement or the transactions contemplated thereby without the consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such disclosure is (i) required by Law or a securities exchange, (ii) required in response to a valid order of a court or authorized agency of government or other legal process, (iii) made in connection with a dispute between the parties hereto, the Company and/or their Affiliates, or (iv) made to such Holder’s members, partners (including limited partners), auditors, fund managers, fund administrators or other Representatives, subject to such disclosures being made on a confidential basis.

2.3 Voting of Shares. At the Company Stockholders Meeting and at any other meeting of the Company’s stockholders, and at any postponement or postponements or adjournment or adjournments thereof, however called, and on every action or approval by written consent of stockholders of the Company, each Holder will appear at such meeting, in person or by proxy, or otherwise cause his or its non-control Shares to be counted as present thereat for purposes of establishing a quorum and will vote or cause to be voted all non-control Shares over which it has sole voting power, and it will use best efforts to cause any non-control Shares over which it shares voting power to be voted (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby including, without limitation, the Merger), and any actions required in furtherance thereof, (ii) against any other proposal for action or agreement that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, nullify, adversely affect or be in opposition to or in competition or inconsistent with the consummation of the transactions contemplated by the Merger Agreement, (iii) against any Acquisition Proposal or other transaction pursuant to which any Person other than Parent or any of its Affiliates would acquire all or substantially all of the Company’s assets or all or a majority of any class of the Company’s capital stock, and (iv) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement. Determinations as to “sole” or “shared” voting power shall be made in accordance with Rule 13d-3 of the Exchange Act. For purposes of this Section 2.3, “non-control Shares” shall mean those Shares beneficially owned by a Holder and not subject to the Florida Control-Share Act as set forth in Section 607.0902 of the Florida Business Corporation Act.

2.4 Irrevocable Proxy. Each Holder constitutes and appoints Parent and each of its current and future executive officers, and each of them individually, as such Holder’s attorney-in-fact, agent and proxy (such constitution and appointment, the “Irrevocable Proxy”), with full power of substitution and resubstitution, to vote and otherwise act with respect to all of such Holder’s Shares at the Company Stockholders Meeting or other meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters specified in, and in accordance and consistent with the manner specified in Section 2.3. THE PROXY AND POWER OF ATTORNEY GRANTED HEREBY BY EACH HOLDER ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH HOLDER MAY TRANSFER ANY OF HIS OR ITS SHARES IN BREACH OF THIS AGREEMENT. Each Holder hereby revokes all other proxies and powers of attorney with respect to all of such Holder’s Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Holder with respect thereto on the matters covered by Section 2.3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any particular Holder, and any obligation of such Holder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Holder. It is agreed that Parent will only vote, or act by written consent in lieu of a meeting or otherwise with respect to, such Holder’s Shares with respect to the matters specified in, and in accordance with the provisions of, Section 2.3 hereof.

2.5 Agreement not to Tender. Each Holder hereby agrees not to tender its Shares in any tender offer, exchange offer or similar offer for the Company Common Stock made by any Person other than Parent or any of its Affiliates.

2.6 Additional Shares. Without limiting any provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Holder’s Shares or (b) any Holder shall become the beneficial owner or record owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2.3 hereof, in each case, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Holder immediately following the effectiveness of the events described in clause (a), or such Holder becoming the beneficial or record owner thereof, as described in clause (b), as though they were Shares of such Holder hereunder. Each Holder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new Shares acquired by such Holder, if any, after the date hereof.

2.7 Waiver of Appraisal Rights. Each Holder hereby irrevocably waives and agrees not to exercise any and all rights of appraisal pursuant to Section 1323 of the FBCA that such Holder may have with regard to the Merger.

2.8 Termination and Release.

(a) Each Holder, severally and not jointly, hereby agrees that, effective immediately prior to the Closing, the agreements set forth on Schedule B hereto, and all of the obligations of the Company and its Affiliates thereunder, shall terminate without any Liability or obligation on the part of the Company or its Affiliates with respect thereto.

(b) Effective as of the Effective Time, each Holder, each for itself, its agents, affiliates (other than the Company and its Subsidiaries) and past, present or future successors and assigns, irrevocably, unconditionally and completely fully and forever releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely fully and forever waives and relinquishes each and every Claim that the Holder may have had in the past, may now have or may have in the future against any of the Releasees, directly or indirectly relating to or directly or indirectly arising out of: (i) any written or oral agreements or arrangements occurring, existing or entered into by the Holder at any time up to and including the Closing, related to the Releasees; and (iii) any events, matters, causes, things, acts, omissions or conduct, occurring or existing at any time up to and including the Closing related to the Releasees, including, without limitation, any Claim; provided, however, in each case that such Holder and its agents, affiliates and successors and assigns are not releasing (A) the right of the Holder to receive the consideration payable to it as a stockholder of the Company pursuant to the Merger Agreement, (B) if the Holder becomes a Representative (as defined in the Merger Agreement), the rights of the Holder as the Representative under the Merger Agreement and (C) rights to indemnification from the Company in the Holder’s or any of their affiliates’ or employees’ capacity as a director or employee of the Company.

(c) Each Holder will not make any claims or bring any Actions against the Company or its Subsidiaries.

(d) The term “Releasees” means each of the Company and its Affiliates (including Parent and its Affiliates after the Closing), and each of their past, present or future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, assigns, directors, officers, shareholders, employees, agents, attorneys and representatives (in each case, other than the Holder). The term “Claim” means all disputes, claims, counterclaims, controversies, demands, damages, rights, obligations, Liabilities, payments or contracts, actions and causes of action, suits, debts, duties, dues, sums of money, costs, expenses, accounts, reckonings, bonds, bills, specialties, covenants, agreements, variances, trespasses, judgments, extents, liens and executions of every description, kind and nature past, present or future at law, in equity or otherwise whether liquidated or unliquidated, matured or unmatured, absolute or contingent (including any claims for indemnification and contribution based on acts, omissions or occurrences), which have arisen, occurred or existed at any time prior to the Closing Date and related to the Releasees, including, without limitation, (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Holder in the Holder’s capacity as a stockholder, director, officer or employee of the Company or in any other capacity. Without limiting the foregoing, the foregoing shall not constitute a waiver of defenses that the Holder has against a claim, if any, brought against such Holder by the Releasees.

(e) Each Holder acknowledges that such Holder has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Holder, being aware of California Civil Code Section 1542, agrees to expressly waive any rights Holder may have thereunder, as well as under any other statute or common law principles of similar effect.

2.9 Termination. This Agreement shall terminate automatically upon the termination of the Merger Agreement in accordance with the terms set forth in Section 8.1 thereof. Upon termination of this Agreement, this Agreement shall forthwith become void and there shall be no further obligation on the part of Parent, Merger Sub or any Holder hereunder; provided, however, that nothing herein shall relieve any party from liability for a willful and knowing breach of this Agreement.

2.10 Miscellaneous.

(a) Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or two (2) Business Days after such deposit for deliveries outside the United States, in each case with proof of delivery from the courier requested; or (iv) three (3) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto, as follows:

If to Parent or Merger Sub to:

Sterigenics U.S., LLC

Three Parkway North, Suite 100N

Deerfield, IL 60015

Attention: Corey H. Grauer

Fax: (630) 928-1703

With a copy (which shall not constitute notice) to:

Holland & Knight LLP

131 South Dearborn Street

30th Floor

Chicago, IL 60603

Attention: Michael Jones

Facsimile No.: (312) 578-666

If to a Holder, to the address or facsimile number set forth on such Holder’s signature page hereto.

(b) Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of Parent, Merger Sub and the Holders; except that Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates to which it assigns its rights under the Merger Agreement; provided that such transfer or assignment shall not relieve Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Merger Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(c) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein or therein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer any rights or remedies upon any Person other than the parties hereto. For the avoidance of doubt, this Section 2.10(c) shall not limit or supersede the Merger Agreement or any exhibits, schedules or other documents attached thereto or contemplated thereby. The Company is an express third-party beneficiary of this Agreement.

2.11 Schedules; Interpretation. When a reference is made in this Agreement to an Article or to a Section, Schedule or Exhibit, such reference shall be to an Article of or a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule, Exhibit or certificate hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules and Exhibits annexed to this Agreement or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit to this Agreement but not otherwise defined herein, shall have the meaning assigned in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

(a) Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement. This Agreement shall become effective with respect to a Holder when a counterpart has been signed and delivered by such Holder, Parent and Merger Sub and the Merger Agreement is fully executed by all named parties thereto. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

(b) Amendment; No Waivers. This Agreement may not be amended or modified except by an instrument in writing signed by each of the affected parties hereto. Parent, on the one hand, and any of the Holders, on the other hand, may (i) extend the time for the performance of any obligation or other act of the other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or waiver of any breach of any other term contained in this Agreement.

(c) Governing Law; Jurisdiction; Waiver of Jury Trial; Enforcement.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(ii) Each of Parent, Merger Sub and the Holders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida located in Miami-Dade county and of the United States of America located in Miami-Dade county, Florida

(the “Relevant Courts”) for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Relevant Courts and agrees not to plead or claim in any Relevant Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 2.11(c)(ii) is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court to an appropriate federal court to the extent the basis for such removal exists under applicable law. The parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any Relevant Court, to the address specified in the notice provision of this Agreement, shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(iii) Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding between the parties in any action to enforce or defend this Agreement

(iv) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Relevant Court, without proof of actual damages (and each party waives any requirement for the securing or posting of any bond in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

(d) Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

Parent:

Sterigenics U.S., LLC

/s/ Corey H. Grauer
By:	Corey H. Grauer
Title:	Vice President, General Counsel & Corporate Secretary

Merger Sub:

Sterigenics Florida Acquisition Corp.

/s/ Corey H. Grauer
By:	Corey H. Grauer
Title:	President, Secretary and Treasurer

[Signature Page to Stockholder Agreement]

The Holders:

Fort Ashford Holdings, LLC		Address:
/s/ Frank Kavanaugh		120 Vantis Drive
Suite 300
By:	Frank Kavanaugh	Aliso Viejo, CA 92656
Title:	Managing Director

/s/ Richard G. Hunter
Richard G. Hunter, Ph.D.		Address:
502 Prairie Mine Road
Mulberry, FL 33860

[Signature Page to Stockholder Agreement]

SCHEDULE A

LISTING OF HOLDERS

Holder	Number of Shares of Company Commons Stock held Beneficially and of Record	Number of Shares of Company Common Stock subject to Company Stock Options
Fort Ashford Holdings, LLC	841,845 (of which 122,746 Shares may be deemed to be “control shares” pursuant to Section 607.0902 of the Florida Business Corporation Act)	0

Richard G. Hunter, Ph.D.	2,317	60,000

SCHEDULE B

SCHEDULE OF AGREEMENTS

1.	Stock Acquisition Agreement, dated as of September 24, 2012, by and between Fort Ashford Holdings, LLC and Food Technology Service, Inc.

Annex C

December 5, 2013

Personal and Confidential

Food Technology Service, Inc.

502 Prairie Mine Road

Mulberry, FL 33860

Members of the Special Committee and the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Food Technology Service, Inc. (the “Company”) of the Merger Consideration (as defined below) to be received for such holders’ shares of common stock, other than as to Dissenting Shares or shares owned directly or indirectly by Parent, Merger Sub or the Company (the “Excluded Shares”), pursuant to the Agreement and Plan of Merger (the “Agreement”), to be entered into among the Company, Sterigenics U.S., LLC (“Parent”), and Sterigenics Florida Acquisition Corp. (the “Merger Sub”), a wholly owned subsidiary of Parent. The Agreement provides for the merger (the “Merger”) of the Merger Sub with and into the Company pursuant to which, among other things, each share of common stock of the Company, other than Dissenting Shares and Excluded Shares, will be converted into the right to receive $7.23 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms not otherwise defined will have the same meaning as in the Agreement.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We were retained to act as financial advisor to the Company with respect to the Merger and we will receive a contingent fee from the Company upon either the consummation of the Merger or receipt by the Company of a break-up fee in association with termination of the Agreement. We received a retainer fee upon our engagement as financial advisor to the Company and we will also receive a fee for issuing this opinion, which is not contingent upon consummation of the Merger. Further the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement. Other than the retainer fee we received upon our engagement as financial advisor to the Company, we have not received compensation from the Company or the Parent in the prior two years. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed the financial terms of the draft of the Agreement dated December 5, 2013; (ii) reviewed certain business, financial and other information and data with respect to the Company publicly available or made available to us from internal records of the Company; (iii) reviewed certain internal financial projections for the Company on a stand-alone basis prepared for financial planning purposes and furnished to us by management of the Company, including but not limited to forecasts prepared by management of future utilization of the Company’s net operating losses; (v) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company; (vi) reviewed the reported prices and trading activity of

Company common stock and similar information for certain other companies deemed by us to be comparable to the Company; (vii) compared the financial performance of the Company with that of certain other publicly traded companies deemed by us to be comparable to the Company; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (ix) performed a discounted cash flows analysis for the Company on a stand-alone basis; and (x) reviewed the premiums paid, to the extent publicly available, of selected merger transactions. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

In conducting our review and in rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with us, reviewed by us, provided to us or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information. We have further relied upon the assurances of the Company’s management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Company is not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Merger. With respect to financial forecasts, estimates of net operating loss tax benefits and other estimates and forward-looking information relating to the Company and the Merger reviewed by us, we have assumed that such information reflects the best currently available estimates and judgments of the Company’s management. We express no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of the Company or the assumptions on which they were based.

We have assumed that the final form of the Agreement will be substantially similar to the draft, dated December 5, 2013, reviewed by us, without modification of material terms or conditions. We have assumed that the representations and warranties contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or alter the terms of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or concerning the solvency or appraised or fair value of the Company, and have not been furnished with any such appraisals or valuations, and we have made no physical inspection of the property or assets of the Company. We express no opinion regarding the liquidation value of any entity. The analyses we performed in connection with this opinion were going concern analyses of an entity. We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of an entity, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses.

We have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unasserted claims or other contingent liabilities, to which either the Company or its affiliates is a party or may be subject and at the Company’s direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters. No company or transaction used in any analysis for purposes of comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies.

This opinion is necessarily based upon the information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of common stock of the Company have traded or such stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is furnished pursuant to our engagement letter dated November 6, 2013. This opinion is directed to the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. Notwithstanding the foregoing, the Board of Directors of the Company is authorized to rely upon this opinion. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval. This opinion has been approved by the Craig-Hallum fairness opinion committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of common stock of the Company of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, Parent’s ability to fund the Merger Consideration or any solvency or fraudulent conveyance consideration relating to the Merger. We express no opinion as to whether any alternative transaction might produce consideration for the Company’s shareholders in excess of the amount contemplated in the Merger. We express no opinion as to the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage. We express no opinion as to the amount, nature or fairness of the consideration or compensation to be received in or as a result of the Merger by preferred stock holders, warrant holders, option holders, officers, directors or employees of the Company, or any other class of such persons, or relative to or in comparison with the Merger Consideration to be received by the holders of common stock of the Company for their common shares.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of common stock of the Company for their shares of common stock (other than as to Dissenting Shares or Excluded Shares) is fair, from a financial point of view, to such holders.

Sincerely,

Annex D

FLORIDA BUSINESS CORPORATION ACT

APPRAISAL RIGHTS STATUTES

(Sections 607.1301 to 607.1333)

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302–607.1333:

(1)	“Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)	“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)	“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322–607.1333, includes the surviving entity in a merger.

(4)	“Fair value” means the value of the corporation’s shares determined:

(a)	Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)	Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)	For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)	“Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)	“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)	“Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)	“Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholders to appraisal

(1)	A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)	Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)	Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)	Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)	An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)	Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)	With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.	Altering or abolishing any preemptive rights attached to any of his or her shares;

2.	Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.	Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.	Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.	Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.	Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.	Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2)	Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)	Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.	Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.	Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)	The applicability of paragraph (a) shall be determined as of:

1.	The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.	If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)	Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)	Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.	Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.	Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.	Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.	Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.	Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.	In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)

For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)	Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)	A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)	Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b)	Was procured as a result of fraud or material misrepresentation.

607.1303. Assertion of rights by nominees and beneficial owners

(1)	A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)	A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)	Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1)	If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301– 607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)	In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)	If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321. Notice of intent to demand payment

(1)	If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)	Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b)	Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)	A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1)	If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)	The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)	Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.	The shareholder’s name and address.

2.	The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.	That the shareholder did not vote for the transaction.

4.	Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.	If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b)	State:

1.	Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.	A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.	The corporation’s estimate of the fair value of the shares.

4.	An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.	That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.	The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)	Be accompanied by:

1.	Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.	A copy of ss. 607.1301–607.1333.

607.1323. Perfection of rights; right to withdraw

(1)	A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)	A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)	A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1)	If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2)	Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1)	A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4 must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)	A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s.607.1322(2)(b)2 waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330. Court action

(1)

If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)	The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)	All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)	The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)	Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6)	The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1)	The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)	The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)	Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)	If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)	To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1)	No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)	Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)	Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)	The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain
1

To adopt and approve the Agreement and Plan of Merger, dated as of December 5, 2013 (the “Merger Agreement”), by and among Sterigenics U.S., LLC (“Parent”), Sterigenics Florida Acquisition Corp. (“Merger Sub”) and Food Technology Service, Inc. (“FTSI”), which provides for, among other things, the merger of Merger Sub with and into FTSI, with FTSI surviving the merger as a wholly owned subsidiary of Parent.

				☐	☐	☐
2

To approve, by an advisory vote, specified compensation that may be paid or become payable to or on behalf of FTSI’s sole named executive officer that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.

				☐	☐	☐
3

To approve the adjournment of the FTSI Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of such special meeting to approve and adopt the Merger Agreement.

				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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FOOD TECHNOLOGY SERVICE, INC. PROXY CARD Special Meeting of Shareholders March 4, 2014

The undersigned hereby appoints Richard G. Hunter, Ph.D., with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Food Technology Service, Inc., to be held on March 4, 2014, at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860. The meeting will commence at 9:00 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated January 29, 2014 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side